UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. 1)
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iSTAR FINANCIAL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Registrant as Specified In Its Charter)
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1114 Avenue of the Americas, 39th Floor
New York, New York 10036
April 11, 2014

Dear Shareholder:
We cordially invite you to attend our 2014 annual meeting of shareholders. We will hold the meeting at the Sofitel Hotel, 45 West 44th Street, 2nd Floor, Trocadero Room, New York, New York on Thursday, May 22, 2014 at 9:00 a.m. local time.
At the annual meeting, we will ask our shareholders to:

(1)	elect six members to the board of directors;

(2)
consider and vote upon a proposal to approve the iStar Financial Inc. 2013 Performance Incentive Plan, a new compensation program designed to reward senior executives and select investment professionals for investment decisions that result in specific threshold returns realized by iStar for the benefit of our shareholders;

(3)
consider and vote upon a proposal to amend the iStar Financial Inc. 2009 Long-Term Incentive Plan and approve the performance-based provisions of such plan, so that we may grant and pay performance-based annual incentive awards in a manner designed to preserve, for federal income tax purposes, the deductibility of such compensation, which might otherwise be limited;

(4)	consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014;

(5)	consider and vote upon a resolution to approve, on a non-binding, advisory basis, the Company's executive compensation, as described in this proxy statement; and

(6)	transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
The attached proxy statement contains details of the proposals to be voted on at the annual meeting and other important matters. We encourage you to read the proxy statement and attachments carefully.
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE:

•	FOR THE ELECTION OF THE SIX NOMINEES AS DIRECTORS;

•	FOR THE APPROVAL OF THE ISTAR FINANCIAL INC. 2013 PERFORMANCE INCENTIVE PLAN;

•	FOR THE AMENDMENT OF THE ISTAR FINANCIAL INC. 2009 LONG-TERM INCENTIVE PLAN AND APPROVAL OF THE PERFORMANCE-BASED PROVISIONS OF SUCH PLAN;

•	FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; AND

•	FOR THE RESOLUTION APPROVING, ON A NON-BINDING, ADVISORY BASIS, EXECUTIVE COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT.
We cordially invite all shareholders to attend the annual meeting in person. Any shareholder attending the annual meeting may vote in person even if he or she previously returned a proxy.
Sincerely,
Jay Sugarman
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of iStar Financial Inc., a Maryland corporation, will be held at the Sofitel Hotel, 45 West 44th Street, 2nd Floor, Trocadero Room, New York, New York on Thursday, May 22, 2014 at 9:00 a.m. local time, for the following purposes as further described in the accompanying proxy statement:
1.To elect to the board of directors six members to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualify. The nominees to the board are: Robert W. Holman, Jr., Robin Josephs, John G. McDonald, Dale Anne Reiss, Barry W. Ridings and Jay Sugarman.
2.To consider and vote upon a proposal to approve the iStar Financial Inc. 2013 Performance Incentive Plan.
3.To consider and vote upon a proposal to amend the iStar Financial Inc. 2009 Long-Term Incentive Plan and approve the performance-based provisions of such plan.
4.To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.
5.To consider and vote upon a resolution to approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in the Company's 2014 proxy statement.
6.To transact such other business as may properly come before the annual meeting or any postponement or adjournment of the meeting.
The board has fixed the close of business on March 27, 2014 as the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting or any postponement or adjournment of the meeting. Only holders of record of our common stock, par value $.001 per share (which includes both our regular common stock and our high performance common stock), and 8.00% Series D preferred stock, par value $.0001 per share, at the close of business on that date will be entitled to vote at the annual meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2014:
We make proxy materials available to our shareholders on the Internet. You can access proxy materials at http://www.proxyvote.com. You also may authorize your proxy via the Internet or by telephone by following the instructions on that website. In order to authorize your proxy via the Internet or by telephone you must have the shareholder identification number that appears on the enclosed Notice of Internet Availability of Proxy Materials. You also may request a paper or an e-mail copy of our proxy materials and a paper proxy card by following the instructions included in the Notice of Internet Availability of Proxy Materials.
By Order of the Board of Directors,
Geoffrey M. Dugan
General Counsel, Corporate and Secretary
New York, NY
April 11, 2014

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ATTACHED PROXY CARD AS PROMPTLY AS POSSIBLE

1114 Avenue of the Americas, 39th Floor
New York, New York 10036
PROXY STATEMENT
Annual Meeting of Shareholders
To Be Held May 22, 2014
We are making this proxy statement available to holders of our common stock, par value $.001 per share, and holders of our 8.00% Series D preferred stock, par value $.0001 per share, on or about April 11, 2014 in connection with the solicitation by our board of directors of proxies to be voted at our 2014 annual meeting of shareholders or at any postponement or adjournment of the annual meeting. Our common stock includes both our regular common stock and our high performance common stock. Our common stock is listed on the New York Stock Exchange, or the NYSE, and is traded under the symbol "STAR."
This proxy statement is accompanied by a copy of our Annual Report to Shareholders for the year ended December 31, 2013. Additional copies of the Annual Report, including our financial statements at December 31, 2013, may be obtained from our website at www.istarfinancial.com, or by contacting our Investor Relations department at (212) 930-9400, 1114 Avenue of the Americas, 39th Floor, New York, NY 10036. Copies will be furnished at no additional expense. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities and Exchange Commission, or the SEC.
About the Meeting
Who is entitled to vote at the meeting?
Only holders of record of our common stock, our high performance common stock and our Series D preferred stock at the close of business on March 27, 2014 are entitled to receive notice of and to vote at the annual meeting or at any postponement or adjournment of the meeting. On the record date, there were 84,654,798 shares of common stock, 14,887.5 shares of high performance common stock and 4,000,000 issued and outstanding shares of Series D preferred stock outstanding and entitled to vote.
What constitutes a quorum?
The presence, either in person or by proxy, of the holders of the outstanding common stock and Series D preferred stock entitled to cast a majority of all the votes entitled to be cast at the meeting, considered as a single class, on the record date is necessary to constitute a quorum at the annual meeting.
What are the voting rights of shareholders?
Each shareholder is entitled to one vote for each share of regular common stock registered in the shareholder's name on the record date and 0.25 votes for each share of high performance common stock and Series D preferred stock registered in the shareholder's name on the record date.
What vote is needed to approve each proposal?
Assuming a quorum is present in person or by proxy at the annual meeting:

•	For the election of directors (Proposal 1), the vote of a plurality of all of the votes cast by the holders of our common stock and Series D preferred stock, all voting as one class, is required.

•
For the approval of the iStar Financial Inc. 2013 Performance Incentive Plan (Proposal 2), the affirmative vote of a majority of the votes cast at the meeting by the holders of our common stock and Series D preferred stock, all voting as one class, is required.

•
For the approval of the amendment to the iStar Financial Inc. 2009 Long-Term Incentive Plan and approval of performance-based provisions of such plan (Proposal 3), the affirmative vote of a majority of the votes cast at the meeting by the holders of our common stock and Series D preferred stock, all voting as one class, is required.

•
For the ratification of the appointment of the independent registered public accounting firm (Proposal 4), the resolution to approve, on a non-binding, advisory basis, the compensation of our named executive officers (Proposal 5), and the approval of any other matters properly presented at the meeting for shareholder approval, the affirmative vote of a majority of the votes cast by the holders of our common stock and Series D preferred stock, all voting as one class, is required.

What are broker non-votes and what is the effect of broker non-votes and abstentions?
A "broker non-vote" occurs when a broker, bank or other nominee returns a properly executed proxy, but indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter and has not received voting instructions from the beneficial owner of such shares on that matter. Under current NYSE rules, a broker, bank or other nominee does not have discretionary authority to vote shares without specific voting instructions from the beneficial owner on any of the matters to be voted on pursuant to this proxy statement other than the ratification of the appointment of the independent registered public accounting firm (Proposal 4).
For purposes of the vote on the proposal to approve the iStar Financial Inc. 2013 Performance Incentive Plan (Proposal 2) and the proposal to amend the iStar Financial Inc. 2009 Long-Term Incentive Plan and approve the performance-based provisions of such plan (Proposal 3), abstentions will have the same effect as votes against the proposal and broker non-votes will not be treated as votes cast and will have no effect on the result of the vote. For purposes of votes on all other matters described in this proxy statement to be presented at the annual meeting, broker non-votes and abstentions will not be counted as votes cast and will have no effect on the result of the vote. Both abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.
How is my vote counted?
If you properly execute a proxy in the accompanying form, and if we receive it prior to voting at the annual meeting, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the common stock or Series D preferred stock will be voted FOR the election of directors, the approval of the 2013 Performance Incentive Plan, the approval of the amendment of the 2009 Long-Term Incentive Plan and the approval of the performance-based provisions of such plan, the ratification of the appointment of the independent registered public accounting firm, the approval of the resolution to approve, on a non-binding, advisory basis, executive compensation, and as recommended by the board with regard to all other matters in its discretion.
Votes cast in person or by proxy at the annual meeting will be tabulated by the election inspectors appointed for the meeting, who will determine whether or not a quorum is present. If your shares are held by a broker, bank or other nominee (i.e., in "street name"), you will receive instructions from your nominee which you must follow in order to have your shares voted. Such shareholders who wish to vote in person at the meeting will need to obtain a proxy from the broker, bank or other nominee that holds their shares of record.
Can I change my vote after I submit my proxy card?
If you authorize a proxy to vote your shares, you may revoke it at any time before it is voted by:

•	giving written notice to our Secretary expressly revoking the proxy;

•	by signing and forwarding to us a proxy dated later; or

•	by attending the annual meeting and personally voting the common stock or Series D preferred stock owned of record by you.
Who pays the costs of soliciting proxies?
We will pay the costs of soliciting proxies from our shareholders. In addition to solicitation by mail, certain of our directors, officers and regular employees may solicit the return of proxies by telephone, facsimile, personal interview or otherwise without being paid additional compensation. We will also reimburse brokerage firms and other persons representing the beneficial owners of our shares for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners in accordance with the proxy solicitation rules and regulations of the SEC and the NYSE. Alliance Advisors LLC has been engaged to solicit proxies on our behalf in connection with our 2014 annual meeting of shareholders and provide other advisory services for a fee of $18,000 plus expenses.

PROPOSAL 1:
ELECTION OF DIRECTORS
In accordance with the provisions of our charter, each member of our board is elected annually.
All of the nominees for election as a director are presently serving as directors. If a nominee becomes unavailable to serve as a director for any reason, the shares represented by any proxy will be voted for the person, if any, who may be designated by the board to replace that nominee. At this time, the board has no reason to believe that any nominee will be unavailable to serve as a director if elected.
All of the nominees for election as a director, other than Mr. Sugarman, are independent within the standards prescribed by the NYSE.
The following table sets forth the name, age and the position(s) with us currently held by each person nominated for election as a director:

Name	Age	Title
Jay Sugarman	51	Chairman and Chief Executive Officer
Robert W. Holman, Jr.(1)(2)(3)	70	Director
Robin Josephs(2)(3)(5)	54	Director
John G. McDonald(2)(3)(4)	76	Director
Dale Anne Reiss(1)(4)	66	Director
Barry W. Ridings(1)(2)(4)	62	Director

(1)    Member of Audit Committee
(2)    Member of Compensation Committee
(3)    Member of Nominating and Governance Committee
(4)    Member of Investment Committee
(5)    Lead Director
We believe that the nominees for election as a director have the qualifications, skills and experience necessary to ensure that we are taking appropriate steps to address the complex issues confronting us in a challenging business and economic environment. As set forth in our corporate governance guidelines, the qualifications, skills and experience that we consider relevant include the following:

•	Education and experience that provides knowledge of business, financial, governmental or legal matters that are relevant to our business or to our status as a publicly owned company;

•	Reputation for integrity;

•	Reputation for exercising good business judgment; and

•	Sufficient available time to be able to fulfill his or her responsibilities as a member of the board and of any committees to which he or she may be appointed.
The nominees for election as a director have held leadership positions in business (and in particular the real estate and financial services business sectors), finance and academia over an extended period of time. Each of the nominees has demonstrated a long record of professional integrity, intellectual acumen, analytic skills, a strong work ethic and the ability to maintain a constructive environment for discussion of matters considered by our board. Additionally, several of our directors have experience as board members of a diverse range of public companies.
The following section contains biographical and other information about the nominees. Following each nominee's biographical information, we have provided information concerning the particular experience, qualifications, attributes and/or skills that have led the Nominating and Governance Committee and the board to determine that each nominee should serve as a director.
Jay Sugarman is our Chairman and Chief Executive Officer. Mr. Sugarman has served as a director of iStar Financial Inc. (and our predecessor) since 1996 and chief executive officer since 1997. Prior to forming iStar Financial Inc. and its predecessors, Mr. Sugarman managed private investment funds on behalf of the Burden family, a branch of the Vanderbilts, and the Ziff family. Mr. Sugarman received his undergraduate degree summa cum laude from Princeton University, where he was nominated for valedictorian and received the Paul Volcker Award in Economics, and his M.B.A. with high distinction from Harvard Business School, graduating as a Baker Scholar and recipient of the school's academic prizes for both finance and marketing. As founder of iStar Financial Inc. and chief executive officer since 1997, Mr. Sugarman has demonstrated the leadership skills and extensive executive experience across a broad range of investment, financial and operational matters that are necessary to lead iStar, a fully-integrated finance and investment company focused on the commercial real estate industry.
Robert W. Holman, Jr. has served as one of our directors since 1999. He is chairman of our Compensation Committee and a member of our Audit Committee and our Nominating and Governance Committee. Mr. Holman was co-founder of TriNet Corporate Realty Trust, Inc., or TriNet, a NYSE-listed company that we acquired in 1999, and served as its chief executive officer and chairman of the board. He was chief executive officer and chairman of TriNet's predecessor, Holman/Shidler Corporate Capital, Inc., for ten years. He has structured, acquired, financed and managed over $2.5 billion of commercial and corporate assets in 40 states and Canada. Mr. Holman co-founded and was a senior executive and director of Watkins Pacific Corporation, a public multi-national conglomerate. Mr. Holman currently serves as a director and member of the audit and investment committees of the Parasol Tahoe Community Foundation. Mr. Holman has previously served as a director of Amerivest Properties, Inc., an American Stock Exchange-listed company, and as a senior executive, director, owner or board advisor for investment and operating companies in the United States, Great Britain, Australia and Mexico. He holds a B.A. degree in international economics from the University of California at Berkeley, an M.A. degree with honors from Lancaster University in England, where he was a British Council Fellow, and did post-graduate work at Harvard University where he was awarded a Loeb Fellowship. Mr. Holman's qualifications for election to our board include his experience as a founder, chief executive and director of TriNet, a public real estate investment firm focused on corporate tenant leasing which remains a key aspect of our business, his involvement in leadership capacities in other companies and organizations engaged in a broad range of business, finance and investment activities and his experience as a private investor.
Robin Josephs has served as one of our directors since 1998. Ms. Josephs serves as our Lead Director, with duties that include presiding at all executive sessions of the independent directors and serving as principal liaison between the chairman and the independent directors. Ms. Josephs is a member of our Compensation Committee and our Nominating and Governance Committee. From 2005 to 2007, Ms. Josephs was a managing director of Starwood Capital Group L.P., a private equity firm specializing in real estate investments. Prior to that, Ms. Josephs was a senior executive with Goldman Sachs & Co. from 1986 to 1996 in various capacities. She currently serves as a director of Plum Creek Timber Company, Inc. (NYSE: PCL), which conducts operations in the land, wood products, natural resource and energy businesses, MFA Financial, Inc. (NYSE: MFA), which is primarily engaged in investing in residential mortgage-backed securities, and QuinStreet, Inc. (NASDAQ: QNST), a vertical marketing and online media company. Ms. Josephs is a trustee of the University of Chicago Cancer Research Foundation. Ms. Josephs received a B.S. degree in economics magna cum laude from the Wharton School (Phi Beta Kappa) and an M.B.A. degree from Columbia University. Ms. Josephs' qualifications for election to our board include her experience as an executive with firms in the real estate, finance and investment industries and her extensive experience as a director of public real estate and investment companies.
John G. McDonald has served as one of our directors since 1999. Previously, Professor McDonald served as a director of TriNet since 1993. Professor McDonald is chairman of our Nominating and Governance Committee and a member of our Compensation Committee and our Investment Committee. He is the Stanford Investors Professor of Finance in the Graduate School of Business at Stanford University, where he has taught since 1968. Professor McDonald has taught M.B.A. courses and executive programs in subject areas including investment management, private equity, venture capital and corporate finance. He currently serves as a director of Scholastic Corporation (NASDAQ: SCHL), a global children's publishing, education and media company, Plum Creek Timber Company, Inc. (NYSE: PCL), and QuinStreet, Inc. (NASDAQ: QNST), a vertical marketing and online media company. Professor McDonald previously served as a director of thirteen mutual funds managed by Capital Research and Management Company until December 2012 and as a director of Varian, Inc., which was acquired by Agilent Technologies, Inc. in 2010. Professor McDonald's qualifications for election to our board include his experience over an extended period as a professor of finance at a leading educational institution and as a director of public companies and mutual funds.
Dale Anne Reiss has served as one of our directors since 2008. Ms. Reiss is chairperson of our Audit Committee and a member of our Investment Committee. Ms. Reiss was a senior consultant to the Global Real Estate Center of Ernst & Young

LLP from 2008 to 2011. Until her retirement in 2008, she served as Global and Americas Director of Real Estate at Ernst & Young LLP and was a Senior Partner there from 1995 through 2008 in various capacities. She served as a Managing Partner at Kenneth Leventhal & Company from 1985 through its merger with Ernst & Young in 1995. From 1980 to 1985, Ms. Reiss was a Senior Vice President and Controller at Urban Investment & Development Company. Ms. Reiss currently serves as Senior Managing Director of Brock Capital Group LLC and Chairman of Brock Real Estate LLC, its equity and mezzanine financing arm as well as Managing Director of Artemis Advisors, LLC. Since 1998, Ms. Reiss has served as a Trustee of Urban Land Institute and in various ULI officer and committee leadership positions. She also serves on the board of directors and audit committee of The Guttmacher Institute. She is a former member of the board of directors of Post Properties, Inc., where she served on the audit committee, and of the Pension Real Estate Association. In 2002, the New York Women Executives in Real Estate named Ms. Reiss Woman of the Year. Ms. Reiss is a Certified Public Accountant. She received a B.S. in Economics and Accounting from the Illinois Institute of Technology and an M.B.A. from the University of Chicago. Ms. Reiss' qualifications for election to our board include her extensive expertise in financial and accounting matters from her experience over an extended period at several major public accounting firms, her leadership experience in management and operations at those firms and her experience as a director of other public and private companies.
Barry W. Ridings has served as one of our directors since 2011. He is chairman of our Investment Committee and a member of our Audit Committee and our Compensation Committee. Mr. Ridings is Vice Chairman of U.S. Investment Banking of Lazard Frères & Co. LLC. He serves as Chairman of LFCM Holdings LLC, which includes the operations of Lazard Capital Markets, and Chairman of Lazard Middle Market LLC. Mr. Ridings served as Managing Director of BT Alex Brown from 1990 to 1999 and Drexel Burnham Lambert from 1986 to 1990. He has over 35 years of experience in debt and equity offerings, mergers and acquisitions and corporate restructurings. Mr. Ridings serves as Chairman of the Committee on Securities of NYSE/AMEX. He serves as a Director of Siem Industries Inc., a company with interests in oil, gas and shipping. He serves on the Advisory Council for the Cornell University Johnson Graduate School of Business. He serves as a Trustee of the Mu of Delta Kappa Epsilon Foundation, a charitable fraternal organization associated with Colgate University, a trustee of The Montclair Kimberley Academy and a director of the Catholic Charities of the Archdiocese of New York. Mr. Ridings has a B.A. in Religion from Colgate University and an M.B.A. in Finance from Cornell University. Mr. Ridings' qualifications for election to our board include his distinguished career in the finance industry, his experience in helping companies access debt and equity capital and navigate challenging market conditions and his service as a director of other public and private companies.
Recommendation Regarding the Election of Directors
The board recommends that you vote FOR election of the six named nominees as our directors.
PROPOSAL 2:
APPROVAL OF iSTAR FINANCIAL INC.
2013 PERFORMANCE INCENTIVE PLAN
At the annual meeting, you are being asked to approve our 2013 Performance Incentive Plan (the iPIP or the Plan). The Plan is intended to provide, primarily to senior executives and select professionals engaged in our investment activities, long-term incentive compensation which has a direct relationship to the realized returns on our new investments included in the Plan. While we will continue to utilize Long-Term Incentive (LTI) awards (more fully described "EXECUTIVE COMPENSATION—Long-Term Incentive (LTI) Awards" on pages 33-34 below), the creation of the Plan is a continuation of the evolution that began last year with the implementation of changes to our incentive compensation programs to make our LTI awards more performance-oriented. Both the changes last year and the creation of the Plan are designed to provide our management team with appropriate incentives and strengthen the alignment of their interests with those of our shareholders. Over time, we intend the iPIP to become the primary vehicle for providing long-term incentive compensation to our senior executives and investment professionals.
The Plan is designed to create compensation pools (which may be short-term or long-term pools depending on the nature of the investment assets included in the iPIP compensation pools) every two years that track the investment performance of the new investments made by us during those periods. The first iPIP compensation pool will be for the calendar years 2013 and 2014. The Plan is based on the fundamental principle that participants should only realize compensation benefits from a specified group of investments if those particular investments have achieved success for the Company. Therefore, there are meaningful hurdles which must be achieved before Plan participants receive any payout from the iPIP compensation pools. Specifically, all payouts from each iPIP compensation pool are fully subordinated to a complete return of our invested capital in the assets included in that pool, together with a return partially based on a leverage component (as later described in the summary of the Plan) and partially based on a preferred return hurdle rate (which for the first pool is 9%). In addition, there is another test designed to further align management and shareholder interests, which has the potential to further reduce payouts from an iPIP compensation pool in the event that the long-term total shareholder return of our shares of common stock is below that of market indices equally weighted between REITs (the FTSE NAREIT All REITs Index) and small cap stocks (the Russell 2000 Index).
No payouts to participants from the iPIP compensation pools will occur until there is a full return of our invested capital in the assets included in a particular pool and the required return on that capital and, therefore, the initial payouts of an iPIP compensation pool are not expected to occur until a substantial majority of the investment assets included in that particular pool are successfully liquidated. Further, Plan participants are generally subject to a six-year vesting period as hereafter described. To promote a further alignment of interests, 50% of Plan compensation will be payable in shares of our common stock, provided there are available shares for issuance under the Company's 2009 Long-Term Incentive Plan or any successor plan.
The Plan is a critical component of accomplishing our long-term goals and is specifically designed to provide an incentive compensation opportunity that is modeled after private equity "carried interest" programs. It is intended to provide a target aggregate compensation opportunity which, when taken together with a participant's base salary and appropriate annual incentive compensation, will be consistent with the expectations of top-tier investment talent in other high-caliber, investment-based organizations. The Compensation Committee (Committee), in consultation with its independent consultant and independent counsel, has worked over an extended period of time to design the Plan, which has been approved by the board and achieves significant company objectives, including:

•	Encouraging and rewarding excellent long-term investment decisions

•	Fostering long-term retention of investment and other senior professionals

•	Providing a recruiting tool for top-tier talent

•	Encouraging prudent and carefully considered risk-taking for commensurate rewards for the Company

•	Aligning the interests of iStar shareholders and our executives and other personnel
If the iPIP is not approved by the shareholders, an alternative structure of incentive compensation will need to be devised to achieve our goals described above. There is no assurance that an alternative incentive compensation structure can be implemented or, if implemented, that it will be successful in achieving the goals articulated by the Committee and senior management.
Some of the key features of the Plan are as follows:

1.
FULLY SUBORDINATED PAYOUTS BASED ONLY ON FULLY REALIZED RETURNS: Any amounts payable to the participants in an iPIP compensation pool are fully subordinated to a return to the Company of all of its invested capital in that pool, the deemed interest on calculated debt capital and a preferred return on calculated equity capital. The aggregate amount payable to participants in an iPIP compensation pool will not exceed 20% of the calculated equity return to the Company on the investments included in such pool. The preferred return hurdle rate for the first iPIP compensation pool is 9%.

2.
SUBSTANTIAL VESTING REQUIREMENTS: Awards in each iPIP compensation pool are generally subject to vesting over a period of six years and, except under certain limited circumstances, unvested points are generally forfeited upon termination of employment. There is also a clawback provision consistent with our other incentive compensation programs.

3.
FLEXIBILITY TO REWARD PERFORMANCE AND ADJUST PARTICIPATION ON A CONTINUING BASIS: There will be new iPIP compensation pools established every two years and points will be awarded by the Committee at such time, with flexibility to adjust participation and include or exclude employees.

4.	PARTICIPATION IN SHARES AS WELL AS CASH: Amounts paid to participants are 50% in cash and 50% in shares of our common stock as long as stock is available.

5.
IMPUTED LEVERAGE OF POOL BASED ON ACTUAL COMPANY LEVERAGE: Except for assets financed with secured debt (for which leverage is calculated using actual asset-specific debt), the amount of leverage attributed each quarter to investments included in an iPIP compensation pool and the interest rate for that leverage amount are based directly on our corporate leverage.

6.
ALIGNMENT WITH PERFORMANCE OF SHARES AS WELL AS ASSETS: If the total shareholder return (TSR) on our common stock underperforms the TSR of two selected market indices, the amount earned by participants from an iPIP compensation pool will be reduced.

7.	TAX EFFICIENCY: The Plan is intended to be tax efficient for the Company.
A full summary of the Plan is set forth below.
Summary of the iPIP
This summary of the material provisions of the iPIP is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this proxy statement as Appendix 1. To the extent that there is a conflict between this summary and the Plan document, the Plan document shall govern. Capitalized terms used but not defined herein shall have their meanings as defined in the Plan.
Purpose
The purpose of the Plan is to foster and promote the long-term financial success of the Company and increase shareholder value by: (a) strengthening the Company's capability to attract, develop and retain a strong team of management and other key employees by providing incentive compensation opportunities that are competitive with those provided by companies engaged in comparable investment activities; and (b) motivating superior performance by means of long-term performance related incentives linked to business performance that enable officers and other key employees to participate in the long-term growth and financial success of the Company or an Affiliate.
Duration
The Plan was approved by the Board effective as of December 26, 2013. Awards may be made under the Plan until December 31, 2022, unless the Plan is terminated earlier by the Board. Subject to other applicable provisions of the Plan, all awards made under the Plan prior to termination of the Plan shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.
Administration
The Plan shall be controlled, managed and administered by the Committee, or such other committee or subcommittee authorized by the Board of Directors to administer the Plan, which shall consist of two or more members. Each member of the Committee shall be a "Non-employee Director" as that term is defined by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any similar rule which may subsequently be in effect ("Rule 16b-3"), and shall be an "outside director" within the meaning of Section 162(m) and the Treasury Regulations promulgated thereunder, to the extent necessary to comply with Section 162(m) of the Code in respect of awards and determinations with respect to Applicable Participants (as described below). Subject to the express provisions of the Plan and to the extent not inconsistent with the provisions of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder regarding performance-based compensation, the Committee may, from time to time, delegate or allocate the performance of any part or all its administrative duties under the Plan as it considers desirable to such person or persons as it may select. All costs of Plan administration will be paid by the Company.
The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may, to the extent not inconsistent with the terms of the Plan: (i) approve the eligible employees who may become participants under the Plan; (ii) provide for the forms of award agreement to be utilized in connection with the Plan; (iii) determine the payout to a participant and any other right to compensation under the Plan; (iv) appoint such agents, counsel, accountants, consultants, claims administrator and other persons as may be necessary or appropriate to assist in administering the Plan; (v) determine whether an individual has incurred a termination of employment; (vi) determine the extent, if any, to which awards shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); and (vii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. Unless otherwise expressly provided hereunder, the Committee, with respect to any award, may exercise its discretion hereunder at the time of the award or thereafter.
Without limiting the generality of the powers of the Committee, it is contemplated that all numerical computations relating to the performance of Investments in respect of an iPIP compensation pool (including, without limitation, determinations of Company Debt, Average Indebtedness and Leverage) shall be prepared by the management of the Company for submission to the Committee for its review and approval. The Committee may engage outside counsel, accountants, and other agents, if it deems it appropriate to facilitate its review of such computations. For the sake of clarity, the Committee shall retain ultimate authority and final approval power over all determinations under the Plan.
Eligibility and Types of Awards
Any employee of the Company or affiliate who is employed or serves in a capacity designated by the Committee as eligible to participate in the Plan may be recommended by management to participate in the Plan. The Committee shall approve, from a list of recommendations from management, which eligible employees will become participants in the Plan. The Committee may consider any factors it deems pertinent in approving an eligible employee as a participant.
Points
Points are determined every two years at generally the same time as participants are named for each iPIP compensation pool (except in the case of new participants added during the first 24 months of a Pool). Points will be distributed at the outset of an iPIP compensation pool and may be held in reserve for subsequent distribution at the discretion of the Committee. Points may vary among iPIP compensation pools (and may increase or decrease from one iPIP compensation pool to the next).
The total number of Points in any iPIP compensation pool will be initially limited to 100. If fewer than 100 points are outstanding, the Committee may at any time award additional points to any participants subject to an overall limitation of 100 outstanding Points. In addition, participants may be diluted ratably along with all other participants in order to admit additional participants (i.e., Points above 100 may be awarded only to new participants) during the first 24 months of an iPIP compensation pool. The aggregate number of Points in any iPIP compensation pool outstanding at any time may not exceed 125. A participant's percentage interest in a compensation pool at any time equals the participant's outstanding Points divided by the greater of (x) 100 and (y) the aggregate number of outstanding Points for such pool. Forfeited Points are returned to the reserve for allocation at a time and in an amount and manner approved by the Committee.
Investments Included in iPIP Compensation Pools
The investments that are included in each iPIP compensation pool will be comprised of Short-Term Investments and/or Long-Term Investments. Each iPIP compensation pool will cover a two-year period. The initial iPIP compensation pool will cover investments committed to in 2013 and 2014. The Short-Term Investments include assets that, as of the date of origination, are reasonably expected to have a realization date that is six years or less from origination date. The Long-Term Investments include assets which as of the date of origination are reasonably expected to have a realization date that is more than six years from origination date. All net lease investments will be treated as Long-Term Investments in the applicable iPIP compensation pool (and not as Short-Term Investments) unless the Committee determines otherwise when a specific net lease investment is made. For each iPIP compensation pool, "investments" include, with respect to a particular pool, all investments (and related fundings and disbursements) made by the Company during the period of such pool, excluding those determined by the Committee to be investments in an existing non-Plan asset, interest, loan or security; any additional investments or fundings and disbursements that are associated with a previous Investment (but are made after the expiration of the applicable iPIP compensation pool) shall be deemed included in the iPIP compensation pool associated with such previous Investment.
Leverage
Assets included in an iPIP compensation pool will be leveraged with asset-specific leverage or imputed-corporate leverage. For assets financed with secured debt (excluding general pledges for corporate debt facilities), leverage is calculated using actual debt secured by such assets.
All other assets will be deemed to have debt that approximates the characteristics of the Company's corporate debt (i.e., the balance sheet indebtedness of the Company on a consolidated basis, classified as debt for GAAP reporting purposes, including convertible debt and trust preferred securities but excluding convertible and perpetual preferred stock). The cost and amount of this deemed debt will be calculated quarterly based on (1) a cost of Company debt equal to the quarterly cost of financing, based on quarterly interest, divided by the average indebtedness for such quarter; and (2) an amount of debt based on a quarter-end debt-to-equity ratio for the Company equal to the net book value of debt divided by total equity (book equity plus accumulated depreciation and general reserves).
Determination of the iPIP Compensation Pool Payout Amounts
In order to determine the iPIP compensation payout amounts for any iPIP Pool, all net cash received from assets included in an iPIP compensation pool (after debt service on asset-specific debt) with respect to a calendar quarter shall be deemed applied in payment of the following amounts and in the following order: (1) as interest on any Interest Amount (as defined below) for any calendar year prior to the current calendar year which has not been deemed paid under clause (2) below at the applicable interest rate for such prior calendar year (as more fully set forth in the plan attached hereto) and then as interest on the portion of the invested capital designated as leverage for the current quarter (the "Interest Amount") at the applicable rate determined for such quarter, together with the amount of interest determined for prior quarters and not deemed paid under this clause (1); (2) as a return on the Equity Return (as defined below) for any calendar year prior to the current calendar year which has not been deemed paid under this clause (2) at the applicable preferred return hurdle rate, then to any Equity Return for any calendar year prior to the current calendar year which has not been deemed paid under this clause (2) and then as a deemed return (the "Equity Return") on the portion of the invested capital designated as equity for the applicable quarter at the preferred return hurdle rate, together with the Equity Returns which have not been deemed paid for prior quarters in such calendar year,; (3) to reduce the balance of invested capital until such amount is reduced to $0; (4) to the iPIP compensation pool until such time as the pool has received 20% of sum of all cash deemed allocated under above clause (2) and this clause (4); and (5) thereafter, 80% to the Company and 20% to the iPIP compensation pool.
Preferred Return Hurdle Rate
The preferred return hurdle rate for the initial iPIP compensation pool is 9% per annum. Preferred return rates for subsequent iPIP compensation pools will be reassessed by the Committee based on market conditions and modified as appropriate at the start of each iPIP compensation pool. Under no circumstances can a preferred return hurdle rate be set at a rate less than 2% per annum.
Reduction of Distributions Based on TSR Performance
If the Company's annualized total shareholder return (TSR) between January 1, 2013 (or such other later date as the Committee shall determine) through the end of the relevant calendar quarter is below the average of the median annualized TSR levels within the FTSE NAREIT All REITs Index and the Russell 2000 Index over the same time period (for these purposes, the Company and any issuers not included in an index at the beginning and the end of the relevant time period will be excluded from such index), then the amount credited to the iPIP compensation pool will be reduced by the percentage difference of Company underperformance. For example, if the annualized Company TSR is 10% and the average of the medians of the annualized TSR of the two benchmark indices is 25%, the pool distribution would be reduced by 15%. If the Company's common stock ceases to be publicly traded or listed, then a final TSR comparison (for both the Company's performance and the indices' performance) will be determined at such time and the resulting calculation shall be applied for all future credits to the iPIP compensation pool. In addition, it is contemplated that, for purposes of compliance with Section 409A of the Code, the award agreement will include a performance condition established by the Committee (which may be changed for each new iPIP compensation pool), such as a minimum relative TSR performance condition, or attainment of alternative metric (e.g., revenue, EBITDA, etc.), in order to be eligible to receive a payout from the iPIP compensation pool.
Vesting
Unless otherwise provided in an award agreement, subject to the participant's continued employment or service with the Company, the participant shall vest in his or her Points in respect of an iPIP compensation pool as set forth below: 40% on the first day after the end of the second year of the iPIP compensation pool (i.e., 1/1/15 for first iPIP compensation pool); 55% on the first day after the end of the third year of the iPIP compensation pool; 70% on the first day after the end of the fourth year of the iPIP compensation pool; 85% on the first day after the end of the fifth year of the iPIP compensation pool; and 100% on the first day after the end of the sixth year of the iPIP compensation pool. Participants will automatically become 100% vested in Points for an iPIP compensation pool on the date there are no remaining investments included in an iPIP compensation pool, if still employed at such time.
Termination of Employment
Notwithstanding the vesting schedule set forth above, the following special rules shall apply upon a termination of employment: (i) if the participant's employment is terminated for "cause", then all Points, whether vested or unvested, shall be forfeited; (ii) if the participant's employment is terminated due to the participant's death or disability, then the participant's amount of vested Points shall be increased as of the date of such termination to the next vesting level (for example, if the participant was not yet vested in any Points at the time of such termination, the participant's vested Points shall be increased to 40%); (iii) if the participant's employment is terminated a result of the participant's "retirement" (i.e., retirement from the Company after age 60, and with a sum of age plus years of service equal to at least 70) following the first anniversary of the commencement of an iPIP compensation pool, then 50% of the participant's unvested Points in such pool shall continue to vest on the same schedule as if the participant had not incurred such termination (with such vesting occurring pro rata at each vesting level), except that any such Points that vested following retirement shall be forfeited if the participant competes with the Company (provided, that the participant shall not be required to repay any amounts previously received unless the provisions referred to below under "Clawback" apply); and (iv) if, after a change of control, the participant's employment is terminated by the Company without cause or by the participant for "good reason", then the participant's unvested Points shall continue to vest on the same schedule as if the participant had not incurred such termination. Except as set forth above, upon a termination of employment, all unvested Points shall be forfeited. Following a formal determination by the Board to proceed with a liquidation of the Company, a participant shall become 100% vested in his or her Points if the participant's employment is terminated by the Company without cause or by the participant for good reason.
Method of Payment of Awards
Amounts allocated to an iPIP compensation pool will be credited to a notional account in equal parts cash and Company common stock (but if the Company's 2009 Long-Term Incentive Plan or any successor plan does not have sufficient shares available, the deficiency will be credited in cash; and if Company common stock ceases to be publicly traded or listed, then 100% will be credited in cash). Any dividends or other proceeds received in respect of shares of Company common stock that were previously notionally credited to the iPIP compensation pool shall be notionally credited 100% to such compensation pool and be associated with such underlying shares for purposes of distributions. The portion of the payout to each participant in respect of any iPIP compensation pool that is payable in cash shall equal the product of (i) the amount of cash credited to such compensation pool through the end of the applicable calendar quarter (including without limitation any cash dividends on shares of Company common stock that have been credited to such compensation pool) and not previously distributed, multiplied by (ii) such participant's percentage interest in such compensation pool as of the end of such calendar quarter, multiplied by (iii) such participant's vested percentage as of the end of such calendar quarter. The portion of the payout to each participant in respect of any iPIP compensation pool that is payable in shares shall equal the product of (i) the number of shares credited to such compensation pool through the end of the applicable calendar quarter, multiplied by (ii) such participant's percentage interest in such compensation pool as of the end of such calendar quarter, multiplied by (iii) such participant's vested percentage as of the end of such calendar quarter.
Timing of Payouts
Payouts with respect to vested Points will generally be made quarterly after amounts are credited to the iPIP compensation pool, in accordance with a participant's percentage interest in the cash and shares of Company common stock credited to such compensation pool.
Section 162(m) Provisions
The Plan and any award to any participant who is (or who, in the judgment of the Committee, could reasonably be expected at the time of any payment of the award to be) a "covered employee" (as defined in Section 162(m)(3) of the Code; any such participant, an "Applicable Participant") shall be administered, and the provisions of the Plan and each award agreement with an Applicable Participant shall be interpreted, in a manner consistent with the requirements of Code Section 162(m) and the Treasury Regulations promulgated thereunder. With respect to an Applicable Participant, if any provision of the Plan or any award agreement does not comply or is inconsistent with the requirements of Code Section 162(m)(4)(C) and the Treasury Regulations promulgated thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such applicable requirements, if any such construction or deemed amendment can satisfy Code Section 162(m) and the Treasury Regulations promulgated thereunder. In addition, the following provisions shall apply to the Plan or an award to the extent necessary to avoid the disallowance of a tax deduction for the Company or an affiliate:
Not later than the date required or permitted for "qualified performance-based compensation" under Code Section 162(m) and the Treasury Regulations promulgated thereunder, the Committee shall determine the participants who are Applicable Participants who will receive awards that are intended as qualified performance-based compensation and the amount or method for determining the amount of such compensation. Any award intended to constitute qualified performance-based compensation shall be designated in writing as such by the Committee at the time it is granted. In the manner required by Code Section 162(m) and the Treasury Regulations promulgated thereunder, the Committee shall, promptly after the date on which the necessary financial and other information for the award becomes available, certify the extent to which the funding of the iPIP compensation pool (and achievement of the relevant performance goal) has been achieved with respect to any award intended as "qualified performance-based compensation." In addition, the Committee may not increase the amount of any award payable to any participant above the amount established in accordance with the relevant performance goal with respect to any award intended as "qualified performance-based compensation." Notwithstanding any other provision of the Plan to the contrary, with respect to any award granted to an Applicable Participant, the calculation of the applicable performance criteria established for an iPIP compensation pool may be modified during the first 90 days of such pool (or within the maximum period allowed under Section

162(m) of the Code), or at any time thereafter if the change would not cause any award to an Applicable Participant to fail to be "qualified performance-based compensation", to reflect any of the following events: (i) litigation or claim judgments or settlements; (ii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iii) any reorganization and restructuring programs; (iv) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year; (v) asset write-downs; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company's fiscal year.
Excess Parachute Payments
In the event that a participant becomes entitled to payments or benefits under the Plan and/or any other payments or benefits by reason of a "change of control" as defined in Section 280G of the Code and regulations thereunder, and any such payment would constitute an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code, or would otherwise be subject to the excise tax imposed under Section 4999 of the Code, or any similar federal or state law, the amount of the participant's payments shall be limited to the largest amount payable, if any, that would not result in the imposition of any excise tax to the participant, but only if, notwithstanding such limitation, the total payments, net of all taxes imposed on the participant with respect thereto, would be greater than if no excise tax were imposed.
Amendment and Termination
The board or the Committee may amend, alter, or terminate the Plan at any time, and the Committee may amend, alter or discontinue the terms of any award theretofore granted, but no amendment, alteration, discontinuance or termination shall be made which would adversely affect the rights of a participant under an award theretofore granted without the participant's consent, except such an amendment made to cause the Plan to comply with applicable law (including without limitation, Section 409A of the Code); provided, however, that the Plan may not be amended without shareholder approval in any case in which amendment in the absence of shareholder approval would cause the Plan to fail to comply with any applicable legal requirement or applicable exchange or similar rule.
Clawback
In the event that (1) the Company issues a material restatement of its financial statements due to material noncompliance with securities laws; (2) the participant was found to be in material violation of provisions of a formal Company plan or agreement; or (3) the performance results of applicable plans were incorrectly calculated, then participants may be required to repay or return all or a portion of certain cash bonuses and/or equity awards received during the three-year period following the applicable event (or the period for which the financials were required to be restated). In certain circumstances the repayment obligation may be limited to the amounts that were paid in error or in respect of incorrect financials in excess of amounts that should have been payable, and may also be limited to the net after-tax proceeds of amounts previously distributed. Without limiting the generality of the foregoing, to the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Act), awards shall be subject to clawback, forfeiture or similar requirements.
Certain U.S. Federal Income Tax Consequences
The following is a general summary of the material U.S. federal income tax consequences of the grant and payment of awards under the Plan and the disposition of shares acquired under the Plan and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.
A participant will have taxable compensation equal to the amount of cash received plus the fair market value of the shares of Company common stock received on the date of payment. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
In general, as noted above, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and its three other officers (other than its chief financial officer) whose compensation is disclosed in its proxy statement, subject to certain exceptions. The Plan is designed to permit awards to qualify under the "performance-based compensation" exception to Section 162(m) of the Code, if the Committee elects to grant awards that satisfy such provision.
IRS Circular 230 disclosure: To ensure compliance with Internal Revenue Service Circular 230, you are hereby notified that: (a) any discussion of U.S. federal tax issues in this proxy statement is not intended or written by us to be relied upon, and cannot be relied upon by you, for the purpose of avoiding penalties that may be imposed on you under the Internal Revenue Code; (b) such discussion is written in connection with the promotion or marketing of the transactions or matters addressed herein and (c) you should seek advice based on your particular circumstances from an independent tax advisor.
New Plan Benefits
Other than with respect to the initial allocations of Points set forth below, awards under the Plan will be determined by the Committee in its discretion and it is, therefore, not possible to predict the awards that will be made to particular participants in the future under the Plan.
New Plan Benefits Table
2013 Performance Incentive Plan

Name and Position	Dollar Value ($)	Number of Points(2)
Jay Sugarman (Chairman and Chief Executive Officer)	$ (1)	44.00
David DiStaso (Chief Financial Officer)	$ (1)	1.50
Nina Matis (Chief Legal Officer and Chief Investment Officer)	$ (1)	8.50
Michelle MacKay (Executive Vice President)	$ (1)	4.00
Barbara Rubin (Executive Vice President)	-0-	-0-
All current executive officers as a group	$ (1)	58.00
Non-executive director group	-0-	-0-
Non-executive officer employee group	$ (1)	14.25

(1)	Dollar value is not determinable, as compensation will only be earned to the extent the Company receives a full return of its invested capital plus a required return.

(2)	Number of Points allocated for the initial iPIP compensation pool for the calendar years 2013 and 2014.
Recommendation Regarding Approval of iStar Financial Inc. 2013 Performance Incentive Plan
The board recommends that you vote FOR approval of the iStar Financial Inc. 2013 Performance Incentive Plan.
PROPOSAL 3:
APPROVAL OF
AMENDMENT OF THE iSTAR FINANCIAL INC. 2009 LONG-TERM INCENTIVE PLAN
AND THE
PERFORMANCE-BASED PROVISIONS OF THE PLAN
Our 2009 Long-Term Incentive Plan (2009 LTIP) was adopted by our board, and approved by our shareholders, in 2009 to facilitate our continued use of long-term equity-based compensation for our executives and other employees. On March 31, 2014, our Compensation Committee approved, subject to approval by our shareholders, an amendment to the 2009 LTIP intended to provide that performance-based annual incentive awards (including cash and equity-based compensation) may be granted under the 2009 LTIP in a manner designed to preserve, for federal income tax purposes, the tax-deductibility of such awards under Section 162(m) of the Internal Revenue Code of 1986, as amended, if the Committee elects to grant awards that satisfy such provisions. This amendment requires shareholder approval at the 2014 annual meeting of shareholders and, if approved, will be effective for performance periods starting on or after January 1, 2014.
As described elsewhere in the Compensation Discussion and Analysis (CD&A) in this proxy statement, a fundamental aspect of our compensation program is the emphasis on pay-for-performance and incentives that reward performance. Our

Committee has established a performance-based annual incentive program that currently provides that the size of our total annual incentive pool for a particular year is based on our performance measured against a pre-established performance goal. For the 2014 fiscal year, the performance goal is our actual Adjusted EBITDA results for the year compared to the target Adjusted EBITDA amount forecast at the start of the year which is reviewed by the Committee. See Management's Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2013 for further details on Adjusted EBITDA, which represents our net income (loss) plus the sum of interest expense, income taxes, depreciation and amortization, provision for loan losses, impairments of assets, stock-based compensation expense and loss on transfer of interest to unconsolidated subsidiary, adjusted for gain (loss) on early extinguishment of debt. Shareholder approval of this Proposal 3 will provide the Committee with the flexibility to grant performance-based incentive awards that may be structured so that they are tax-deductible to the Company under Section 162(m). We believe the amendment to the 2009 LTIP is beneficial because it will enable us to grant and pay incentive awards that are performance-based in a manner that preserves our ability to deduct such compensation for tax purposes, if the Committee elects to do so. A copy of the proposed amendment to the 2009 LTIP is attached as Appendix 2 to this proxy statement. The 2009 LTIP, as currently in effect, is set forth as Appendix 3 to this proxy statement.
Section 162(m) limits the tax deductibility of compensation in excess of $1 million paid by a publicly traded corporation to the corporation's chief executive officer and the three additional most highly compensated officers (other than the chief financial officer) unless the compensation is qualified as "performance-based compensation" as defined under Section 162(m). One of the requirements for compensation to qualify as "performance-based" under Section 162(m) is shareholder approval every five years of the material terms of the performance criteria pursuant to which the compensation is paid. For purposes of Section 162(m), the material terms of the performance criteria are (i) the employees eligible to receive awards, (ii) a description of the business criteria on which the performance criteria are based (performance measures), and (iii) the maximum compensation that can be paid to an employee under the performance goal during any specified period (individual award limits). Approval of this Proposal 3 will constitute approval of the amendment to the 2009 LTIP and approval of the material terms of the performance-based provisions of the 2009 LTIP as summarized below.
Notwithstanding the adoption of the amendment to the 2009 LTIP to allow for performance-based awards and its submission to shareholders, we reserve the right to pay our employees, including recipients of performance-based awards under the 2009 LTIP, amounts which may or may not be tax-deductible under Section 162(m) or other provisions of the Internal Revenue Code.
Summary of the Material Terms of the Performance Criteria under the 2009 LTIP as Proposed to be Amended
Eligible Participants
Grants of performance-based annual incentive awards (other than stock options and stock appreciation rights) that are intended to be qualified performance-based awards under Section 162(m) (Qualifying Awards) will be limited to our officers for whom compensation may not otherwise be tax-deductible under Section 162(m), which presently includes our chief executive officer and three additional most highly paid executives (excluding the chief financial officer). Under the 2009 LTIP, as proposed to be amended, awards may be made to any officer, director, key employee, consultant or adviser to the Company or other person expected to provide significant services, as expressly approved by the Committee.
Performance Measures
The performance measures for Qualifying Awards may vary by participant and by award, and may be based upon the attainment of specific amounts of, or changes in, one or more of the following: pre-tax income; after-tax income; net income (meaning net income as reflected in the Company's financial reports for the applicable period, on an aggregate, diluted and/or per share basis); operating income; cash flow; earnings per share; return on equity; return on invested capital or assets; cash and/or funds available for distribution; appreciation in the fair market value of the Common Stock; return on investment; shareholder return (meaning the per annum compounded rate of increase in the Fair Market Value of an investment in Shares on the first day of the Performance Period (assuming purchase of Shares at their Fair Market Value on such day) through the last day of the Performance Period, plus all dividends or distributions paid with respect to such Shares during the Performance Period, and assuming reinvestment in Shares of all such dividends and distributions, adjusted to give effect to Section 14 of the Plan); net earnings growth; stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period); related return ratios; increase in revenues; net earnings; changes (or the absence of changes) in the per share or aggregate market price of the Company's Common Stock; number of securities sold; earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in the Company's financial reports for the applicable period; total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company's financial reports for the applicable period); the Company's published ranking against its peer group of real estate investment trusts based on total shareholder return; and funds from operations.
The Committee may provide that, in measuring the achievement of the performance measures, an award may include or exclude items such as unrealized investment gains and losses, extraordinary, unusual or non-recurring items, asset write-downs, effects of accounting changes, currency fluctuations, acquisitions, divestitures, reserve-strengthening, litigation, claims, judgments or settlements, the effect of changes in tax law or other such laws or provisions affecting reported results and other non-operating items.
The foregoing objectives may be applicable to the Company as a whole, one or more of its subsidiaries, divisions, business units or business lines, or any combination of the foregoing, and may be applied on an absolute or adjusted basis or be relative to other companies, industries or indices (e.g., stock market indices) or be based upon any combination of the foregoing. In addition to the performance measures, the Committee may also condition payment of any such award upon the attainment of conditions, such as completion of a period of service, notwithstanding that the performance measure or measures specified in the award are satisfied.
Individual Award Limits
The 2009 LTIP, as proposed to be amended, will provide that, in any one calendar year, no one participant may be granted Qualifying Awards that allow for payments with an aggregate value determined by the Committee to be in excess of $10 million. For purposes of calculating this limit, the value of Qualifying Awards that are denominated in shares will be determined by reference to the volume-weighted average price of a share of the Company's common stock on the first date of grant of such awards. For purposes of the foregoing, the Committee will determine the calendar year or years in which amounts under these Qualifying Awards are deemed paid, granted or received.
With respect to Qualifying Awards, the Committee is not permitted to pay a participant more than the maximum amount indicated by the 2009 LTIP, but will have discretion to pay less than the maximum amount. Prior to awarding any Qualifying Awards, the Committee will evaluate performance and determine the maximum amount payable under the award. In making a determination to pay less than the maximum amount, the Committee is authorized in its discretion to take into account factors it determines are appropriate, including, but not limited to, Company, business unit and individual performance.
Summary of the 2009 LTIP
The following is a summary of the material features of the 2009 LTIP assuming that that proposed amendment is approved by shareholders at the annual meeting. Except for the changes described above, there are no other changes to the terms and provisions of the 2009 LTIP. This summary of the 2009 LTIP's provisions is qualified in its entirety by reference to the full text of the 2009 LTIP, including the proposed amendment, a copy of which is attached to this proxy statement as Appendix 2, and the 2009 LTIP as currently in effect, a copy of which is attached to this proxy statement as Appendix 3. To the extent that there is a conflict between this summary and the 2009 LTIP, the 2009 LTIP shall govern. Capitalized terms used but not defined herein shall have their meanings as defined in the 2009 LTIP.
Purpose
The purpose of the 2009 LTIP is to provide incentives (which may be equity-based or cash-based) as a means of attracting and retaining qualified key employees, directors, officers, advisors, consultants and other personnel and encouraging them to increase their efforts to make our business more successful whether directly or through our subsidiaries or other affiliates. Awards under the 2009 LTIP may be in the form of options, restricted stock, restricted stock units (referred to in the 2009 LTIP as "phantom shares"), dividend equivalent rights and other forms of equity-based compensation, or cash-based compensation. We will consider awards pursuant to the 2009 LTIP in light of our overall compensation philosophy and competitive conditions in the marketplace.
Duration
Awards may be granted under the 2009 LTIP until the 10th anniversary of the earlier of date on which it is approved by our board or our shareholders. However, the 2009 LTIP may be terminated at any time prior to that date by the board.

Administration
The 2009 LTIP will be administered by the Compensation Committee of our board. If no committee exists, the functions of the Compensation Committee will be exercised by the board. Nevertheless, any grants to members of the Compensation Committee will be made and administered by the board rather than the Compensation Committee.
The Compensation Committee has the full authority to administer and interpret the 2009 LTIP, to authorize the granting of awards, to determine the eligibility of a person to receive an award, and to determine the number of shares of common stock to be covered by each award (subject to the individual participant limitations provided in the 2009 LTIP). The award agreement will contain other terms, provisions and conditions not inconsistent with the 2009 LTIP, as determined by the Compensation Committee. The Compensation Committee may (subject to such considerations as may arise under Section 16 of the Exchange Act, or under other corporate, securities or tax laws) take any steps it deems appropriate, that are not inconsistent with the purposes and intent of the 2009 LTIP, to establish performance-based criteria applicable to awards otherwise permitted to be granted under the 2009 LTIP, and to attempt to procure shareholder approval with respect thereto, to take into account the provisions of Section 162(m) of the Code.
The Compensation Committee, in its discretion, may delegate to our chief executive officer all or part of the Compensation Committee's authority and duties with respect to awards; however, the Compensation Committee may not delegate its authority and duties with respect to awards that have been, or will be, granted to our chief executive officer or are intended to be exempt from the limitations set forth in Section 162(m) of the Code or are granted to Section 16 officers. Any such delegation by the Compensation Committee may, in the sole discretion of the Compensation Committee, include a limitation as to the amount of awards that may be awarded during the period of the delegation and may contain guidelines as to the determination of the option exercise price, or price of other awards and the vesting criteria. The Compensation Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Compensation Committee's delegate that were consistent with the terms of the 2009 LTIP.
Eligibility and Types of Awards
Persons who are eligible to be granted awards under the 2009 LTIP are key employees, directors, officers, advisors, consultants or other personnel of our Company and our subsidiaries or other persons expected to provide significant services (of a type expressly approved by the Compensation Committee as covered services for these purposes) to us or our subsidiaries, joint venture affiliates or other entities designated in the discretion of the Compensation Committee, or employees of the foregoing. The Compensation Committee generally determines eligibility for awards under the 2009 LTIP.
Available Shares
Subject to adjustment upon certain corporate transactions or events, a maximum of 8,000,000 shares of common stock may be issued (or deemed issued) under the 2009 LTIP in connection with awards of stock options, shares of restricted stock, restricted stock units and phantom shares, dividend equivalent rights and other equity-based or cash-based awards. An additional 500,000 shares may be made available for awards under the 2009 LTIP, but only to the extent that any awards granted under the Prior LTIP (as defined in the 2009 LTIP) are forfeited or cancelled, or expire, or are settled in cash, including the settlement of tax withholding obligations using shares. The maximum number of shares of common stock issuable under the 2009 LTIP reflects the number of shares that may actually be issued (or deemed issued) in connection with awards under the 2009 LTIP, after required settlement of tax withholding obligations. Awards granted under the 2009 LTIP will be settled on a net, after-tax basis, after deducting shares for taxes and other applicable withholdings. In addition, subject to adjustment upon certain corporate transactions or events, a maximum of 4,000,000 shares of common stock may underlie awards of incentive stock options. With respect to awards intended to be exempt from the limitations set forth in Section 162(m) of the Code, the maximum number of shares of common stock that may underlie awards, including options, in any one year to any person, may not exceed 4,000,000, subject to adjustment upon certain corporate transactions or events. In the event an option or other award granted under the 2009 LTIP is forfeited or canceled, is settled in cash, including the settlement of tax withholding obligations using shares of common stock, or otherwise expires or terminates, or if shares of common stock are delivered in full or partial payment of the exercise price in connection with an option, the shares subject to any portion of such award will again become available for the issuance of additional awards.
Stock Options
Other than as specifically set forth under the terms of the 2009 LTIP, the Compensation Committee shall determine the terms of specific options, including whether options shall constitute incentive stock options. The award agreement evidencing an award of options will specify the extent to which, and period during which, an option may be exercised after termination of employment. Generally, an option cannot be exercised after a termination of employment (or other service) to the extent it was not exercisable at the time of termination. The exercise price of an option shall be determined by the Compensation Committee and reflected in the applicable award agreement, but unless otherwise determined by the Compensation Committee, in no event shall the exercise price be less than 100% of the fair market value of a share of common stock on the date of grant. The exercise price with respect to incentive stock options may not be lower than 100%, or 110% in the case of an incentive stock option granted to a 10% shareholder, of the fair market value of our common stock on the date of grant. The aggregate fair market value (determined as of the date the option is granted) of the shares for which any option holder may be awarded incentive stock options that become exercisable for the first time during any calendar year (under the 2009 LTIP or any other stock option plan required to be taken into account under Section 422(d) of the Code) may not exceed $100,000. Each option will be exercisable for the period or periods specified in the award agreement, which will generally not exceed 10 years from the date of grant (or five years in the case of an incentive stock option granted to a 10% shareholder). The Compensation Committee shall determine the time or times at which an option may be exercised in whole or in part, and the method or methods by which, and the form or forms in which, payment of the option price with respect thereto may be made or deemed to have been made (including, without limitation, by cash, loans or third-party sale programs, or by the tender of previously-owned shares). Each option granted under the 2009 LTIP will generally not be transferable except by will or the laws of descent and distribution; provided, however, that the Compensation Committee may permit other transfers. The Compensation Committee may establish a program under which participants will have phantom shares credited upon their exercise of options, rather than receiving shares at that time.
Restricted Stock
Restricted stock is an award of common stock that is subject to restrictions (including, without limitation, any limitations on transferability, or the right to vote a share of restricted stock) as the Compensation Committee shall determine. Unless otherwise provided in the applicable award agreement, dividends paid on shares of restricted stock while the shares are unvested will, unless otherwise provided by the Compensation Committee, be held by us until the period of forfeiture lapses, and paid to the grantee as soon as practicable after such period lapses. Restrictions on the shares will lapse in accordance with the terms of the applicable award agreement, as determined by the Compensation Committee. Unless otherwise provided in the applicable award agreement, upon a termination of employment or other service for cause or by the grantee for any reason other than death or disability, all shares of restricted stock still subject to restrictions shall be forfeited to us and we will pay an amount equal to the lesser of the amount paid by the grantee for such shares and the fair market value on the date of forfeiture. It is generally expected that, upon a termination of employment or other service on account of death, disability or retirement of a grantee, or if the grantee has a termination of service by us for any reason other than cause, during the applicable period of forfeiture, then restrictions under the 2009 LTIP will immediately lapse on all restricted stock granted to the applicable grantee. Subject to the other terms of the 2009 LTIP, the Compensation Committee may provide a specified purchase price for the restricted stock, determine the restrictions applicable to restricted stock and determine or impose other conditions to the grant of restricted stock under the 2009 LTIP as it may deem appropriate.
Restricted Stock Units and Phantom Shares
A restricted stock unit or phantom share represents a right to receive the fair market value of a share of our common stock, or, if provided by the Compensation Committee, the right to receive the fair market value of a share of our common stock in excess of a base value established by the Compensation Committee at the time of grant. The Compensation Committee may provide in an award agreement that any particular unit or phantom share shall expire at the end of a specified term. Units and phantom shares will vest as provided in the applicable award agreement. Unless otherwise determined by the Compensation Committee at the time of the grant, units and phantom shares will be settled by a transfer of shares of common stock. Units and phantom shares will be settled with a single-sum distribution; however, the Compensation Committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom shares installments over a period not to exceed 10 years. Unless otherwise provided in the applicable award agreement, the settlement date with respect to a unit or phantom share is the first day of the month to follow the date on which the phantom share vests; provided that a grantee may elect, in accordance with procedures to be established by the Compensation Committee, that such settlement date will follow the grantee's termination of service, or such other time as may be permitted by the Compensation Committee.
Dividend Equivalents
A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of common stock) of dividends declared on shares of common stock otherwise subject to an award. The Compensation Committee may provide that amounts payable with respect to dividend equivalents shall be converted into cash or additional shares of our common stock. The Compensation Committee will establish all other limitations and conditions of awards of dividend equivalents.

Other Awards
The 2009 LTIP authorizes the making of cash awards and the granting of other awards based upon the common stock (including the grant of securities convertible into our common stock and stock appreciation rights), and subject to terms and conditions established by the board.
Performance Goals
As mentioned above, the Compensation Committee may, in its discretion, in the case of awards intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code, establish one or more performance goals as a precondition to the issuance or vesting of awards, and provide, in connection with the establishment of the performance goals, for predetermined awards to those participants with respect to whom the applicable performance goals are satisfied. The performance goals shall be based upon one or more of the following criteria: pre-tax income, after tax income, net income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cash and/or funds available for distribution, appreciation in the fair market value of the common stock, return on investment, shareholder return, net earnings growth, stock appreciation, related return ratios, increase in revenues, net earnings, changes in the per share or aggregate market price of our common stock, number of securities sold, earnings before any one or more of the following: interest, taxes, depreciation or amortization for the applicable period, as reflected in our financial reports for the applicable period, total revenue growth, our published ranking against its peer group of real estate investment trusts based on total shareholder return, and funds from operations. The maximum amount that can be paid to any individual participant with respect to any performance period (or with respect to any single year within a performance period, if the performance period extends beyond a single year) pursuant to a performance-based award intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code, denominated in cash (including annual cash bonuses), shall be $10,000,000.
Special Rules Upon Reorganizations, Changes in Control, Etc.
If we are involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of substantially all of our assets or stock or a transaction similar thereto, or upon certain changes in our capital structure and other similar events, the Compensation Committee may make related adjustments in its discretion to outstanding awards and various 2009 LTIP provisions (including, without limitation, to the number and kind of shares available under the LTIP).
Without limiting the foregoing, upon a change in control (as defined in the LTIP), the Compensation Committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, but only if the Compensation Committee determines that the adjustments do not have an adverse economic impact on the participants (as determined at the time of the adjustments).
Annual Grants to Independent Directors
At our 2008 annual meeting, our shareholders approved the reauthorization of our Non-Employee Directors' Deferral Plan under which we make annual awards of common stock equivalents to our non-employee directors. Awards of common stock equivalents to our non-employee directors under the Non-Employee Directors Plan are counted as awards under the 2009 LTIP.
Amendment and Termination
The board may amend the 2009 LTIP as it deems advisable, except that it may not amend the 2009 LTIP in any way that would adversely affect a participant with respect to an award previously granted unless the amendment is required in order to comply with applicable laws. In addition, the board may not amend the 2009 LTIP if the amendment would cause the 2009 LTIP to fail to comply with any requirement of applicable law or regulation, unless and until such amendment is approved by our shareholders.
Prohibition on Re-Pricing
The 2009 LTIP provides that no option or stock appreciation right issued under the 2009 LTIP may be amended to reduce the exercise price of the option or stock appreciation right below the exercise price of such option or stock appreciation right on the date of grant. In addition, no option or stock appreciation right may be granted in exchange for, or in connection with, the cancellation or surrender of an option, stock appreciation right or other award having a lower exercise price.

Prohibition on Loans to Executives
The 2009 LTIP prohibits the extension of any loans by us to any officer in respect of the exercise of options or with respect to any other award granted under the LTIP.
Certain U.S. Federal Income Tax Consequences
IRS Circular 230 disclosure: To ensure compliance with Internal Revenue Service Circular 230, you are hereby notified that: (a) any discussion of U.S. federal tax issues in this proxy statement is not intended or written by us to be relied upon, and cannot be relied upon by you, for the purpose of avoiding penalties that may be imposed on you under the Internal Revenue Code; (b) such discussion is written in connection with the promotion or marketing of the transactions or matters addressed herein and (c) you should seek advice based on your particular circumstances from an independent tax advisor.
Non-Qualified Stock Options
No income will be recognized by an option holder at the time a non-qualified stock option is granted. Ordinary income will generally be recognized by an option holder, however, at the time a non-qualified stock option is exercised in an amount equal to the excess of the fair market value of the underlying common stock on the exercise date over the exercise price. We will generally be entitled to a deduction for federal income tax purposes in the same amount as the amount included in ordinary income by the option holder with respect to his or her non-qualified stock option. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term or short-term capital gain depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the exercise price of the non-qualified stock option and the amount included in income with respect to the option. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.
Incentive Stock Options
In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an option holder or a deduction for us. To receive special tax treatment as an incentive stock option under the Code as to shares acquired upon exercise of an incentive stock option, an option holder must neither dispose of the shares within two years after the incentive stock option is granted nor within one year after the transfer of the shares to the option holder pursuant to exercise of the option. In addition, the option holder must be an employee of us or a qualified subsidiary at all times between the date of grant and the date three months (one year in the case of disability) before exercise of the option. (Special rules apply in the case of the death of the option holder.) Incentive stock option treatment under the Code generally allows the sale of shares of our common stock received upon the exercise of an incentive stock option to result in any gain being treated as a capital gain to the option holder, but we will not be entitled to a tax deduction. The exercise of an incentive stock option (if the holding period rules described in this paragraph are satisfied), however, will give rise to income includable by the option holder in his or her alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the stock acquired on the date of the exercise of the option over the exercise price.
If the holding period rules noted above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option will be characterized as ordinary income. This gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. (Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise.) We will generally be entitled to a deduction equal to the amount of such gain included by an option holder as ordinary income. Any excess of the amount realized upon such disposition over the fair market value at exercise will generally be long-term or short-term capital gain depending on the holding period involved. Notwithstanding the foregoing, if exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.
Restricted Stock
Unless a holder of restricted stock makes an "83(b) election" (as discussed below), there generally will be no tax consequences as a result of the grant of restricted stock until the restricted stock is no longer subject to a substantial risk of forfeiture or is transferable (free of the risk). Dividends paid on unvested shares, if retained by the grantee, will generally be treated as compensation income for U.S. federal income tax purposes (unless an 83(b) election has been made, as discussed below). Generally, when the restrictions are lifted, the holder will recognize ordinary income, and we will be entitled to a deduction, equal to the difference between the fair market value of the stock at that time and the amount, if any, paid by the holder for the restricted stock. Subsequently realized changes in the value of the stock generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the shares are held prior to disposition of the shares. In general terms, if a holder makes an 83(b) election (under Section 83(b) of the Code) upon the award of restricted stock, the holder will recognize ordinary income on the date of the award of restricted stock, and we will be entitled to a deduction, equal to (i) the fair market value of the restricted stock as though the stock were (A) not subject to a substantial risk of forfeiture or (B) transferable, minus (ii) the amount, if any, paid for the restricted stock. If an 83(b) election is made, there will generally be no tax consequences to the holder upon the lifting of restrictions, and all subsequent appreciation in the restricted stock generally would be eligible for capital gains treatment. In the event of a forfeiture after an 83(b) election is made, no deduction or loss will be available, other than with respect to amounts actually paid for the stock.
Phantom Shares and Restricted Stock Units
It is generally expected that any phantom shares would be designed with the intention that there will be no tax consequences as a result of the granting of a phantom share until payment is made with respect to the phantom share. When payment is made, the participant generally would recognize ordinary income, and we would generally be entitled to a deduction, equal to the fair market value of the common stock and cash, as applicable, received upon payment.
Dividend Equivalents
There generally will be no tax consequences as a result of the award of a dividend equivalent. When payment is made, the holder of the dividend equivalent generally will recognize ordinary income, and we will be entitled to a deduction, equal to the amount received in respect of the dividend equivalent.
Cash Bonuses
When a cash bonus payment is made, the participant generally will recognize ordinary income, and we will be entitled to a deduction, equal to the amount of the cash bonus payment (subject to any limitations under Section 162(m) of the Code for compensation paid to certain executives designated in such section).
Recommendation Regarding Approval of the Amendment of the iStar Financial Inc. 2009 Long-Term Incentive Plan and the Performance-Based Provisions of the Plan
The board recommends you vote FOR approval of the amendment of the iStar Financial Inc. 2009 LTIP and the performance-based provisions of the 2009 LTIP.
PROPOSAL 4:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the board of directors, with the concurrence of the board, has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, to be our auditors for the fiscal year ending December 31, 2014, subject to ratification by our shareholders. We expect a representative of PricewaterhouseCoopers LLP to attend the annual meeting to make a statement, if he or she desires, and to respond to appropriate questions.
Recommendation Regarding Ratification of Appointment of PricewaterhouseCoopers LLP
The board recommends that you vote FOR ratification of the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to be our auditors for the fiscal year ending December 31, 2014.
PROPOSAL 5:
SHAREHOLDER ADVISORY (NON-BINDING) VOTE
ON EXECUTIVE COMPENSATION
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and rules adopted by the SEC thereunder, our shareholders are entitled to cast an advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement, commonly referred to as the "Say on Pay" vote. We conduct an annual, non-binding Say on Pay vote consistent with the recommendation of a majority of our shareholders expressed by vote at our 2011 Annual Meeting.

Shareholders are urged to read the Executive Compensation section of this proxy statement, and especially the Compensation Discussion and Analysis, which discusses our compensation philosophy and how our compensation policies and practices implement our philosophy.
As described more fully in that discussion, our compensation programs have been designed to create a strong connection between executive pay and our business performance, including shareholder value creation, and achieve the following objectives:

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To further our current and long-term strategic, business and financial goals in the creation of shareholder value by enabling us to attract, retain, motivate and reward key executives who contribute to achieving those goals.

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To encourage our key executives to improve business performance and increase shareholder value by providing a mix of current compensation and long-term rewards that is variable and balanced between salary and performance-based pay and includes cash, equity compensation and other benefits.

•	To align shareholder and employee interests by compensating employees for improving our business performance and increasing the value of the Company, to the benefit of our shareholders.
To promote these objectives, a significant part of executive compensation is based on accomplishing achievements that increase the value of the Company. We believe this approach helps us achieve our objectives and promote the interests of our shareholders. Our annual incentive bonus pool is currently determined based on our performance during the year, as measured by our Adjusted EBITDA, which we consider a reasonable financial measure to evaluate our core operating performance. A significant portion of our long-term incentive awards is performance-based and these awards are earned based on our total shareholder return relative to two market indices.
Over the past two years, we have made significant progress in strengthening our balance sheet and positioning the Company for the future. During this period, our credit ratings were upgraded, and we executed several capital markets transactions across a broad spectrum of debt products that have satisfied all of our significant near term debt maturities and meaningfully extended our debt maturity profile. These transactions have included five unsecured note issuances at declining interest rates, a refinancing of our largest secured credit facility at a reduced interest rate and the issuance of convertible preferred stock.
These transactions, along with fundamental improvements in the overall economy and real estate markets, have allowed us to reduce our overall cost of capital while maintaining lower leverage. As conditions in the economy and financing markets have improved, we have been increasing our originations of new lending and net lease investments, repositioning or redeveloping our operating properties and progressing on the entitlement and development of our land assets. We intend to continue these efforts, with the objective of having these assets contribute positively to earnings in the future. During the year, we resolved a number of non-performing loans including loans that were repaid, sold, returned to performing status and foreclosed on. Non-performing loans, net of specific reserves, declined 60% from $503.1 million at December 31, 2012 to $203.6 million at December 31, 2013.
Our compensation actions during 2013 take into account our progress in meeting our objectives, our accomplishments towards achieving our current and long-term strategic, business and financial goals, and our continuing efforts to enhance the alignment between our executive incentives and results realized by our shareholders.
We are requesting your non-binding vote on the following resolution:
RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the named executive officers as described in the Proxy Statement for the 2014 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure
Although your vote is non-binding and advisory, the board and the Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
Recommendation Regarding Executive Compensation
The board recommends that you vote FOR the Say on Pay resolution to approve the compensation of the named executive officers as described in the Proxy Statement for the 2014 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and narrative disclosure in this proxy statement.

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND ITS COMMITTEES
How often did the board meet during 2013?
During the fiscal year ended December 31, 2013, the board held 14 meetings, including meetings held in person and by telephone conference call. All directors are expected to attend a majority of the board meetings. All directors attended at least 75% of all of the board meetings and applicable committee meetings. In addition, all of the directors who were elected at the 2013 annual meeting were present in person at that annual meeting.
What Committees has the board established?
Our board has standing Audit, Compensation, Nominating and Governance, and Investment Committees. The standing committees are comprised entirely of independent directors. Our board appoints special committees from time to time, as deemed necessary or appropriate.
How does the Company determine director independence?
Our board has determined that a majority of our directors are independent. In determining director independence, the board considers all relevant facts and circumstances and the NYSE listing standards. Under the NYSE listing standards, no director qualifies as independent unless the board affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. The board has determined that the following directors qualify as independent: Mss. Josephs and Reiss and Messrs. Holman, McDonald and Ridings.
The Audit Committee
The Audit Committee is responsible for, among other things, retaining or dismissing our independent registered public accounting firm, reviewing with the auditors the plan and scope of the audit and audit fees, monitoring the adequacy of reporting and internal controls and meeting periodically with management and our independent registered public accounting firm.
As of the date of this proxy statement, the members of the Audit Committee are Dale Anne Reiss (chairperson), Robert W. Holman, Jr. and Barry W. Ridings. The board has determined that each of the current members of the Audit Committee is independent, as defined by the Audit Committee's charter and the NYSE listing standards, and that the chairperson of the committee qualifies as an "audit committee financial expert" as defined by the SEC. In addition, the board has determined that each of the current members of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE. The Audit Committee operates under a written charter, a copy of which may be found on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy. The Audit Committee met 11 times during 2013, including meetings held in person and by telephone conference call.
The Compensation Committee
The Compensation Committee is responsible for overseeing our executive compensation programs. The principal responsibilities of the Compensation Committee are:

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To review management's recommendations and advise management and the board on broad compensation programs and policies such as salary ranges, annual incentive bonuses and long-term incentive plans, including equity-based compensation programs, as well as other group benefit programs offered to employees generally.

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To review performance objectives established for our senior executives and evaluate the performance of such executives relative to these objectives in connection with the Compensation Committee's overall review of executive compensation.

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To approve, either as a committee or together with the other independent directors based on a recommendation of the committee, the base salary, annual incentive award, long-term incentive awards and other compensation for our chief executive officer.

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To approve base salaries, annual incentive awards, long-term incentive awards and other compensation for our other officers and employees with base salaries in excess of $200,000 per year (which include all officers who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended).

•	To administer the issuance of any award under our long-term incentive plans and other equity compensation programs.

•	To retain and oversee third party consultants to assist with the Compensation Committee's activities, from time to time.

•	To oversee our performance evaluation practices and procedures.

•	To consider and evaluate "Say on Pay" resolutions and recommend to the board the frequency with which "Say on Pay" resolutions should be voted on by the shareholders.

•	To perform such other duties and responsibilities pertaining to compensation matters as may be assigned to the Compensation Committee by the board or the chairman of the board.

•	To review the Compensation Discussion and Analysis for inclusion in this proxy statement.
As of the date of this proxy statement, the members of the Compensation Committee are Robert W. Holman, Jr. (chairman), Robin Josephs, John G. McDonald and Barry W. Ridings. Each of the current members of the Compensation Committee is independent as defined by the Compensation Committee's charter and the NYSE listing standards. The Compensation Committee operates under a written charter, a copy of which may be found on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy. The Compensation Committee met 13 times during 2013, including meetings held in person and by telephone conference call.
The Nominating and Governance Committee
The Nominating and Governance Committee is responsible for, among other things, considering and recommending actions relating to corporate governance matters. In addition, the Nominating and Governance Committee considers and recommends to the board individuals to serve as our directors and executive officers. In making such recommendations, the Nominating and Governance Committee considers such factors as it deems appropriate. These factors may include judgment, skill and experience with businesses and other organizations comparable to us. The charter of our Nominating and Governance Committee also identifies diversity as one factor which the committee may consider when nominating a candidate for election to the board. Diversity includes not only factors such as gender, race and age, but also background, experience, skills, accomplishments, personal qualities and other traits desirable in achieving an appropriate mix of qualified individuals.
The Nominating and Governance Committee may solicit and consider suggestions of the directors or management regarding possible nominees, may consider nominees suggested by shareholders and generally shall guide the process of recruiting new directors. The Nominating and Governance Committee may employ professional search firms or consultants to assist us in identifying potential members of the board with the desired skills and disciplines. Nominations made by shareholders should be made in accordance with the procedures set forth in this proxy statement under "Corporate Governance Matters—Shareholder Nominations for the Board." Candidates proposed by shareholders will be considered using the same criteria and in the same manner as all other candidates are considered.
As of the date of this proxy statement, the members of the Nominating and Governance Committee are John G. McDonald (chairman), Robert W. Holman, Jr. and Robin Josephs. Each of the current members of the Nominating and Governance Committee is independent as defined by the applicable NYSE listing standards. The Nominating and Governance Committee operates under a written charter, a copy of which may be found on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy. The Nominating and Governance Committee met five times during 2013, including meetings held in person and by telephone conference call.
The Investment Committee
The Investment Committee has been delegated the authority to approve our investment transactions involving commitments equal to $50 million or more but less than $75 million. Investment transactions of $75 million or more, and strategic investments such as a corporate merger or acquisition of another business entity (other than a corporate net lease financing) or any other material transaction involving our entry into a new line of business, must be approved by our board of directors. Investment transactions less than $50 million are subject to the approval of either an internal senior management investment committee or Jay Sugarman, our chairman and chief executive officer, and Nina Matis, our chief legal officer and chief investment officer, in accordance with the limits of investment authority established by the board.
Prior to May 2013, this Committee also served an asset management oversight function and reviewed our significant assets and portfolio management strategies, to complement the portfolio review conducted regularly by the board of directors. Effective

May 2013, this Committee was reconstituted as the Investment Committee, with responsibility to review and consider for approval our potential investment transactions within the limits of authority described above.
As of the date of this proxy statement, the members of the Investment Committee are Barry W. Ridings (chairman), John G. McDonald and Dale Anne Reiss. The Committee met one time during 2013, which reflects that potential investments we have considered recently have involved commitments in excess of $75 million requiring approval by our full board, which includes the members of the Investment Committee.
Are there any special arrangements under which members of our board serve as directors?
No arrangement or understanding exists between any director or executive officer and any other person or persons pursuant to which any director or executive officer was, or is, to be selected as a director or nominee.
What is the board's role in risk oversight?
Our management is charged with assessing and managing risks associated with our business on a day-to-day basis. The board's role is to oversee management's execution of these responsibilities and to assess our approach to risk management. In our view, it is not possible or desirable to eliminate risk from our activities. We believe that, as a company, our focus should be on identifying, pricing, managing and monitoring risk with the objective of achieving attractive, long-term, risk-adjusted returns for the benefit of the Company and our shareholders. We have robust internal processes and a strong internal control environment designed to identify, manage and mitigate material risks and to communicate with the board. The board exercises its oversight role periodically as part of its regular meetings and also through its committees, which examine various elements of risk as part of their responsibilities. The full board, or the appropriate board committee in the case of risks under the purview of a particular committee, receives regular reports from members of senior management on areas of material risk to us, including operational, financial, legal, regulatory, strategic and reputational risk, in order to review and understand risk identification, risk management and risk mitigation strategies. The board's role in risk oversight is consistent with our leadership structure generally, with the chief executive officer and other members of senior management having responsibility for assessing and managing our risk exposure, and the board and its committees providing oversight in connection with those efforts.
EXECUTIVE OFFICERS
Who are our executive officers?
Information for Jay Sugarman, our chairman and chief executive officer, is contained above under the heading "PROPOSAL 1: ELECTION OF DIRECTORS." Information with regard to our named executive officers is set forth below. For purposes of disclosure of the identity and compensation of our executive officers in this proxy statement, we include information on the persons we consider "executive officers" within the meaning of the SEC's proxy disclosure rules, including our chief executive officer, our chief financial officer and our chief legal officer and chief investment officer, as well as our other two most highly compensated officers whom we do not consider "executive officers" for purposes of the SEC's proxy disclosure rules. All of our officers serve at the pleasure of the board of directors and are customarily appointed as officers at the annual organizational meeting of the board held following each annual meeting of shareholders.
David DiStaso serves as our chief financial officer, having assumed this position in December 2010. He previously served as our chief accounting officer since June 2008. Mr. DiStaso is responsible for managing our financial reporting, accounting, treasury, investor relations and other corporate finance functions, and is involved in the execution of all capital markets activities. Before joining us, Mr. DiStaso previously spent 11 years with the CIT Group, Inc., most recently as chief financial officer of the Consumer Finance Division. He spent the first 10 years of his career in public accounting with KPMG, serving as a senior manager within the audit group and providing audit and consulting services to clients within the financial services industry. Mr. DiStaso received a bachelor's degree from Rutgers College and is a certified public accountant. Mr. DiStaso is 49 years old.
Nina Matis currently serves as our chief legal officer and chief investment officer. She assumed her current position in February 2008 after serving as our general counsel since 1996, executive vice president since November 1999 and chief investment officer since April 2007. Ms. Matis is responsible for overseeing and managing the strategic consideration and execution of our investment and financing transactions, restructurings and resolutions of loans and other problem assets, significant operational responsibilities and litigation and other legal matters. Ms. Matis previously served as a partner in the law firm of Katten Muchin Rosenman LLP, one of our principal outside law firms, and was an inactive special capital partner of the firm until her withdrawal from this position during 2010. From 1984 through 1987, Ms. Matis was an adjunct professor at Northwestern University School of Law where she taught real estate transactions. Ms. Matis previously served as a director of New Plan Excel Realty Trust, Inc. She is a director of Signature Theater Company and a member of the American College of Real Estate Lawyers, Ely Chapter

of Lambda Alpha International, the Chicago Finance Exchange, the Urban Land Institute, REFF, the Chicago Real Estate Executive Women, The Chicago Network and The Economic Club of Chicago. Ms. Matis received a B.A. degree, with honors, from Smith College and a J.D. degree from New York University School of Law. Ms. Matis is 66 years old.
Michelle MacKay currently serves as our executive vice president, serving in this position since February 2003. Ms. MacKay is head of capital markets, with responsibility for evaluating and executing capital markets initiatives, subject to the oversight of our chief executive officer, and works on strategic investments. She joined us from UBS Warburg, where she was an executive director in commercial real estate and a senior member of the commercial real estate approval committee. Ms. MacKay was also responsible for mezzanine structuring and distribution. From 1996 to 1998, Ms. MacKay was vice president at Chase Bank where she oversaw commercial mortgage-backed securities trading and real estate products distribution. Prior to Chase, Ms. MacKay worked in real estate investments at The Hartford. Ms. MacKay holds an M.B.A. from the University of Hartford and a B.A. from the University of Connecticut. Ms. MacKay is 47 years old.
Barbara Rubin currently serves as our executive vice president and, since September 1998, has served as president of iStar Asset Services, our loan asset management and servicing operation. Ms. Rubin has primary responsibility for our asset management, risk management, construction, and information technology functions, subject to the oversight of our chief executive officer. Prior to joining us, Ms. Rubin was president and chief operating officer of Phoenix Realty Securities, Inc., a real estate advisory operation that managed portfolios of real estate securities (including mortgage loan investments and real estate equity securities). She previously served as head of investment and development for Phoenix Home Life. Ms. Rubin is currently chair of the Connecticut Health and Education Facilities Authority, Chair of Connecticut Higher Education Supplemental Loan Authority and is a member of the board of the Hartford Stage. Ms. Rubin received a B.A. from Williams College and an M.B.A from the University of Connecticut. Ms. Rubin is 60 years old.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees the financial reporting process of iStar Financial Inc. (the Company), on behalf of the Board of Directors of the Company in accordance with our Audit Committee charter. The board, in its judgment, has determined that all members of our Audit Committee meet the independence requirements of the Securities and Exchange Commission (the SEC) and the New York Stock Exchange (the NYSE). The board has also determined that at least one member of the Audit Committee, the chairperson of the Committee, is an "audit committee financial expert" within the meaning of the rules of the SEC and that each member of our Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE. We operate under a written charter approved by the board, consistent with the corporate governance rules issued by the SEC and the NYSE. Our charter is available on the Company's website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy.
The Company's management is responsible for the financial reporting process and preparation of the quarterly and annual consolidated financial statements, including maintaining a system of internal controls over financial reporting, as well as disclosure controls and procedures. We are directly responsible for the appointment, compensation, retention, oversight and termination of the Company's external auditors, PricewaterhouseCoopers LLP, an independent registered public accounting firm. The independent registered public accounting firm is responsible for auditing the effectiveness of the Company's internal controls over financial reporting and for expressing its opinion thereon, in addition to auditing the annual consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles in the United States. We also review the performance of the Company's internal audit function. We do not prepare financial statements or conduct audits.
In connection with the December 31, 2013 audited consolidated financial statements, we have:

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reviewed and discussed with management and the independent registered public accounting firm the Company's internal controls over financial reporting, including a review of management's and the independent registered public accounting firm's assessments of and reports on the effectiveness of internal controls over financial reporting and any significant deficiencies or material weaknesses;

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reviewed and discussed with management and the independent registered public accounting firm the Company's audited financial statements, including discussions regarding critical accounting policies, other financial accounting and reporting principles and practices appropriate for the Company, the quality of such principles and practices, and the reasonableness of significant judgments;

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discussed with the independent registered public accounting firm the items that are required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications; and

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reviewed and considered the written disclosures in the letter received from PricewaterhouseCoopers LLP, as required by the PCAOB regarding the independent accountant's communications with the Audit Committee regarding independence, including a discussion about its independence from the Company and management.

Based on the reviews and discussions above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter in effect in 2013, we recommended to the board that the audited consolidated financial statements for 2013 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC. The board approved our recommendation.
Submitted by the Audit Committee:
Dale Anne Reiss (Chairperson)
Robert W. Holman, Jr.
Barry W. Ridings
The above report will not be deemed to be incorporated by reference into any filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the same by reference.
CORPORATE GOVERNANCE MATTERS
Corporate Governance Guidelines
Our board has approved a set of guidelines that provide the framework for our corporate governance. The board reviews these guidelines and other aspects of our corporate governance periodically, as necessary. Our corporate governance guidelines may be found on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy.
Board Leadership Structure
Our board has the authority to select the leadership structure it considers appropriate for us. In making leadership structure determinations, the board considers many factors, including the specific needs of our business and what is in the best interests of our shareholders. Our current leadership structure consists of a combined chairman of the board and chief executive officer position, a lead independent director, or Lead Director, an active and involved board, a majority of whom are independent directors, and board committees chaired by independent directors.
Under our bylaws, the chairman of the board presides over the meetings of the board and of the shareholders. The chairman of the board shall perform such other duties as may be assigned to him by the board of directors. The chief executive officer has general responsibility for implementation of our policies, as determined by the board, and for the management of our business and affairs. Jay Sugarman serves as both chairman of the board and chief executive officer.
Our board, by vote of its independent members, has designated a Lead Director, whose duties include the following:

•	preside at all meetings of the board at which the chairman is not present and all executive sessions of the independent directors;

•	serve as principal liaison between the chairman and the independent directors;

•	advise the chairman on the quality, quantity and timeliness of the information presented to the board;

•	advise the chairman on the agendas for board meetings;

•	advise the chairman on the schedule of meetings of the board to assure that there is sufficient time for discussion of agenda items;

•	call meetings of the independent directors, if deemed necessary or appropriate by the Lead Director;

•	if requested by major shareholders, be available for consultation and direct communication with major shareholders and their representatives; and

•	such other duties as the board may determine from time to time.
Robin Josephs currently serves as our Lead Director.
The board believes that this leadership structure—a combined chairman and chief executive officer, a lead independent director, active and involved independent directors, and board committees led by independent directors—is the most appropriate and effective arrangement for us at this time. Due to the varied and complex nature of our business, the board believes the chief executive officer is in the best position to lead most effectively and to serve in the critical role of chairman of the board. Having a chairman who also serves as chief executive officer facilitates timely communication with directors on critical business matters. The board believes that leadership of both the board and the Company by Mr. Sugarman is the optimal structure to guide us and maintain the focus needed to achieve our business goals. The board also believes there is an effective balance between strong Company leadership and appropriate oversight by independent directors and that the current board leadership structure functions very well. The board recognizes that circumstances may change, however, and will periodically review its leadership structure.
Executive Sessions
Our board of directors meets in executive session without management present at least quarterly. Our audit committee also meets in executive session without management present but with representatives of our independent registered public accounting firm present at least quarterly.
Committee Charters
Our Audit, Compensation and Nominating and Governance Committees have adopted charters that meet the standards established by the NYSE. Copies of these charters are available on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests copies.
Service on Other Boards
In view of the commitment of time and effort that is required of a director of a public company, our board has established a guideline that its directors should not serve on the boards of more than six public companies. For this purpose, we treat service on the boards of mutual funds having the same investment adviser as service on the board of one company.
Code of Conduct
Our Code of Conduct documents the principles of conduct and ethics to be followed by our directors, officers and employees. The purpose of the Code of Conduct is to promote honest and ethical conduct, compliance with applicable governmental rules and regulations, full, fair, accurate, timely and understandable disclosure in periodic reports, prompt internal reporting of violations of the Code of Conduct and a culture of honesty and accountability. A copy of the Code of Conduct has been provided to each of our directors, officers and employees, who are required to acknowledge that they have received and will comply with the Code of Conduct. Among its many features, the Code of Conduct describes how employees can report any matter that may be of concern to a named Compliance Officer, any other member of our Compliance Committee, our chief executive officer or the chairperson of the Audit Committee. This reporting may be done on an anonymous basis. We have also established an independent "hotline" telephone service that may be used by employees who wish to report any concerns or suspected violations of our standards of conduct, policies or laws and regulations, on an anonymous basis or otherwise. We will disclose any material changes to the Code of Conduct, and any waivers that are approved for directors or executive officers, in our public SEC filings and on our website within four business days of such an event. A copy of our Code of Conduct may be found on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy.
Disclosure Committee
We maintain a Disclosure Committee consisting of members of our executive management and senior staff. The purpose of the Disclosure Committee is to oversee our system of disclosure controls and assist and advise the chief executive officer and chief financial officer in making the required certifications in SEC reports. The Disclosure Committee was established to bring together on a regular basis representatives from our core business lines and employees involved in the preparation of our financial statements to discuss any issues or matters of which the members are aware that should be considered for disclosure in our public SEC filings and review our draft periodic SEC reports prior to filing. The Disclosure Committee reports to our chief executive officer and, as appropriate, to our Audit Committee. The Disclosure Committee meets quarterly and otherwise as needed. The

Disclosure Committee has adopted a written charter to memorialize the Committee's purpose and procedures. A copy of the charter may be found on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy.
Communications with the Board
We provide the opportunity for interested parties, including shareholders, to communicate with members of the board. Interested parties may communicate with our Lead Director, the other independent board members or the chairperson of any of the committees of the board by e-mail or regular mail. All communications by e-mail should be sent to CorporateSecretary@istarfinancial.com. Communications sent by regular mail should be sent to the attention of the Lead Director, the independent directors, the Audit Committee chairperson, the Compensation Committee chairman or the Nominating and Governance Committee chairman, as the case may be, in each instance in care of the secretary of the Company at our headquarters at 1114 Avenue of the Americas, 39th Floor, New York, NY 10036.
Our chief legal officer and our secretary will review each communication received in accordance with this process to determine whether the communication requires immediate action. These officers will forward all appropriate communications received, or a summary of such communications, to the appropriate board member(s). However, we reserve the right to disregard any communication that our chief legal officer and our secretary determine is unduly hostile, threatening, or illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. These officers have the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.
Shareholder Nominations for the Board
Shareholder nominations for election to the board should be sent to the attention of the secretary of the Company at the address appearing on the notice accompanying this proxy statement, describing the candidate's qualifications and accompanied by the candidate's written statement of willingness and affirmative desire to serve in a manner representing the interest of all shareholders. Shareholders may also make nominations directly by following the procedure specified in our Bylaws.
Candidates proposed by shareholders will be considered using the same criteria and in the same manner utilized by the Nominating and Governance Committee of the board in considering all candidates for election to the board. See "INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES—The Nominating and Governance Committee."
Minimum Stock Ownership Guidelines for Non-Employee Directors and Senior Officers
We have minimum stock ownership guidelines that require each non-employee director to own a number of shares of our common stock (including common stock equivalents or other equity awards) having a value at least equal to five times the amount of the annual cash retainer payable to non-employee directors, which is presently $76,000. Each non-employee director has five years from the adoption of these guidelines in 2013, or the date of his or her election to the board, whichever is later, to satisfy the ownership guidelines.
We also have adopted minimum stock ownership guidelines that require our chief executive officer, other named executive officers and other senior officers to own a number of shares of our common stock having a value at least equal to a specified multiple of the officer's base salary, which varies from five times to one times the officer's salary based on the officer's title. Each officer has five years from the adoption of these guidelines in 2013, or the date of his or her appointment to an officer position, whichever is later, to satisfy the ownership guidelines.
For purposes of these stock ownership guidelines, unvested equity incentive awards that have time-based vesting are counted and unearned performance-based equity incentive awards are not counted.
Taking into account any permitted transition period, all of our non-employee directors and named executive officers are currently in compliance with the guidelines.
Clawback Policy
We have a "clawback" policy that is reflected in the provisions of our incentive compensation awards. If we determine that an employee has engaged in fraud, willful misconduct or violation of a company policy that causes or contributes to a material restatement or adjustment of financial results within two years after the period presented, or causes a material negative revision of a financial measure used to award incentive compensation, the Compensation Committee will review performance-based compensation awarded to the employee and, if appropriate, seek recoupment of an appropriate portion of such performance-based compensation.

Anti-Hedging Policy
We have adopted a policy that prohibits directors, officers and other employees from trading in financial instruments or engaging in hedging transactions involving our securities that are designed to hedge or offset the risks of price fluctuations in the value of our securities (including but not limited to collars or forward sale contracts, puts, calls or other exchange traded options, or short sales of our shares).
Prohibition on Pledged Securities and Margin Accounts
We prohibit directors, officers and other employees from pledging our securities as collateral for a loan or holding iStar securities in a margin account, except with prior approval in accordance with guidelines approved by our board from time to time. Exceptions may be granted and approval given on a case-by-case basis in circumstances where an individual clearly demonstrates the financial capacity to meet a margin call or repay the loan without resort to the pledged shares, or where the amount of pledged shares or shares held in a margin account is not significant in comparison to the individual's total ownership of our shares, or where the aggregate amount of pledged shares by all insiders is not significant compared to our total outstanding shares.
"Double Trigger" Change in Control Provision for Long-Term Incentive Compensation
Beginning in 2013, all long-term incentive compensation awards for our executive officers include a "double trigger" change in control provision, meaning that, in the event of a change in control of the Company, the incentive compensation awards will receive accelerated vesting only if the change in control transaction is followed by termination of the executive's employment or effective termination, such as material reduction in position, responsibilities, compensation or other significant terms of employment.
Holding Period for Equity Portion of Annual Incentive Awards
The portion of an annual incentive award that is delivered to our executives in the form of shares of our common stock (net of statutory minimum required tax withholdings) is subject to holding period requirements set forth in the award agreements. The employee may not sell one-half of such shares for at least one full year and may not sell the remaining half of such shares for at least two full years from the date the shares are awarded.
No Poison Pill
We do not currently have a shareholder rights plan, commonly known as a "poison pill," in effect.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This compensation discussion and analysis describes the key principles and factors underlying our executive compensation policies and decisions for 2013 for our named executive officers. The following discussion should be read in conjunction with the other information presented in this proxy statement, including the information in the compensation tables and the footnotes to those tables.
Introduction
Our compensation program reflects our pay-for-performance philosophy and is designed to create a strong connection between executive pay and our business performance, including shareholder value creation, and achieve the following objectives:

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To further our current and long-term strategic, business and financial goals in the creation of shareholder value by enabling us to attract, retain, motivate and reward key executives who contribute to achieving those goals.

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To encourage our key executives to improve business performance and increase shareholder value by providing a mix of current compensation and long-term rewards that is variable and balanced between salary and performance-based pay and includes cash, equity compensation and other benefits.

•	To align shareholder and employee interests by compensating employees for improving our business performance and increasing the value of the Company, to the benefit of our shareholders.

To promote these objectives, a significant part of executive compensation is based on accomplishing achievements that improve the performance of the Company and increase the Company's value. We believe this approach helps us achieve our objectives and promote the interests of our shareholders.
Company Performance
We have made significant progress over the past two years in strengthening our balance sheet and positioning the Company for the future. During this period, our credit ratings were upgraded, and we executed several capital markets transactions across a broad spectrum of debt products that have satisfied all of our significant near term debt maturities and meaningfully extended our debt maturity profile. These transactions have included five unsecured note issuances at declining interest rates, a refinancing of our largest secured credit facility at a reduced interest rate and the issuance of convertible preferred stock.
These transactions, along with fundamental improvements in the overall economy and real estate markets, have allowed us to reduce our overall cost of capital while maintaining lower leverage. As conditions in the economy and financing markets have improved, we have been increasing our originations of new lending and net lease investments, repositioning or redeveloping our operating properties and progressing on the entitlement and development of our land assets. We intend to continue these efforts, with the objective of having these assets contribute positively to earnings in the future. During the year, we resolved a number of non-performing loans including loans that were repaid, sold, returned to performing status and foreclosed on. Non-performing loans, net of specific reserves, declined 60% from $503.1 million at December 31, 2012 to $203.6 million at December 31, 2013.
Compensation Program Design
In early 2013, we implemented a number of changes to the design of our annual incentive and long-term incentive compensation programs. These changes followed a comprehensive review of our compensation program by our Compensation Committee, with the assistance of Pay Governance LLC, an independent compensation consultant engaged by the Committee. These compensation program changes were developed to:

•	Enhance the alignment between shareholder results and our executive incentives;

•	Build a more direct link between our financial performance and incentive award levels; and

•	Create and communicate an incentive program that unites members of the organization around the achievement of specific financial goals based on returns for our shareholders.
Since these changes in our compensation program design, in our regular communications with significant shareholders regarding our business results and plans, we have elicited our shareholders' views regarding our compensation program and our efforts to enhance the alignment between our performance, our shareholders' results and our executives' incentives. The results of the "Say on Pay" vote at our 2013 annual meeting showed that 87.3% of our shareholders who voted supported the non-binding, advisory vote on our executive compensation. We continue to work to enhance our overall compensation program to provide appropriate incentive compensation opportunities for our executives that are aligned with our financial performance and results for our shareholders. The iStar Financial Inc. 2013 Performance Incentive Plan (iPIP) described under Proposal 2 is being proposed as a key part of that program.
The chart below summarizes the key elements of our compensation program, with particular emphasis on recent changes made to the program. A detailed discussion of our 2013 compensation actions follows the chart.

Program Element	Design	Explanation
Target Pay Mix
Our total pay program emphasizes variable pay, with a substantial portion of the compensation opportunities for our named executive officers delivered in the form of incentive awards, a majority of which is delivered in equity that is linked to the creation of shareholder value. If approved by shareholders, the iPIP will add a significant additional performance-based component to our compensation program. The pay mix is not based on a rigid formula.

In determining base salaries, annual incentives and long-term incentives, we seek to strike a balance between rewarding short-term performance and motivating long-term achievements. We emphasize individual performance and aligning the interests of management and our shareholders through the use of objective financial metrics and performance-based compensation, including equity-based awards.

Program Element	Design	Explanation
Base Salaries
Salaries are reviewed and may be adjusted annually, based on factors including the level of the position within the Company, experience, scope of responsibility, individual performance and relevant market practices.
Salaries are the only fixed component of our compensation program, with other elements variable based on Company and individual performance.

Annual Incentive Awards (Bonus)
Performance-based: In 2013, the size of the total annual incentive pool is based on our performance measured by our actual Adjusted EBITDA results for the year compared to the Adjusted EBITDA forecast reviewed by the Committee at the start of the year. To account for unanticipated circumstances and external economic factors, the Committee has discretion to adjust the size of the pool up or down by 25% based on its assessment of our overall performance. Individual employees' allocations from the annual incentive pool are based on an assessment of individual performance.

Annual incentives provide the opportunity to earn rewards based on overall company performance, individual performance and other factors.

Reference to a performance metric is designed to enhance individuals' understanding of the link between individual rewards and company performance.

Mix of cash and equity: In 2013, for employees above a threshold salary level, a portion of the annual incentive awards is paid in the form of shares of our common stock, which recipients are restricted from selling for up to two years from the date of grant.
Providing a portion of the award in the form of shares that must be retained for a stated period is designed to focus employees on improving value for shareholders.

Long-Term Incentive (LTI) Awards
Employees who do not participate meaningfully in the iPIP are eligible to receive various types of LTI equity-based awards, typically vesting over multiple years subject to service and/or performance conditions. Beginning in 2013, LTI awards are a mix of performance-based and time-based LTI awards:

● In 2013, a substantial majority of the LTI award opportunity for our named executive officers (80% for our CEO and 70% for others) was in the form of performance-based restricted stock units (Units), which vest based on our TSR measured over the performance period relative to the FTSE NAREIT All REITs Index (one-half of the target award) and the Russell 2000 Index (one-half of the target award). Vesting ranges from 0% to 200% of target, depending on performance. For awards granted in 2013, performance periods were phased in with 1-year and 2- year cycles (to provide for regular annual vesting opportunities during phase-in); thereafter, performance periods will be 3 years. Dividends will accrue but will not be paid unless and until Units vest and are settled.
Performance-based Units are linked directly to shareholder value relative to two indices that include companies against which we may compete for capital or investment opportunities.

● In 2013, the remaining balance of the LTI award opportunity was in the form of time-based Units that cliff vest after a 3-year service period. Dividends will accrue but will not be paid unless and until Units vest and are settled.
Time-based Units provide for retention and ongoing alignment with shareholder value over multi-year periods that may include potentially volatile economic cycles.

Subject to approval by shareholders, the iPIP described in this proxy statement will be the primary vehicle for providing long-term incentive compensation opportunities to our chief executive officer, other named executive officers and select investment professionals.

The iPIP is designed to provide an incentive compensation opportunity to our senior executives and select investment professionals that is modeled after private equity "carried interest" programs, to provide a target aggregate compensation opportunity (inclusive of a participant's base salary and appropriate annual incentive compensation) consistent with that expected by top-tier investment talent in other investment-based organizations.

Program Element	Design	Explanation
Retirement Plans; Other Benefits	401(k) plan and other group health and welfare benefits are offered to employees generally.	Executives do not receive preferential retirement, pension, health or welfare benefits.

Other Design Features
No employment agreements or change in control arrangements with our named executive officers and other named officers (except to the extent a change in control may accelerate vesting of LTI awards as described herein). Starting in 2013, our LTI award agreements include "double trigger" change in control provisions.
Our executives are employed on an "at will" basis and may be terminated at any time with or without cause.
	Severance plan for all eligible employees provides for salary continuation, bonus, health benefits and outplacement based on length of service, upon termination of employment without cause.	Executives do not receive preferential severance benefits.

Termination of Employment: Upon resignation or termination of employment for cause, unvested LTI awards are forfeited. Following termination of employment due to death, disability or retirement or involuntary termination without cause, a prorated portion of LTI awards will vest.
To achieve full vesting of LTI awards, continued service during vesting period is required.
	Stock Ownership Guidelines adopted for directors and senior officers.	Promote meaningful ownership stake for senior management and the board.
	Sale restrictions imposed on vested annual incentive awards delivered in the form of shares.	Promote alignment with shareholders' interests.
	Prohibition on hedging and significant pledging of our shares by insiders.	Hedging transactions are inconsistent with aligning interests of management and shareholders. Significant pledging could lead to forced sales that may negatively impact our stock price.
	Clawback provisions included in LTI award agreements.	Enable Committee to recoup incentive compensation in the event of misconduct directly related to a material restatement of our financial or operating results.
	Restrictive covenants included in award agreements with senior officers, including non-competition, non-disparagement and non-solicitation of our employees following end of employment.	LTI awards for senior officers are conditioned on executives agreeing not to take postemployment actions that may be against our interests.
In addition to the specific design elements of our compensation program described above, our compensation policies and practices include the following:

•	The Committee is comprised of independent directors who meet regularly to discuss and oversee the compensation program.

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The Committee has engaged an independent compensation consultant, Pay Governance LLC, to assist on a range of executive compensation matters. The consultant was retained by, and reports to, the Committee and has no other business affiliation with us.

•	The consultant briefs the Committee regularly on key compensation trends.

•	The Committee conducts an annual review of our chief executive officer's performance.

•	The Committee conducts an annual review of the internal and external competitiveness of our executive compensation program, including pay levels and incentive program effectiveness.
Shareholder Outreach and Communication
Throughout the year, our management engages in regular communications with significant shareholders to discuss our business, strategic plans, financial results and other matters of interest. In 2013 and 2014, these conversations included dialogues with approximately 15 of our largest investors, which collectively own a majority of our outstanding shares. During these discussions, our shareholders expressed a broad range of views on many matters. In their comments, investors have recognized the business challenges we faced, the results accomplished by our management team and the progress we have made in achieving near-term stability and improving our prospects for longer-term success. In these discussions, we elicited our shareholders' views regarding our overall compensation program and their comments indicated preference for incentive compensation awards linked to performance rather than service-based awards and performance hurdles for executive compensation, including specific interest in linking compensation to total shareholder return.
2013 Compensation Actions
Compensation decisions for our executives are made annually, after reviewing Company performance as a business and evaluating individuals' performance and contributions during the year, leadership qualities, business responsibilities, career with us, current compensation arrangements, long-term potential to enhance shareholder value and other relevant performance and market data. Mr. Sugarman, our chief executive officer, makes specific compensation recommendations to the Committee based on the objectives and approach set by the Committee, as well as current business conditions and other factors. Specifically, for each executive other than himself, Mr. Sugarman makes recommendations regarding base salaries for the following year, annual incentive awards and long-term incentive awards, for review and discussion with and approval by the Committee. As part of its evaluation, the Committee considers various factors and data, including compensation levels and practices at other companies considered to be relevant for purposes of comparison but does not engage in a formal benchmarking process. Mr. Sugarman may attend meetings of the Compensation Committee at the request of the Committee chair, but does not attend executive sessions and does not participate in any Committee or Board discussions relating to the final determination of his own compensation.
In connection with its oversight of our 2013 compensation decisions, the Compensation Committee engaged Pay Governance LLC as its independent compensation consultant to assist the Committee on a range of executive compensation matters. The Committee has considered the independence of Pay Governance LLC in light of new SEC rules and NYSE listing standards. The Committee reviewed a report from Pay Governance LLC addressing the consultant's independence and concluded that the work of Pay Governance LLC did not raise any concerns regarding independence, conflicts of interest or related matters.
The compensation consultant provided information and advice regarding compensation levels for our executives, and generally assisted the Committee in recommending compensation for the chief executive officer, considering the recommendations made by the chief executive officer for the other named executive officers and other employees, and determining an appropriate structure and mix of compensation. The consultant conferred with the Committee members, as a group and individually, to discuss our recent compensation history and other relevant matters. The consultant met with the Committee regularly to discuss guiding compensation principles, competitive market trends and potential pay frameworks.
Base Salaries
Early in 2013, the Committee reviewed the base salaries of our named executive officers. The base salaries of our chief executive officer and our chief legal officer and chief investment officer were not changed. The salaries of each of the other named executive officers were increased by approximately 14% based on the Committee's review of the significant performance and overall contributions by these individuals to our business and operating results as well as compensation compared to external market data and internal compensation levels.
Annual Incentive Awards
Under the annual incentive program adopted in early 2013, the size of our total annual incentive pool is based on a specific performance measure. The Committee has selected Adjusted EBITDA as the relevant performance measure at this time. Our actual Adjusted EBITDA results for the year are compared to the Adjusted EBITDA target amount reviewed by the Committee at the start of the year. The total annual incentive pool is determined by the Committee based on a formula and individual employees' allocations from the pool are determined based on an assessment of individual performance. For 2013, we achieved actual Adjusted EBITDA results that exceeded our Adjusted EBITDA target amount.
In recognition of the new iPIP adopted by the board in late 2013 (subject to shareholder approval, as described under Proposal 2), our chief executive officer expressed to the Committee that he was prepared to forgo any expectation of an annual incentive award for 2013 in connection with the consideration of a potential award of iPIP points to him and, accordingly, no annual incentive was awarded to our chief executive officer for 2013. Discretionary annual incentive awards for 2013 for our other named executive officers were approved by the Committee based on the amount of the available annual incentive pool and the Committee's assessment of each officer's individual contributions to our financial and operating achievements.

Under the program, annual incentive awards are paid in a mix of cash and shares. Recipients are restricted from selling the stock portion of the annual incentive awards for up to two years from the date of grant. For those named executive officers who received awards, 25% of the awards for 2013 was delivered in shares.
Long-Term Incentive (LTI) Awards
During 2013 the Committee approved long-term incentive (LTI) awards for our named executive officers in respect of their 2012 performance. The named executive officers, other than Mr. DiStaso, were not granted LTI awards for services in 2013 in anticipation of participating in the proposed iPIP. Under our LTI program, and consistent with our desire to maintain alignment with shareholder results, the LTI awards for our named executive officers were primarily in the form of performance-based awards, with a lesser portion in the form of time-based awards that vest if the employee remains employed at the end of the vesting period.
Performance-Based Awards—A substantial majority of the LTI award opportunity for our named executive officers was delivered in the form of performance-based Units that vest only if we achieve performance goals with respect to Total Shareholder Return (TSR) over a specified performance period measured against two market indices, the FTSE NAREIT All REITs Index (one-half of the target award) and the Russell 2000 Index (one-half of the target award).
For performance-based LTI awards granted in 2013, the first year of this new LTI program design, one-third of the award was subject to a one-year performance period and two-thirds of the award was subject to a two-year performance period. Executives will be required to retain any shares earned under these awards, net of taxes, until year-end 2015. This phase-in approach reflects our desire to provide competitive earning opportunities while aligning management interests with those of shareholders, and to provide for regular annual vesting opportunities during the phase-in period. Starting with LTI awards in 2014, performance-based awards will be subject to a three-year performance period, after which no additional post-vesting holding period will be required.
Under these performance-based LTI awards, TSR is measured by the increase in the share price of our common stock during the relevant performance period by comparing the price at the end of the current period to the price at the end of the prior period, and assuming reinvestment of dividends paid, if any, on common stock during the period. Our share price is calculated as the average of the NYSE closing prices of our common stock on the last 20 trading days of each relevant period. Our TSR is compared to that of the constituents of the two market indices, which are calculated using a 20-day trading day average price. Our stock price, and any companies that are not in the index at the beginning and end of the performance period, will be excluded from the TSR calculation for that index. Performance-based Units will vest, and shares of our common stock will be earned in the amount of the vested performance-based Units, based on the performance of our TSR compared to each index (measured as a percentile), as follows:

	< Threshold	Threshold	Target	High
TSR Percentile Achieved	Less than 30th Percentile	30th Percentile	50th Percentile	75th Percentile
Shares Earned (as % of Target amount)	0%	50%	100%	200%
No shares will be earned if performance is below the threshold level, and results are interpolated on a linear basis between the levels of threshold, target and high, as shown above. If our TSR is negative, the number of shares earned is capped at the threshold level, regardless of our TSR performance relative to the NAREIT All REITs Index and the Russell 2000 Index. Dividends will accrue but will not be paid unless and until performance-based Units vest and are settled, that is, by the release and delivery of shares to the executive, net of statutory minimum required tax withholdings.
By delivering a significant portion of incentive compensation opportunities to our named executive officers through these performance-based awards, we seek to ensure that a significant amount of compensation will only be realized by our executives if there is above-market appreciation in our share price. Based upon our outstanding TSR performance during the one-year period ended December 31, 2013, the portion of the initial LTI awards that was subject to a performance period that ended on December 31, 2013 vested at 200% of the target amount of the awards.
Our chief executive officer was granted LTI Awards during 2013 that are comprised 80% of performance-based Units. The LTI Awards granted to our other named executive officers during 2013 are comprised 70% of performance-based Units.
Time-Based Awards—The remaining portion of the LTI award opportunity for our named executive officers is in the form of time-based Units that will "cliff" vest in one installment at the end of a three-year vesting period if the executive remains employed on the vesting date. Dividends will accrue but will not be paid unless and until time-based Units vest and are settled.
In addition, effective February 15, 2013, a special time-based LTI award was granted to Mr. DiStaso in the amount of 20,000 time-based Units vesting in three equal annual installments on December 10, 2013, December 10, 2014 and December 10, 2015, based upon the Committee's review of his contributions to our business and operating results, as well as his overall compensation compared to external market data and internal compensation levels.
Risk and Compensation
As noted above in the discussion of the board's role in risk oversight, in our view, it is not possible or desirable to eliminate risk from our business activities. We believe that both the Company and our individual employees should focus on identifying, pricing, managing and monitoring risk with the objective of achieving attractive, long-term, risk-adjusted returns for our shareholders. We believe that our compensation program should support and motivate our employees in achieving this objective, but should not encourage excessive risk taking. We believe that our compensation program does not encourage excessive risk taking based in part on the following attributes of our program:

•	We have no employment agreements with executive officers. All of our executives are employed on an "at will" basis and may be terminated with or without cause at any time.

•	Compensation is variable and performance-based. No individual's compensation is guaranteed.

•
A significant portion of the compensation we pay our senior executives consists of long-term equity incentive awards which vest over multiple years, and a substantial portion of the LTI award opportunity will only vest if our shareholder value creation is above market, measured by comparison to two market indices.

•	Our executives have no "golden parachute" or "golden coffin" arrangements.

•
Our equity awards include clawback provisions which enable us to recover the awards in the event of gross negligence or misconduct directly related to a material restatement of our financial or operating results.

Taken as a whole, our compensation arrangements reward executives for appropriately identifying and managing risks, but provide no guaranteed "safety net" if they are ineffective in doing so. Moreover, the structure of our incentive compensation program ensures that any loss of value to our shareholders is shared by our management.
Compensation Committee Report
In connection with our oversight of the compensation programs of iStar Financial Inc., a Maryland corporation (the Company), we, the members of the Compensation Committee listed below, have reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. Based upon the review and discussion, the Compensation Committee has recommended to the board of directors of the Company that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2013.
Submitted by the Compensation Committee:
Robert W. Holman, Jr. (Chairman)
Robin Josephs
John G. McDonald
Barry W. Ridings

The above report will not be deemed to be incorporated by reference into any filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the same by reference.

Summary Compensation Table
The following table, and the accompanying footnotes, sets forth compensation information for the past three years for Jay Sugarman, our chief executive officer, David DiStaso, our chief financial officer, Nina Matis, our Chief Legal Officer and Chief Investment Officer, and our two other most highly-compensated officers during the 2013 fiscal year.
We note that several of the elements and the timing of our compensation program as administered annually by the Committee do not directly correspond to the information set forth in the tables required to be included in this disclosure pursuant to the SEC's rules and regulations. The Committee's approach with respect to equity incentive awards is to provide long-term rewards and retention benefits by providing for multi-year vesting and this structure helps align the awards with shareholder interests. The SEC requires that an equity award be reflected in the "Stock Awards" column in the year in which it is granted, regardless of the multi-year nature of the award or the year(s) in which the employee may realize, or receive, compensation in the form of vested shares pursuant to an award.
The amounts shown in the "Stock Awards" column for 2013 include awards of performance-based and time-based Units granted to executives in January and February 2013. No stock awards were granted to our executive officers during 2012. The amounts shown in the "Stock Awards" column for 2011 include Units granted to executives in February and March 2011 and, in the case of our chief executive officer, Units granted in October 2011. In addition, as described in footnote 6 below, in accordance with SEC rules, the amounts shown in the "Stock Awards" column for 2011 include LTI Awards that were originally granted to our executives in December 2008 as part of a multi-year compensation program, and which were amended in July 2011 to cover a reduced amount of shares and extend vesting periods until 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)(2)		All Other Compensation ($)(3)	Total ($)
Jay Sugarman	2013	1,000,000	—	(4)	1,423,637	(5)	11,162	2,434,799
Chairman and	2012	1,000,000	1,545,427		—		10,912	2,556,339
Chief Executive Officer	2011	1,000,000	1,500,000		23,399,999	(6)	10,307	25,910,306
David DiStaso	2013	400,000	849,997		551,591	(5)(7)	14,838	1,816,426
Chief Financial Officer	2012	350,000	531,818	(8)	—		16,602	898,420
	2011	350,000	450,000	(8)	266,075	(6)	16,307	1,082,382
Nina Matis	2013	500,000	2,499,997		1,142,972	(5)	15,530	4,158,499
Chief Legal Officer and	2012	500,000	1,319,682		—		15,280	1,834,962
Chief Investment Officer	2011	500,000	1,300,000		2,037,901	(6)	12,449	3,850,350
Michelle MacKay	2013	400,000	1,200,004		507,992	(5)	10,838	2,118,834
Executive Vice President	2012	345,833	761,354		—		10,602	1,117,789
	2011	250,000	750,000	(9)	1,018,951	(6)	10,307	2,029,258
Barbara Rubin	2013	400,000	699,999		317,497	(5)	12,968	1,430,464
Executive Vice President	2012	350,000	410,288		—		11,752	772,040
	2011	320,833	404,166		1,018,951	(6)	11,483	1,755,433

(1)
Amounts included in the "Bonus" column include annual incentive bonuses paid for services performed during the years shown in the Summary Compensation Table, which are typically paid in the first quarter of the following year. Amounts reported for 2013 and 2012 include the portions of the annual incentive bonuses paid in cash and in the form of shares, which are subject to restrictions on sale. Amounts reported for 2011 were paid in cash.

(2)
The "Stock Awards" column reflects the dollar value of LTI Awards, granted to the named executive officers in the years shown in the Summary Compensation Table, based on the grant date fair value of such LTI Awards calculated in accordance with FASB ASC Topic 718 (without regard to forfeitures). Stock awards are typically granted in the first quarter of the year for services performed during the previous year. No LTI awards were granted in 2012.

(3)
"All Other Compensation" includes the Company's matching contributions to the officer's account in our 401(k) Plan and additional compensation attributable to certain life insurance and disability insurance premiums.

(4)	No bonus was paid to Mr. Sugarman for his services during 2013, in connection with consideration of a potential award to him of points under the proposed iPIP described in this proxy statement.

(5)
Amounts reported in the "Stock Awards" column for 2013 reflect the LTI Awards granted in February 2013 for services performed in 2012. The fair values of the time-based Units were calculated based upon the share price at the date of grant. The fair values of the performance-based Units were calculated using a Monte Carlo model to simulate a range of possible future stock prices for our common stock. Refer to Note 12 of our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013 for further details.

(6)
Amounts reported in the "Stock Awards" column for 2011 amounts reflect the incremental fair value of market-condition performance-based Units that were originally granted to executives and other officers on December 19, 2008 and were modified on July 1, 2011. SEC disclosure rules require that these modified awards be reported as compensation in 2011. We consider these modified awards to reflect long-term compensation rewarding performance and providing retention over a multi-year period, since they are based on performance over a three-year period commencing in 2008 and include service conditions over an additional three years until 2014. The original awards had share price targets based on minimum total shareholder returns of 130% for the first year, 302% for the first two years and 475% for the first three years. While our share price traded above the two-year and three-year share price targets prior to the target dates, the two-year and three-year share price targets were not met for 20 consecutive trading days prior to the target dates. At the time these awards were amended, our stock price had increased approximately 336% over the stock price at the time the awards were originally granted in December 2008. As modified, each of the named executive officers received only 75% of the performance-based Units originally granted to the executive less the number of time-based Units granted to the executive in March 2011. The awards, as modified, vested ratably on each of January 1, 2012, 2013 and 2014, so long as the executive remained employed by us on the vesting dates. Upon vesting of these awards, holders received shares of our common stock in the amount of the vested awards, net of statutory minimum required tax withholdings. The incremental fair value of the awards, as modified, was measured based on the fair value of the modified awards in excess of the fair value of the original awards measured immediately before the terms were modified. The incremental fair value of the awards, as modified, was calculated using a Monte Carlo model to simulate a range of possible future stock prices for our common stock as of July 1, 2011, the date of the modification. Refer to Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 for further details.

The "Stock Awards" column for 2011 also includes the grant date fair values of time-based Units granted to Mr. DiStaso on February 11, 2011, which cliff vested in one installment on February 11, 2013, time-based Units granted to the other named executive officers on March 20, 2011, which cliff vested in one installment on March 20, 2013, and time-based Units granted to Mr. Sugarman on October 7, 2011, which vested in installments on October 15, 2011 (40%) and June 15, 2013 (30%) and will vest in a final installment on June 15, 2014 (30%).

(7)	Amounts reported in the "Stock Awards" column for 2013 for Mr. DiStaso also include a special award of LTI time-based Units. See footnote 4 to Grants of Plan-Based Awards table below.

(8)	Includes a deferred bonus granted to Mr. DiStaso in 2010 for purposes of retention and paid in 2011 and 2012.

(9)	Includes a special one-time bonus paid to Ms. MacKay in 2011 for services relating to the negotiation and closing of our $3.0 billion secured facility entered into in March 2011.
Grants of Plan-Based Awards
The following table includes information on plan-based awards granted to our named executive officers during 2013.

		Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold (#)	Target (#)		Maximum (#)
Jay Sugarman	2/1/13					21,714	(1)	213,016
	2/1/13	14,476	28,952	(2)	57,904			404,294
	2/1/13	28,953	57,905	(3)	115,810			806,327
David DiStaso	2/1/13					9,000	(1)	88,290
	2/1/13	3,500	7,000	(2)	14,000			97,749
	2/1/13	7,000	14,000	(3)	28,000			194,951
	2/15/13					20,000	(4)	170,600
Nina Matis	2/1/13					27,000	(1)	264,870
	2/1/13	10,500	21,000	(2)	42,000			293,247
	2/1/13	21,000	42,000	(3)	84,000			584,854
Michelle MacKay	2/1/13					12,000	(1)	117,720
	2/1/13	4,667	9,333	(2)	18,667			130,332
	2/1/13	9,333	18,667	(3)	37,333			259,940
Barbara Rubin	2/1/13					7,500	(1)	73,575
	2/1/13	2,917	5,833	(2)	11,667			81,458
	2/1/13	5,833	11,667	(3)	23,333			162,464

(1)	These time-based Units will cliff vest in one installment on February 1, 2016 if the officer is employed by us on the vesting date.

(2)
These awards were granted in the target amount of performance-based Units subject to a one-year performance period and vested only if we achieved performance goals with respect to TSR over the performance period measured against two market indices, the FTSE NAREIT All REITs Index (one-half of the target award) and the Russell 2000 Index (one-half of the target award). Based upon our TSR performance relative to these market indices, the Units vested on December 31, 2013 at the maximum amount of the awards.

(3)
These awards were granted in the target amount of performance-based Units subject to a two-year performance period and will vest only if we achieve performance goals with respect to TSR over the performance period measured against two market indices, the FTSE NAREIT All REITs Index (one-half of the target award) and the Russell 2000 Index (one-half of the target award).

(4)	These time-based Units vest in three equal annual installments on December 10, 2013, December 10, 2014 and December 10, 2015 if the officer is employed by us on the vesting dates.
Outstanding Equity Awards
The following table shows all outstanding equity awards held by the named executive officers at the end of fiscal 2013, which include unvested Units. As required by SEC rules, the market value of unvested Units is calculated by multiplying the number of Units by $14.27, the closing market price of our common stock on December 31, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL 2013 YEAR-END

	Option Awards			Stock Awards
				Service-condition based			Market-condition based
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Jay Sugarman	—	—	—	962,963	(2)	13,741,482	57,905	(5)	1,652,608
	—	—	—	600,000	(3)	8,562,000
	—	—	—	21,714	(4)	309,859
David DiStaso	—	—	—	7,500	(2)	107,025	14,000	(5)	399,560
	—	—	—	9,000	(4)	128,430
	—	—	—	13,333	(6)	190,262
Nina Matis	—	—	—	130,740	(2)	1,865,660	42,000	(5)	1,198,680
	—	—	—	27,000	(4)	385,290
Michelle MacKay	—	—	—	65,370	(2)	932,830	18,667	(5)	532,756
	—	—	—	12,000	(4)	171,240
Barbara Rubin	—	—	—	65,370	(2)	932,830	11,667	(5)	332,976
	—	—	—	7,500	(4)	107,025

(1)
The market value of unvested Units is calculated by multiplying the number of units by $14.27, the closing market price of our common stock on December 31, 2013. In the case of performance-based Units with a performance period ending on December 31, 2014, the payout value is reported based on achieving the maximum performance measure.

(2)
See footnote 5 to the Summary Compensation Table on page 36 for a description of these awards, which vested on January 1, 2014 and shares were issued to the officers, net of statutory minimum required tax withholdings.

(3)
These awards consist of the final installment of time-based Units granted on October 7, 2011, which will vest on June 15, 2014 if the officer is employed by us on the vesting date. Dividend equivalents are paid on these awards from the date of grant, as and when dividends are paid on our common stock.

(4)
See 2013 Compensation Actions on pages 33-34 for a description of these time-based Units, which will cliff vest in one installment three years from the grant date of February 1, 2013 if the officer is employed by us on that date.

(5)
See 2013 Compensation Actions on page 33 for a description of these performance-based Units, which will vest on December 31, 2014 at 0% - 200% of "target" award amount based on our TSR measured over the performance period relative to the FTSE NAREIT All REITs Index (one-half of the target award) and the Russell 2000 Index (one-half of the target award). The number of Units reported is the target amount of the award.

(6)
See 2013 Compensation Actions on pages 33-34 for a description of these time-based Units, which will vest in two equal installments on December 10, 2014 and December 10, 2015 if the officer is employed by us on those dates.

STOCK VESTED IN FISCAL 2013
The following table presents information for the named executive officers relating to stock awards that vested during 2013.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Jay Sugarman	1,774,835	17,245,531
David DiStaso	54,596	605,511
Nina Matis	249,090	2,469,330
Michelle MacKay	123,639	1,215,368
Barbara Rubin	111,699	1,067,017

(1)
The net amounts of shares received by Mr. Sugarman, Mr. DiStaso, Ms. Matis, Ms. MacKay and Ms. Rubin upon vesting of these awards, after deduction of shares withheld by us to cover associated tax liabilities, as applicable, were 801,394; 33,962; 127,320; 63,526 and 67,897 shares, respectively.

Pension Benefits; Deferred Compensation
We do not maintain any tax-qualified defined benefit plans, supplemental executive retirement plans or similar plans for which information is required to be reported in a pension benefits table. Similarly, we do not maintain any non-qualified deferred compensation plans for which information is required to be reported.
Employment Agreements with Named Executive Officers
We do not have employment agreements with any of our named executive officers.
Severance, Change-in-Control or Similar Arrangements
We do not maintain any severance, change-in-control or similar programs or arrangements that provide for payments to the named executive officers following termination of employment or a change of control of the Company, except as described herein.
Under the High Performance Unit (HPU) program, upon a change of control (as defined in the HPU plan documents) the HPU participants will be entitled to receive the per share consideration paid to our common shareholders in the change of control transaction multiplied by the equivalent number of shares represented by their outstanding HPU interests for which valuation dates have occurred. Mr. Sugarman, Mr. DiStaso and Ms. MacKay do not hold any outstanding HPU interests. Ms. Matis holds 212,871 HPU interests and Ms. Rubin holds 67,924 HPU interests. If a change-in-control transaction had occurred on December 31, 2013, these officers would have received consideration in the transaction in respect of their HPU interests having equity value of $3,037,672 and $969,269, respectively, based upon the $14.27 per share NYSE closing price of our common stock as of that date and assuming the consideration received is equal to such closing price on such date. No consideration is payable in a change-in-control transaction with respect to HPU interests that have been redeemed.
Under the terms of our long-term incentive plan and the applicable award agreements, if, on December 31, 2013, employment of our named executive officers had been terminated without cause or a change in control had occurred, the named executive officers would have earned unvested Units having the values, and shares would have been delivered on the vesting dates, set forth below:

Name	Market Value of Earned Units Upon Termination Without Cause ($)(1)		Vesting / Delivery Date	Market Value of Earned Units Upon Change in Control ($)(1)	Vesting / Delivery Date
Jay Sugarman	8,562,000		12/31/13	8,562,000	12/31/13
	413,152	(2)	12/31/14
	94,681		2/1/16
David DiStaso	68,710		12/10/14	—	—
	99,890	(2)	12/31/14
	68,710		12/10/15
	39,243		2/1/16
Nina Matis	299,670	(2)	12/31/14	—	—
	117,728		2/1/16
Michelle MacKay	133,189	(2)	12/31/14	—	—
	53,328		2/1/16
Barbara Rubin	83,244	(2)	12/31/14	—	—
	32,707		2/1/16

(1)
Based on the $14.27 per share of NYSE closing price of our common stock as of December 31, 2013. Does not include the final installment of performance-based Units that vested on their scheduled vesting date of January 1, 2014, as described in the table of Outstanding Equity Awards at Fiscal 2013 Year-End at page 38.

(2)	Assumes 50% of the target amount of the outstanding performance-based Units granted on February 1, 2013 were earned during the performance period ending December 31, 2014.
The iStar Financial Inc. Severance Plan provides separation benefits in the event an employee is terminated without cause, on terms that are available generally to all salaried employees.
Legal Proceeding
On March 7, 2014, a shareholder action purporting to assert derivative, class and individual claims was filed in the Circuit Court for Baltimore City, Maryland naming the Company, a number of our senior executives (including our chief executive officer) and our directors as defendants. The complaint seeks unspecified damages and other relief and alleges breach of fiduciary duty, breach of contract and other causes of action arising out of shares of our common stock paid by the Company to our senior executives in January 2012, January 2013 and January 2014 pursuant to restricted stock unit awards granted in December 2008 and modified in July 2011. We believe the claims have no merit and we intend to defend the action vigorously.
Compensation Committee Interlocks and Insider Participation
As of the date of this proxy statement, the members of the Compensation Committee are Robert W. Holman, Jr. (Chairman), Robin Josephs, John G. McDonald and Barry W. Ridings. No member of the Compensation Committee is or was formerly an officer or an employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's board, nor has such interlocking relationship existed in the past.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. Directors, officers and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2013, all Section 16(a) filing requirements applicable to our directors, officers and greater than 10% beneficial owners were met.

DIRECTOR COMPENSATION
We pay non-employee directors an annual retainer of $76,000, paid in quarterly cash installments. The chairpersons of our board committees receive the following additional annual retainers, paid in quarterly cash installments: Audit Committee—$25,000; Compensation Committee—$25,000; and other committees—$15,000. Non-employee directors receive $2,000 for each board meeting attended. Members of board committees receive $1,800 for each committee meeting attended. Each non-employee director receives an annual equity award of $90,000, payable at their election in common stock equivalents (CSEs) or restricted shares of our common stock. The number of CSEs or restricted shares is based on the average NYSE closing price for our common stock for the 20 days prior to the date of the annual shareholders meeting. Our Lead Director receives an additional award of $75,000, in consideration of her services as Lead Director, payable at her election in CSEs or restricted shares based on the average NYSE closing price for our common stock for the 20 days prior to the date of the annual shareholders meeting. The CSEs and restricted shares generally vest at the time of the next subsequent annual shareholders meeting. An amount equal to the dividends paid on an equivalent number of shares of our common stock is paid on the CSEs and restricted shares from the date of grant, as and when dividends are paid on the common stock. Under the Non-Employee Directors' Deferral Plan, directors have the opportunity to defer the receipt of some or all of their compensation in accordance with the provisions of the plan.
The table below summarizes the compensation information for our non-employee directors for the fiscal year ended December 31, 2013. Jay Sugarman, our chairman and chief executive officer, is not included in this table as he is an employee of the Company and receives no compensation for his services as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Robert W. Holman, Jr.	142,100	72,053	—	5,000	219,153
Robin Josephs	141,000	123,517	—	5,000	269,517
John G. McDonald	130,300	72,053	—	—	202,353
George R. Puskar(4)	47,000	—	—	5,000	52,000
Dale Anne Reiss	136,700	72,053	—	5,000	213,753
Barry W. Ridings	143,100	72,053	—	5,000	220,153

(1)
Amounts included in the "Stock Awards" column reflect the grant date fair value of CSEs and restricted share awards made to directors in 2013 computed in accordance with FASB ASC Topic 718 (without regard to forfeitures). These awards were made to the directors under the Non-Employee Directors' Deferral Plan. The CSE and restricted share awards are valued using the closing price of our common stock on the date of grant. As of December 31, 2013, the directors held the following aggregate amounts of CSEs and/or restricted shares: Robert W. Holman, Jr.—43,591 CSEs and 17,343 restricted shares; Robin Josephs—75,513 CSEs and 29,730 restricted shares; John G. McDonald—60,934 CSEs; George R. Puskar—55,076 CSEs; Dale Anne Reiss—43,591 CSEs and 17,343 restricted shares; and Barry W. Ridings—6,670 CSEs and 17,343 restricted shares. Following the expiration of Mr. Puskar's term as a director during 2013, effective January 1, 2014, the CSEs held by Mr. Puskar were settled and shares of our common stock were delivered to him.

(2)	No option awards were granted to directors in 2013. As of December 31, 2013, the directors held no outstanding option awards.

(3)
Our directors are eligible to participate in our broad-based matching gifts program under which we will donate funds equal to contributions made by directors or employees to qualified nonprofit organizations, up to a maximum annual matching contribution per individual of $5,000 for directors and senior officers, $2,500 for other officers and $1,500 for other employees. Amounts included in the "All Other Compensation" column include matching gifts made by us on behalf of the listed director.

(4)	Term as director expired effective May 21, 2013.

INDEMNIFICATION
The Company and each of our directors and executive officers have entered into indemnification agreements. The indemnification agreements provide that we will indemnify the directors and the executive officers to the fullest extent permitted by our charter and Maryland law against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened or pending legal action, proceeding or investigation to which any of them is, or is threatened to be, made a party by reason of their status as our director, officer or agent, or by reason of their serving as a director, officer or agent of another company at our request. The Maryland General Corporation Law, or MGCL, permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. Under the MGCL, a Maryland corporation is required to indemnify any director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity, unless the charter requires otherwise, which our charter does not. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. Our charter requires us to indemnify and advance expenses to our directors and officers to the full extent required or permitted by Maryland law. In addition, we have obtained directors and officers liability insurance, which covers our directors and executive officers.
ACCOUNTING FEES AND SERVICES
Fees paid to PricewaterhouseCoopers LLP, our independent registered public accounting firm, during the last two fiscal years were as follows:
Audit Fees: The aggregate fees incurred during the fiscal years ended December 31, 2013 and December 31, 2012 for professional services rendered by PricewaterhouseCoopers LLP in connection with its integrated audits of our consolidated financial statements and our internal control over financial reporting and its limited reviews of our unaudited consolidated interim financial statements were approximately $1,493,375 and $1,536,262, respectively.
Audit-Related Fees: The aggregate fees incurred during the fiscal years ended December 31, 2013 and December 31, 2012 for assurance and related services rendered by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements and are not disclosed under "Audit Fees" above, were approximately $92,000 and $182,587, respectively. These audit-related fees included fees related to consultations concerning financial accounting and reporting standards, audits of wholly-owned consolidated secured financing subsidiaries and the issuance of mortgage servicing compliance reports. The 2012 fees include amounts not previously reported by us in the 2013 proxy statement, because they were invoiced subsequent to the date of that proxy statement.
Tax Fees: The aggregate fees incurred during the fiscal years ended December 31, 2013 and December 31, 2012 for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning were approximately $416,121 and $455,883, respectively. These services included income tax compliance and related tax services.
All Other Fees: No fees were incurred during the years ended December 31, 2013 or December 31, 2012 for other professional services rendered by PricewaterhouseCoopers LLP.
Our Audit Committee is responsible for retaining and terminating our independent registered public accounting firm (subject, if applicable, to shareholder ratification) and for approving the performance of any non-audit services by the independent registered public accounting firm. In addition, the Audit Committee is responsible for reviewing and evaluating the qualifications, performance and independence of the lead partner of the independent registered public accounting firm and for presenting its conclusions with respect to the independent registered public accounting firm to the full board.

The Audit Committee has the sole authority to approve all audit engagement fees and terms, as well as significant non-audit services, with the independent registered public accounting firm. During fiscal 2013, the Audit Committee approved all audit engagement fees and terms with PricewaterhouseCoopers LLP, as well as all significant non-audit services performed by PricewaterhouseCoopers LLP.
SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information available to us as of March 27, 2014 (except as otherwise indicated) with respect to any common stock and Series D preferred stock owned by our directors, nominees for director and executive officers, and any individual or group of shareholders known to be the beneficial owner of more than 5% of our issued and outstanding common stock and Series D preferred stock. This table includes options, if any, that are currently exercisable or exercisable within 60 days of the date of this proxy statement and CSEs and restricted shares of our common stock awarded to non-employee directors under the iStar Financial Inc. Non-Employee Directors Deferral Plan which are or will be fully vested within 60 days.

Name and Address of Beneficial Owner(1)	Common Stock Beneficially Owned(1)		% of Basic Common Stock Outstanding(2)	Series D Preferred Stock Beneficially Owned(1)		% of Series D Preferred Stock Outstanding(2)
David DiStaso(3)	58,631	(4)	*	—		—
Robert W. Holman, Jr.(3)	161,174	(5)	*	—		—
Robin Josephs(3)	154,360	(6)	*	—		—
Nina Matis(3)	300,611	(7)	*	—		—
John G. McDonald(3)	100,934	(8)	*	—		—
Dale Anne Reiss(3)	60,934	(9)	*	400	(10)	*
Barry W. Ridings(3)	24,013	(11)	*	—		—
Jay Sugarman(3)	2,535,698	(12)	3.0%	2,000		*
BlackRock, Inc.	9,550,819	(13)	10.9%	—		—
Diamond Hill Capital Management, Inc.	5,533,617	(14)	6.5%	—		—
The Vanguard Group	4,215,724	(15)	4.9%	—		—
All executive officers, directors and nominees for director as a group (9 persons)	3,396,355		4.0%			*

*	Less than 1%.

(1)
Except as otherwise indicated and subject to applicable community property laws and similar statutes, the person listed as the beneficial owner of shares has sole voting power and dispositive power with respect to the shares.

(2)	As of March 27, 2014, 84,654,798 shares of common stock and 4,000,000 shares of Series D preferred stock outstanding.

(3)	c/o iStar Financial Inc., 1114 Avenue of the Americas, 39th Floor, New York, NY 10036.

(4)
Includes 58,631 shares held directly by Mr. DiStaso. Does not include 36,333 unvested restricted stock units awarded to Mr. DiStaso, which represent the right to receive shares of common stock if and when the units vest.

(5)
Includes 118,790 shares owned indirectly by Mr. Holman through a partnership, 11,485 shares held directly, 43,591 CSEs held under the iStar Financial Inc. Non-Employee Directors Deferral Plan which are or will be fully vested within 60 days, and 5,858 restricted shares which are or will be fully vested within 60 days.

(6)
Includes 35,977 shares of common stock owned indirectly by Ms. Josephs through a family trust, 13,140 shares owned indirectly through an Individual Retirement Account, 75,513 CSEs held under the iStar Financial Inc. Non-Employee Directors Deferral Plan which are or will be fully vested within 60 days, and 29,730 restricted shares which are or will be fully vested within 60 days.

(7)
Includes 300,611 shares of common stock owned directly by Ms. Matis. Does not include 69,000 unvested restricted stock units awarded to Ms. Matis, which represent the right to receive shares of common stock if and when the units vest.

(8)
Includes 28,000 shares of common stock owned indirectly by Professor McDonald through an Individual Retirement Account, 12,000 shares owned indirectly through a family trust and 60,934 CSEs held under the iStar Financial Inc. Non-Employee Directors Deferral Plan which are or will be fully vested within 60 days.

(9)
Includes 11,485 shares held directly by Ms. Reiss, 43,591 CSEs held under the iStar Financial Inc. Non-Employee Directors Deferral Plan which are or will be fully vested within 60 days, and 5,858 restricted shares which are or will be fully vested within 60 days.

(10)	Does not include 6,910 shares of non-voting preferred stock beneficially owned by Ms. Reiss.

(11)
Includes 11,485 shares held directly by Mr. Ridings, 6,670 CSEs held under the iStar Financial Inc. Non-Employee Directors Deferral Plan which are or will be fully vested within 60 days, and 5,858 restricted shares which are or will be fully vested within 60 days.

(12)
Includes 2,495,154 shares of common stock owned directly by Mr. Sugarman and 40,544 shares owned indirectly through Mr. Sugarman's spouse. Does not include 679,619 unvested restricted stock units awarded to Mr. Sugarman which represent the right to receive shares of common stock if and when the units vest.

(13)	This information is based solely on a Schedule 13G, as amended, filed with the SEC on March 6, 2014 by BlackRock, Inc. This shareholder's address is 40 East 52nd Street, New York, NY 10022.

(14)
This information is based solely on a Schedule 13G filed with the SEC on February 7, 2014 by Diamond Hill Capital Management, Inc. This shareholder's address is 325 John H. McConnell Blvd., Columbus, OH 43215.

(15)	This information is based solely on a Schedule 13G filed with the SEC on February 6, 2014 by The Vanguard Group. This shareholder's address is 100 Vanguard Blvd., Malvern, PA 19355.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures With Respect to Related Party Transactions
It is the policy of our board of directors that all transactions between our Company and a related party must be approved or ratified by at least a majority of the members of our board who have no financial or other interest in the transaction. A related party includes any director or executive officer, any nominee for director, any shareholder owning 5% of more of our outstanding shares, and any immediate family member of such person.
In determining whether to approve or ratify a related party transaction, the board will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction. No director will participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director will provide all material information concerning the related party transaction to our board.
If a related party transaction will be ongoing, our board may establish guidelines for our management to follow in its ongoing dealings with the related party. The board may delegate to our Nominating and Corporate Governance Committee the authority to review and assess, on at least an annual basis, any such ongoing relationships with the related party to see that they are in compliance with the board's guidelines.
All related party transactions will be disclosed in our applicable filings with the SEC as required under SEC rules.
OTHER MATTERS
When Are Shareholder Proposals Due for the 2015 Annual Meeting?
In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, shareholder proposals intended to be presented at the annual meeting to be held in 2015 must be sent in writing, by certified mail, return receipt requested, to us at our principal office, addressed to our Secretary, and must be received by us no later than December 12, 2014 for inclusion in the 2015 proxy materials. In order for a shareholder proposal submitted outside of Rule 14a-8 to be considered at our 2015 annual meeting, the proposal must contain the information required by our bylaws and be received by us in accordance with our bylaws. Pursuant to our current bylaws, shareholder proposals made outside of Rule 14a-8 under the Exchange Act must be submitted not later than December 12, 2014 and not earlier than November 12, 2014; provided, however, in the event that mailing of the notice for the 2015 annual meeting is advanced more than 30 days prior to or delayed more than 30 days after May 22, 2015, a proposal by a shareholder to be timely must be delivered not earlier than the 150th day prior to the date of the 2015 annual meeting and not later than the close of business on the later of (1) the 120th day prior to the date of the 2015 annual meeting and (2) the tenth day following the date on which public announcement of the date of the 2015 annual meeting of shareholders is first made.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our shareholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the impacted shareholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify us by (1) directing your written request to: iStar Financial Inc., 1114 Avenue of the Americas, 39th Floor, New York, New York 10036, Attn: Investor Relations or (2) contacting our Investor Relations department at (212) 930-9400. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact us as specified above.
Are there any other matters coming before the 2014 Annual Meeting?
Our management does not intend to bring any other matters before the annual meeting and knows of no other matters that are likely to come before the meeting. In the event any other matters properly come before the annual meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy in accordance with their discretion.
The Company urges you to authorize a proxy to vote your shares by completing, signing, dating and returning the accompanying proxy card in the accompanying postage-paid return envelope at your earliest convenience, whether or not you presently plan to attend the meeting in person.
Availability of Annual Report on Form 10-K
Our 2013 Annual Report to Shareholders, including our audited financial statements for the fiscal year ended December 31, 2013, is being made available to you along with this proxy statement. You may obtain, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, without exhibits, by writing to us at iStar Financial Inc., 1114 Avenue of the Americas, 39th Floor, New York, NY 10036, Attention: Investor Relations, or by visiting our website at www.istarfinancial.com. The Annual Report on Form 10-K, however, is not part of the proxy solicitation materials, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.
By Order of the Board of Directors
Geoffrey M. Dugan
General Counsel, Corporate and Secretary
New York, NY
April 11, 2014

APPENDIX 1:
iSTAR FINANCIAL INC.
2013 PERFORMANCE INCENTIVE PLAN

iStar Financial Inc.
2013 Performance Incentive Plan

ARTICLE 1.
ESTABLISHMENT AND PURPOSE

1.1Establishment. The iStar Financial Inc. 2013 Performance Incentive Plan is established effective as of December 26, 2013, subject to approval by the Company's shareholders. Awards may be made under the Plan prior to shareholder approval of the Plan so long as such Awards are subject to shareholder approval of the Plan.
1.2Purpose. The purpose of the Plan is to foster and promote the long-term financial success of the Company and increase shareholder value by: (a) strengthening the Company's capability to attract, develop and retain a strong team of management and other key employees by providing incentive compensation opportunities competitive with companies engaged in comparable investment activities; and (b) motivating superior performance by means of long-term performance related incentives linked to business performance that enable officers and other key employees to participate in the long-term growth and financial success of the Company or an Affiliate.
ARTICLE 2.
DEFINITIONS

The following Sections of this Article provide terms used in this Plan, and whenever used herein in a capitalized form, the terms shall be deemed to have the meanings set forth in this Article. In addition, certain other terms used in the Plan but not specifically defined in this Article have the definitions given to them in the first place in which they are used.
2.1"Actual Leverage" means the actual secured debt (excluding general pledges for corporate debt facilities) used to specifically finance Investments.
2.2"Affiliate" means any corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company, including the subsidiaries of the Company and other entities controlled by such subsidiaries.
2.3"Applicable Participant" has the meaning given such term in Section 8.9.
2.4"Average Indebtedness" means, for any calendar quarter, the quotient obtained by dividing (a) the sum of the net book values of the Company Debt on the last day of the immediately preceding calendar quarter and the last day of each month in such calendar quarter, by (b) four (4).
2.5"Award" means a grant under the Plan, based upon criteria specified by the Committee. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an Award Agreement containing such additional terms and conditions as the Committee shall deem desirable.
2.6"Award Agreement" means any agreement, letter or other instrument by which an Award is granted to a Participant.
2.7"Benchmarks" mean the companies comprising the FTSE NAREIT All REITs Index and the companies comprising the Russell 2000 Index, or such other index or indices designated by the Committee from time to time for such purpose.
2.8"Board" means the Board of Directors of the Company.
2.9"Cause" with respect to any Participant, shall have the meaning set forth in any employment agreement between such Participant and the Company or an Affiliate. Absent such term in any such agreement, and in the case of other

1-1

Participants who do not have such an agreement, "Cause" means the following: (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or its affiliates; (iii) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company or its Subsidiaries, or any affiliate thereof; (iv) fraud, misappropriation or embezzlement of the Company's funds or other assets or other acts deemed by the Committee in the good faith exercise of its sole discretion to be an act of dishonesty in respect to the Company; (v) material violation of any statutory or common law duty of loyalty to the Company; (vi) a material breach of the Participant's employment agreement (if any) with the Company or its Subsidiaries or its affiliates (subject to any cure period therein provided); (vii) willfully and repeatedly refusing to perform or substantially disregarding the duties properly assigned to the Participant by the Company (other than as a result of Disability); (viii) any significant activities materially harmful to the reputation of the Company or its Subsidiaries or its affiliates; or (ix) repeated failure to devote substantially all of Participant's business time and efforts to the Company if required by Participant's employment agreement. Notwithstanding the foregoing, for purposes of the Plan, the Participant's employment shall not be deemed to have been terminated for Cause without (x) reasonable prior written notice to the Participant setting forth the reasons for the Company's intention to terminate for Cause, (y) the opportunity to cure (if curable) within 15 days of such written notice of the event(s) giving rise to such notice and (z) an opportunity for the Participant, together with counsel, to be heard by the Committee.
2.10"Change of Control" means a Change of Control as defined in the Company's 2009 Long-Term Incentive Plan, as amended from time to time.
2.11"Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.
2.12"Committee" means the Compensation Committee of the Board or other committee or subcommittee authorized by the Board to administer the Plan.
2.13"Company" means iStar Financial Inc., a Maryland corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated, any corporation for whose securities the securities of the Company shall be exchanged, and any assignee of or successor to substantially all of the assets of the Company.
2.14"Company Debt" means all balance sheet indebtedness of the Company on a consolidated basis, classified as debt for GAAP reporting purposes, including without limitation convertible debt and TRUPS, but excluding convertible and perpetual preferred stock.
2.15"Competes with the Company" means that the Participant, directly or indirectly, during the two-year period immediately following the Participant's Retirement (i) engages in activities or businesses (including without limitation by owning any interest in, managing, controlling, participating in, consulting with, advising, rendering services for, or in any manner engaging in the business of owning, operating or managing any business) that compete directly or indirectly with the Company's primary business, in any geographic location in which the Company engages in (or in which the Company has been actively planning to engage in) business, in each case as of the date of Retirement, or (ii) assists any individual, firm, corporation, partnership, limited liability company, trust, joint venture, association, governmental entity, unincorporated entity or other entity in any way to do, or attempt to do, anything prohibited by the immediately preceding clause (i); provided, however, that the foregoing activities do not include mere service as a member of a company's board of directors (or equivalent governing body) in a non-employee capacity.
2.16"Disability" with respect to any Participant, shall have the meaning set forth in any employment agreement between such Participant and the Company or an Affiliate. Absent such term in any such agreement, and in the case of other Participants who do not have such an agreement, "Disability" means the following: a mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company, or if there is no such plan or the Participant is not covered by such a plan or the Participant is not an employee of the Company, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant's duties for the Company, as determined by the Committee. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.
2.17"Eligible Employee" means an Employee who is employed or serves in a position or capacity designated by the Committee as eligible to participate in the Plan.

1-2

2.18"Employee" means any person who is considered to be an employee of the Company or an Affiliate pursuant to its personnel policies.
2.19"Fair Market Value" means, on the date in question, the average of the closing prices of a share of Company common stock as reported on the NYSE on the ten (10) trading days ending on such date (or, if such date is not a trading day, ending on the immediately preceding trading day).
2.20"Good Reason" with respect to any Participant, shall have the meaning set forth in any employment agreement between such Participant and the Company or an Affiliate. Absent such term in any such agreement, and in the case of other Participants who do not have such an agreement, "Good Reason" means the occurrence of any one of the following events following a Change in Control: (i) the Company materially diminishes the scope and responsibility of the Participant's current position(s), so that the powers, authority and support services normally attendant to the Participant's current position(s) are no longer vested in the Participant, as determined by the Participant in his or her reasonable discretion, including without limitation changes in the individuals, groups, positions or divisions which report to the Participant or the person or position to whom the Participant directly reports, provided, however, that the Company shall have the right to dispute the "reasonableness" of the Participant's determination or the "materiality" of the change; or (ii) the Participant's compensation (including, without limitation, base salary, annual incentive compensation eligibility, equity incentive awards, employee benefits coverage or retirement benefits, other than changes applicable to the Company's employees generally) is reduced by more than a de minimis amount; or (iii) the Company notifies the Participant that the Participant's employment will be terminated or materially adversely modified or that an event constituting Good Reason will occur in the future; or (iv) the Company changes the primary employment location of the Participant to a place that is more than fifty (50) miles from the primary employment location of the Participant as of the effective date of the Participant's applicable Award Agreement; or (v) the Company otherwise commits a material breach of its obligations under the Plan or the Participant's Award Agreement; provided, however, that no such event described herein shall constitute Good Reason unless the Participant has given written notice to the Company specifying the event the Participant has deemed to be Good Reason within six (6) months after the Participant has actual notice of the occurrence of such event and the Company has not remedied such event within thirty (30) days of such notice.
2.21"Hurdle Rate" means an annual rate of return (not less than 2%) to be determined by the Committee for each Investment Pool. For purposes of the Initial Investment Pool, the Hurdle Rate shall be 9% (consisting of an 8% return and an allocation of overhead of 1%). The Hurdle Rate for each Investment Pool after the Initial Investment Pool shall be determined by the Committee prior to the last day on which an Eligible Employee can elect whether to accept an Award, but not later than 90 days following the commencement of such Investment Pool.
2.22"Imputed Leverage" means, with respect to assets in an Investment Pool that are not financed with Actual Leverage, the deemed debt that approximates the characteristics of the Company Debt. The cost and amount of debt associated with Imputed Leverage will be determined and calculated quarterly based on: (i) the cost (expressed as a percentage) of the Company Debt equal to the quarterly cost of financing (based on quarterly interest that is the sum of (A) GAAP-based interest, plus (B) interest that has been capitalized into specific assets) divided by the Average Indebtedness for such quarter; and (ii) an amount of debt based on a quarter-end debt-to-equity ratio for the Company equal to the net book value of the Company Debt divided by the Company's total equity (book equity plus accumulated depreciation and general reserves).
2.23"Initial Investment Pool" means the Investment Pool covering Investments made during the period January 1, 2013 through December 31, 2014.
2.24"Initial Vesting Date" means the first day after the end of the second year of the applicable Investment Pool (which will be January 1, 2015 for the Initial Investment Pool); provided, that the Committee in its discretion may provide for a delayed Initial Vesting Date in the case of new Participants who are hired subsequent to the commencement of such Investment Pool.
2.25"Investments" means, with respect to a particular Investment Pool, all investments (and related fundings and disbursements) made by the Company during such Investment Pool, excluding those determined by the Committee to be investments in an existing non-Plan asset, interest, loan or security; provided, however, that any additional investments or fundings or disbursements that are associated with a previous Investment (but are made after the expiration of the applicable Investment Pool) shall be deemed included in the Investment Pool associated with such previous Investment. For any calendar quarter, the Investments in an Investment Pool shall be determined as the quotient obtained by dividing (a) the sum

1-3

of the values of the Investments on the last day of the immediately preceding calendar quarter and the last day of each month in such calendar quarter, by (b) four (4).
2.26"Investment Pool" means the aggregate Investments made during a pre-established period selected by the Committee. Each Investment Pool may be comprised of a Short-Term Investment Pool and/or a Long-Term Investment Pool. Unless otherwise provided by the Committee, each Investment Pool following the Initial Investment Pool shall cover a period of two years commencing on the day following the end of the immediately preceding Investment Pool.
2.27"iPool" means, with respect to each Investment Pool, a notional account that is credited from time to time with an amount of cash and shares of Company common stock determined in accordance with Section 4.4.
2.28"Leverage" means the Actual Leverage and the Imputed Leverage.
2.29"Long-Term Investment Pool" means all Investments made during the duration of an Investment Pool which, at the time of origination, are reasonably expected to have a realization date (i.e., the date that the Company expects to sell or otherwise dispose of, or collect or realize upon, such Investment) after the sixth anniversary of the date of such Investment. All Investments that are net lease investments shall be included in the applicable Long Term Investment Pool (and not the applicable Short Term Investment Pool) unless the Committee determines otherwise when a specific net lease investment is made.
2.30"Measurement Period" means, for any calendar quarter with respect to an Investment Pool, the period commencing on January 1, 2013 (or such other date after January 1, 2013, as the Committee shall determine) and ending on the last day of such calendar quarter.
2.31"Participant" means an Eligible Employee who has been recommended by management and approved by the Committee for participation in the Plan.
2.32"Payout" means the actual amounts available for distribution to a Participant under the Plan, based on the Participant's vested Points in each Investment Pool in which the Participant participates.
2.33"Percentage Interest" means a Participant's percentage interest in the iPool in respect of any Investment Pool, and which at any time shall be equal to the number of Points in such Investment Pool awarded to such Participant, divided by the greater of 100 and the aggregate number of outstanding Points in such Investment Pool.
2.34"Plan" means this iStar Financial Inc. 2013 Performance Incentive Plan, as herein set forth and as may be amended from time to time.
2.35"Points" means the number of points (if any) in a Short-Term Investment Pool and/or a Long-Term Investment Pool awarded to a Participant and set forth in an Award Agreement. With respect to a particular Investment Pool, a Participant may be awarded Points in a Short-Term Investment Pool or a Long-Term Investment Pool or both, and (if awarded Points in both) may be awarded a different number of Points in the applicable Short-Term Investment Pool and Long-Term Investment Pool. Not more than 100 Points shall be awarded to all Participants in a particular Investment Pool (and the Committee shall be under no obligation to award all 100 points); provided, that notwithstanding anything to the contrary herein, if at any time less than 100 Points in a particular Investment Pool are outstanding, the Committee may from time to time award additional Points to any existing or new Participant (to bring the aggregate outstanding Points in such Investment Pool to a number not greater than 100); provided, further, that to the extent the Committee wishes to award more than 100 points in a particular Investment Pool: (i) the Committee may do so by awarding Points only to new Participants (with employment hire dates after the first day on which Points in such Investment Pool were previously awarded to other Participants) in an Investment Pool within the first 24 months of the duration of the Investment Pool, in which case such Points shall come first from any of the first 100 Points not yet allocated to Participants and then shall come from additional Points and (ii) there may not be more than an aggregate of 125 Points outstanding at any time in an Investment Pool. For the avoidance of doubt, the Points granted to a Participant will be with respect to a specific Investment Pool and there is no guarantee that a Participant will be granted any Points (or more or less Points) in any subsequent Investment Pool.
2.36"Retirement" means the Participant's retirement from the Company and its Affiliates on or after the date that the Participant attains age 60 and the sum of the Participant's age plus years of service with the Company and its Affiliates is at least 70.

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2.37"Share Price" means the average of the closing prices for the shares of Company common stock, as reported on the principal stock exchange or automated quotation system on which the shares are traded or listed, for the 20 trading days ending on the trading date as of which the Share Price is being determined.
2.38"Short-Term Investment Pool" means all Investments made during the duration of an Investment Pool which, at the time of origination, are reasonably expected to have a realization date (i.e., the date that the Company expects to sell or otherwise dispose of, or collect or realize upon, such Investment) on or prior to the sixth anniversary of the date of such Investment.
2.39"Termination of Employment" means the occurrence of any act or event whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in the Participant's ceasing, for whatever reason, to be an Eligible Employee of the Company and its Affiliates, including, without limitation, death, Disability, dismissal, resignation, or separation from employment or service as a result of the discontinuance, liquidation, sale or transfer by the Company and or any Affiliate of a business such entity owns or operates.
2.40 "TSR" or "Total Shareholder Return" means, for any Measurement Period, (i) with respect to the Benchmarks, the per annum compound rate of increase in the Benchmarks (as publicly reported by or available from such Benchmarks), modified as provided below, and (ii) with respect to shares of Company common stock, the total return (converted into an equivalent per annum compound rate of increase), for such shares, as measured by: (A) the sum of (1) an amount equal to (x) the Share Price as of the last trading day of the Measurement Period, minus (y) the Share Price as of the trading day immediately preceding the first day of the Measurement Period, and (2) the total amount of cash dividends per share declared and paid during the Measurement Period (assuming that all cash dividends are reinvested in shares of Company common stock as of the dividend payment date based on the closing price for the shares of Company common stock, as reported on the principal stock exchange or automated quotation system on which the shares are traded or listed as of the dividend payment date, and then converted back to a cash amount based on the Share Price on the last trading day of the Measurement Period), divided by (B) the Share Price as of the trading day immediately preceding the first day of the Measurement Period. The TSR of the Company shall be subject to equitable adjustment by the Committee as it determines necessary to give effect to any merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction or other change in Company structure affecting the common stock of the Company or the value thereof. For purposes of TSR computations: (i) the performance of the FTSE NAREIT All REITs Index shall be determined excluding the performance of the Company; (ii) the performance of the FTSE NAREIT All REITs Index and the Russell 2000 Index shall be determined based only on companies included in such indices at the beginning and end of the applicable Measurement Period; (iii) the TSR of each Benchmark shall also be determined based on the average of the closing prices for the applicable Benchmark for the 20 trading days ending on the trading date as of which the price of the Benchmarks is being determined; and (iv) the rules set forth in the immediately preceding clauses (i) through (iii) shall also apply, as applicable, to any other index or indices designated by the Committee as Benchmarks from time to time for purposes of the Plan.
ARTICLE 3.
ADMINISTRATION
3.1Committee. The Plan shall be controlled, managed and administered by the Committee, which shall consist of two or more members. Each member of the Committee shall be a "Non-employee Director" as that term is defined by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any similar rule which may subsequently be in effect ("Rule 16b-3"), and shall be an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Code and the Treasury Regulations promulgated thereunder (to the extent necessary to comply with Section 162(m) of the Code in respect of awards and determinations with respect to Applicable Participants). Subject to the express provisions of the Plan and to the extent not inconsistent with the provisions of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder regarding performance-based compensation, the Committee may, from time to time, delegate or allocate the performance of any part or all its ministerial duties under the Plan as it considers desirable to such person or persons as it may select. All costs of Plan administration will be paid by the Company.
3.2Powers of Committee. The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may, to the extent not inconsistent with the terms of the Plan: (i) approve the Eligible Employees who may become Participants under the Plan; (ii) provide for the forms of Award Agreement to be utilized in connection with the Plan; (iii) determine the Payout to a Participant and any other right to compensation under the Plan; (iv) appoint such agents,

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counsel, accountants, consultants, claims administrator and other persons as may be necessary or appropriate to assist in administering the Plan; (v) determine whether an individual has incurred a Termination of Employment; and (vi) determine the extent, if any, to which Awards shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); and (vii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. The interpretations of the Plan and the Award Agreements by the Committee shall be final, conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, and no determination or decision of the Committee shall be subject to de novo court review if the procedures of this Article have been followed by the Committee; provided, that the Committee's interpretations, determinations and decisions shall not be entitled to deference (and shall be subject to de novo court review) on and after a Change in Control. Unless otherwise expressly provided hereunder, the Committee, with respect to any Award, may exercise its discretion hereunder at the time of the Award or thereafter.
3.3Process for Computations. Without limiting the generality of the powers of the Committee described in this Section 3, it is contemplated that all numerical computations relating to the performance of Investments in respect of an Investment Pool (including, without limitation, determinations of Company Debt, Average Indebtedness and Leverage) shall be prepared and certified by the management of the Company for submission to the Committee for its review and approval. The Committee may engage outside counsel, accountants, etc., if it deems it appropriate to facilitate its review of such computations. For the sake of clarity, the Company shall retain ultimate authority and final approval power over all determinations under the Plan.
ARTICLE 4.
PARTICIPATION AND VESTING
4.1Participation. The Committee shall approve, from a list of recommendations from management, which Eligible Employees will become Participants in the Plan. The Committee may consider any factors it deems pertinent in approving an Eligible Employee as a Participant. A person will become a Participant only upon returning to the Company a signed written Award Agreement received from the Committee stating the person is a Participant and providing such additional information the Committee deems relevant, including the Points awarded to such Participant.
4.2Vesting. Unless otherwise provided in an Award Agreement, subject to the Participant's continued employment or service with the Company, the Participant shall vest in his or her Points in respect of an Investment Pool as set forth in the following chart:

Vesting Date	Vested Percentage	Cumulative Vested Percentage
Initial Vesting Date	40%	40%
First Anniversary of Initial Vesting Date	15%	55%
Second Anniversary of Initial Vesting Date	15%	70%
Third Anniversary of Initial Vesting Date	15%	85%
Fourth Anniversary of Initial Vesting Date	15%	100%

4.2.1
Notwithstanding the foregoing, a Participant shall become 100% vested in his or her Points as of the date on which there are no remaining Investments in an Investment Pool, subject to such Participant not having incurred a Termination of Employment prior to such date.

4.2.2
Notwithstanding the foregoing, a Participant shall become 100% vested in his or her Points if the Participant incurs a Termination of Employment by the Company without Cause or by the Participant for Good Reason following a formal determination by the Board to proceed with a liquidation of the Company.

4.2.3
Except as set forth in this Section, upon a Termination of Employment, all unvested Points shall be forfeited. Notwithstanding the vesting schedule set forth in Section 4.2 above, the following special rules shall apply upon a Termination of Employment: (i) if the Participant's Termination of Employment is for Cause, then all Points, whether vested or unvested shall be forfeited; (ii) if the Participant's Termination of

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Employment is as a result of the Participant's death or termination by the Company due to Disability, then the Participant's amount of vested Points shall be increased as of the date of such termination to the next vesting level (and shall be increased to 40% if the Participant was not yet vested at the time of such termination); (iii) if the Participant's Termination of Employment is a result of the Participant's Retirement following the first anniversary of the commencement of an Investment Pool, then 50% of the Participant's unvested Points in such Investment Pool shall continue to vest on the same schedule as if the Participant had not incurred such termination (with such vesting occurring pro rata at each vesting level), except that any such Points that vested following Retirement shall be forfeited if the Participant Competes with the Company (provided, that the Participant shall not be required to repay any amounts previously received unless the provisions of Section 8.16 ("Clawback") apply); and (iv) if, after a Change of Control, the Participant incurs a Termination of Employment by the Company without Cause or by the Participant for Good Reason, then the Participant's unvested Points shall continue to vest on the same schedule as if the Participant had not incurred such termination.
4.3iPool Funding. With respect to each calendar quarter, all net cash received in respect of Investments in an Investment Pool (after deductions for the cost of debt service on the Actual Leverage for such Investments) shall be applied as follows: (i) first, (A) to reduce the balance of the deemed accrued interest on any Missed Quarterly Leverage Interest Amounts (as defined below) as determined under Section 4.3.1, until such amount is equal to zero, then (B) to reduce the balance of any Missed Quarterly Leverage Interest Amounts, until such amount is equal to zero, and then (C) as deemed interest for such calendar quarter in respect of the Imputed Leverage for the Investments in such Investment Pool (together with any deemed interest so determined for any prior calendar quarters in the same calendar year and not deemed paid in such calendar quarters); (ii) second, (A) to reduce the balance of the deemed accrued interest on any Missed Quarterly Equity Return Amounts (as defined below) as determined under Section 4.3.1, until such amount is equal to zero, then (B) to reduce the balance of any Missed Quarterly Equity Return Amounts, until such amount is equal to zero, and then (C) as a deemed return on the portion of the Company's invested capital on the Investments in such Investment Pool designated as equity, for such calendar quarter at the Hurdle Rate (together with any deemed equity return for any prior calendar quarters in the same calendar year and not deemed paid in such calendar quarters); (iii) third, to reduce the balance of the amount of the Company's invested capital (whether designated as debt or equity) in the Investments in such Investment Pool until such amount is equal to zero; (iv) fourth, to the iPool in respect of such Investment Pool until the iPool has received 20% of sum of the amounts deemed applied under the preceding clause (ii) and this clause (iv); and (v) thereafter, 80% to the Company and 20% to the iPool in respect of such Investment Pool.

4.3.1
Any amount determined under clause (i)(C) of Section 4.3 for a calendar quarter and not deemed paid by the end of the calendar year in which such calendar quarter occurs (each, a “Missed Quarterly Leverage Interest Amount”) shall be deemed to bear interest at the deemed rate of interest that was applicable for the last quarter of such calendar year, compounded annually, from the period commencing on the first day of the succeeding calendar year and ending on the last day of the calendar quarter immediately preceding the calendar quarter that such Missed Quarterly Leverage Interest Amount (and any such accrued interest thereon) is applied under clause (i) of Section 4.3. Any amount determined under clause (ii)(C) of Section 4.3 for a calendar quarter and not deemed paid by the end of the calendar year in which such calendar quarter occurs (each, a "Missed Quarterly Equity Return Amount") shall be deemed to bear interest at the Hurdle Rate, compounded annually, from the period commencing on the first day of the succeeding calendar year and ending on the last day of the calendar quarter immediately preceding the calendar quarter that such Missed Quarterly Equity Return Amount (and any such accrued interest thereon) is applied under clause (ii) of Section 4.3.

4.3.2
The amounts determined to be credited for any calendar quarter to the iPool in respect of an Investment Pool shall be credited as of the last day of such calendar quarter 50% in cash and 50% in shares of Company common stock (based on the Fair Market Value on the last day of such calendar quarter); provided that if there are not sufficient shares available under the Company's equity plans, then the value of the amount in excess of the Fair Market Value of the number of available shares under the Company's equity plans shall be credited as cash; provided, further, that any amounts credited on or after the date on which the shares of Company common stock cease to be publicly traded on any stock exchange or automated quotation system shall be credited 100% in cash.

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4.3.3
For the sake of clarity, any dividends or other proceeds received in respect of shares of Company common stock that were previously credited to the iPool shall be credited 100% to the iPool and be associated with such underlying shares for purposes of Section 6.2.1.

4.3.4	Exhibit A sets forth illustrative examples of the provisions of this Section 4.3.
4.4iPool Reduction. Notwithstanding anything in the Plan to the contrary, the amount determined under Section 4.3 to be credited to the iPool in respect of an Investment Pool shall be reduced if the TSR of the Company during the Measurement Period that applies to such calendar quarter is less than the average of the median TSRs of the Benchmarks for such Measurement Period (the "TSR Reduction"). If a TSR Reduction is required pursuant to the preceding sentence, then the amount otherwise creditable to the iPool for such calendar quarter shall be reduced by the percentage (in basis points) that the average of the median TSRs of the Benchmarks exceeds the TSR of the Company. For illustration purposes only, if for a Measurement Period the average of the median TSRs of the Benchmarks is 25% and the TSR of the Company is 10%, then the amount otherwise creditable to the iPool for the applicable calendar quarter shall be reduced by 15%. The calculation of TSR for the Company and the Benchmarks shall be made in the sole discretion of the Committee and shall be final, conclusive and binding absent manifest error. Notwithstanding the foregoing, if the shares of Company common stock cease to be publicly traded on any stock exchange or automated quotation system (the "TSR End Date"), then the TSR of the Company and the average of the median TSRs of the Benchmarks shall be determined for the special Measurement Period ending on the TSR End Date (rather than the end of a calendar quarter), and (i) any resulting TSR Reduction shall be applied to all future amounts otherwise creditable to the iPool in respect of Investment Pools in effect on the TSR End Date, (ii) if there is no resulting TSR Reduction, then no TSR Reduction shall apply to any future amounts otherwise creditable to the iPool in respect of Investment Pools in effect on the TSR End Date and (iii) no TSR Reduction shall apply to any Investment Pools that commence after the TSR End Date, if any.
ARTICLE 5.
PAYOUT DETERMINATIONS; REPORTS
5.1General. As soon as practicable following each calendar quarter in which an Investment Pool remains outstanding, the Committee shall calculate the amounts, if any, to be credited to the iPool in respect of each applicable Investment Pool for such calendar quarter, and the amount of any Payouts to be made to Participants in respect of vested Points in accordance with Article 6.
5.2Reports. The Company shall provide a report not less frequently than annually to each Participant who has vested Points in an outstanding Investment Pool regarding such Participant's participation in the Plan.
ARTICLE 6.
PAYMENT OF BENEFITS
6.1Generally. Except as otherwise provided in the Plan or an Award Agreement, the Payouts, if any, to a Participant shall be made (with respect to any vested Points) in accordance with Section 6.2 within 60 days after the end of each of the first three calendar quarters in a year, and within 75 days after the year-end calendar quarter. Payouts under this Section 6.1 are conditioned upon the Participant's compliance with any non-compete, non-solicitation and/or confidentiality provision in any written agreement between the Participant and the Company or its Affiliates (or any material written policy of the Company or its Affiliates applicable to the Participant). Unless the Committee provides otherwise in writing, upon the date of any material violation of any such non-compete, non-solicitation and/or confidentiality provision (after reasonable written notice to the Participant setting forth the basis on which the Company believes a violation has occurred and the Participant's failure to cure (if curable) such violation within 15 days of such written notice), the person shall immediately cease to be a Participant, and any amount not yet distributed to such Participant under this Section 6.1 shall immediately and automatically be forfeited, whether or not such violation results in a Termination of Employment with the Company and its Affiliates, in addition to any other rights and remedies available to the Company or an Affiliate (as set forth in such Participant's Award Agreement or otherwise).
6.2Form of Payment. Payouts shall be made in cash and in shares of Company common stock.

6.2.1
The portion of the Payout to each Participant in respect of any iPool that is payable in cash shall equal the product of (i) the amount of cash credited to such iPool through the end of the applicable calendar quarter (including without limitation any cash dividends on shares of Company common stock that have been

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credited to such iPool) and not previously distributed, multiplied by (ii) such Participant's percentage interest in such iPool as of the end of such calendar quarter, multiplied by (iii) such Participant's vested percentage as of the end of such calendar quarter.

6.2.2
The portion of the Payout to each Participant in respect of any iPool that is payable in shares shall equal the product of (i) the number of shares credited to such iPool through the end of the applicable calendar quarter, multiplied by (ii) such Participant's Percentage Interest in such iPool as of the end of such calendar quarter, multiplied by (iii) such Participant's vested percentage as of the end of such calendar quarter. References in this Section 6.2.2 to shares of Company common stock shall be deemed to refer to any cash, securities or other property into which shares of Company common stock are converted pursuant to any merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction or other change in Company structure affecting the common stock of the Company, as part of a Change in Control or otherwise.

6.2.3	Exhibit A also includes illustrative examples of the provisions of this Section 6.2.
6.3Forfeiture. Any Points awarded in respect of an Investment Pool which are subsequently forfeited (whether because of certain Terminations of Employment or because of violations of post-employment restrictive covenants or otherwise) may, but need not be, granted to new Participants and/or reallocated among existing Participants in such Investment Pool.
ARTICLE 7.
AMENDMENT OR TERMINATION
7.1Amendment or Termination. The Board or the Committee may amend, alter, or terminate the Plan at any time, and the Committee may amend, alter or discontinue the terms of any Award theretofore granted, but no amendment, alteration, discontinuance or termination shall be made which would adversely affect the rights of a Participant under an Award theretofore granted without the Participant's consent, except such an amendment made to cause the Plan to comply with applicable law (including without limitation, Section 409A of the Code); provided, however, that the Plan may not be amended without shareholder approval in any case in which amendment in the absence of shareholder approval would cause the Plan to fail to comply with any applicable legal requirement or applicable exchange or similar rule. Awards may be made under the Plan until December 31, 2022, unless the Plan is terminated earlier by the Board. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.
ARTICLE 8.
GENERAL PROVISIONS
8.1Nonalienation of Plan Benefits. A Participant or beneficiary may not sell, assign, margin, transfer, pledge, encumber, convey, gift, hypothecate or otherwise dispose of any interest in an iPool or his or her Points or a Payout or the right to receive Payout under this Plan, either voluntarily or involuntarily, except by will or the laws of descent or distribution.
8.2No Employment Rights. Under no circumstances shall the terms of employment of any Participant be modified or in any way affected by the establishment or continuance of this Plan. The maintenance of this Plan shall not constitute a contract of employment. The Plan will not give any Participant a right to be retained in the employment of the Company or its Affiliates.
8.3No Personal Liability. To the fullest extent permitted by law, no person (including any member of the Committee or any present or former employee of the Company) shall be personally liable for any act done or omitted to be done in good faith in the administration of the Plan.
8.4Final Decisions. Any ruling, regulation, procedure or decision of the Committee shall be conclusive and binding upon all persons affected by this Plan.
8.5Withholding of Taxes. The Company shall deduct from any Payout such amount as the Company, in its sole discretion, deems proper to protect it against liability for the payment of taxes, and out of the money so deducted, the

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Company may discharge any such liability and pay the amount remaining to the Participant or his or her beneficiary, as the case may be.

8.5.1
Without limiting the generality of the foregoing, with respect to any Payout in the form of shares of common stock of the Company, unless otherwise agreed with a Participant, the Company shall withhold from the number of shares otherwise deliverable, a number of shares with an aggregate fair market value, determined as of the date the obligation to withhold or pay taxes arises in connection therewith, equal to the minimum amount necessary to satisfy such withholding tax liability for such Participant.

8.5.2
For purposes of Section 8.5.1, "fair market value" means the closing price of a share of Company common stock, as reported on the principal stock exchange or automated quotation system on which the shares are traded or listed on the first business day immediately preceding the date as of which such value is being determined, or, if there shall be no reported transaction on such day, on the next preceding business day for which a transaction was reported; provided that if the fair market value for any date cannot be determined as above provided, the fair market value shall be determined by the Board.

8.6Governing Law; Venue; Waiver of Trial by Jury. The Plan and all Awards made and actions taken under the Plan shall be governed by and construed in accordance with the laws of the State of New York and any applicable subdivision thereof. The Plan shall be construed to comply with all applicable laws and to avoid liability to the Company or a Participant.

8.6.1
Except as otherwise specifically provided herein, each Participant (as a condition of participation in the Plan) and the Company each hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York (or, if subject matter jurisdiction in that court is not available, in any state court located within the Borough of Manhattan, New York) over any dispute arising out of or relating to the Plan. Except as otherwise specifically provided in this Section 8.6, the Participants and the Company each undertake not to commence any suit, action or proceeding arising out of or relating to the Plan in a forum other than a forum described in this Section 8.6.1; provided, however, that nothing herein shall preclude the Company from bringing any suit, action or proceeding in any other court for the purposes of enforcing the provisions of this Section 8.6.1 or enforcing any judgment obtained by the Company.

8.6.2
The agreement to the forum described in Section 8.6.1 above is independent of the law that may be applied in any suit, action, or proceeding and the Participants and the Company each agree to such forum even if such forum may under applicable law choose to apply non-forum law. The Participants and the Company each hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding brought in an applicable court described in Section 8.6.1 above, and agree that they shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court. The Participants and the Company each agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any suit, action or proceeding brought in any applicable court described in Section 8.6.1 above shall be conclusive and binding upon the parties and may be enforced in any other jurisdiction.

8.6.3
The Participants and the Company each hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of or relating to the Plan.

8.6.4
If a dispute arising out of or relating to the Plan occurs following the occurrence of a Change in Control, and the Participant prevails on at least one material issue in dispute, then the Company shall pay or reimburse the Participant for its costs and expenses (including reasonable attorneys' fees) incurred with respect to such dispute.

8.7Successors. The Plan is binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, on the Committee and its successor, and on the Company and its successor, whether by way of merger, consolidation, purchase or otherwise.

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8.8Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be enforced as if the invalid provisions had never been set forth herein.
8.9Provisions Relating to Code Section 162(m). The Plan and any Award to any Participant who is (or who, in the judgment of the Committee, could reasonably be expected at the time of any payment of the Award to be) a "covered employee" (as defined in Section 162(m)(3) of the Code) (any such Participant, an "Applicable Participant") shall be administered, and the provisions of the Plan and each Award Agreement with an Applicable Participant shall be interpreted, in a manner consistent with the requirements of Code Section 162(m) and the Treasury Regulations promulgated thereunder. With respect to an Applicable Participant, if any provision of the Plan or any Award Agreement does not comply or is inconsistent with the requirements of Code Section 162(m)(4)(C) and the Treasury Regulations promulgated thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such applicable requirements, if any such construction or deemed amendment can satisfy Code Section 162(m) and the Treasury Regulations promulgated thereunder. In addition, the following provisions shall apply to the Plan or an Award to the extent necessary to avoid the disallowance of a tax deduction for the Company or an Affiliate:

8.9.1
Not later than the date required or permitted for "qualified performance-based compensation" under Code Section 162(m) and the Treasury Regulations promulgated thereunder, the Committee shall determine the Participants who are Applicable Participants who will receive Awards that are intended as qualified performance-based compensation and the amount or method for determining the amount of such compensation. Any Award intended to constitute qualified performance-based compensation shall be designated in writing as such by the Committee at the time it is granted.

8.9.2
In the manner required by Code Section 162(m) and the Treasury Regulations promulgated thereunder, the Committee shall, promptly after the date on which the necessary financial and other information for the Award becomes available, certify the extent to which the funding of the iPool (and achievement of performance goal) has been achieved with respect to any Award intended as "qualified performance-based compensation". In addition, the Committee may not increase the amount of any Award payable to any Participant above the amount established in accordance with the relevant performance goal with respect to any Award intended as "qualified performance-based compensation".

8.9.3
Notwithstanding any other provision of this Plan to the contrary, with respect to any Award granted to an Applicable Participant, the calculation of the applicable performance criteria established for an Investment Pool may be modified during the first 90 days of such Investment Pool (or within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter if the change would not cause any Award to an Applicable Participant to fail to be "qualified performance-based compensation", to reflect any of the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company's fiscal year.

8.10Unsecured Interest. No Participant in the Plan shall have any interest in any fund or specific asset of the Company by reason of the Plan. No trust fund shall be created in connection with the Plan or the iPool any Payout thereunder, and there shall be no required funding of amounts, which may become payable to any Participant.
8.11Offset. Any amounts owed to the Company by the Participant of whatever nature (which amounts have been fixed and finally determined by a court of competent jurisdiction or otherwise agreed by a Participant) may be offset by the Company from the value of any Payout due under this Plan unless prohibited under Section 409A of the Code.
8.12Indemnification. The officers and directors of the Company, as well as the Committee members, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding

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(collectively, a "Proceeding") to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company's written approval) or paid by them in satisfaction of a judgment in any such Proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability or expense is due to such person's gross negligence or willful misconduct. Notwithstanding the foregoing, an officer, director or Committee member who initiates a Proceeding against the Company shall not be indemnified pursuant to this Section 8.12, unless such indemnification is approved in advance in writing by the Company.
8.13Headings. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.
8.14Gender and Number. Words denoting the masculine gender includes the feminine gender, and the singular shall include the plural and the plural shall include the singular wherever required by the context.
8.15Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with or be exempt from Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered "deferred compensation" subject to Section 409A of the Code, references in the Plan to "termination of employment" (and substantially similar phrases) shall mean "separation from service" within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment. To the extent a Participant would otherwise be entitled to any payment or benefit under this Plan (i) which constitutes a "deferral of compensation" which would be due or payable on account of the Participant's "separation from service" (within the meaning of Section 409A of the Code and as determined by the Committee), (ii) that is subject to Section 409A of the Code and (iii) if paid during the six (6) months beginning on the date of termination of the Participant's employment would be subject to the Section 409A additional tax because the Participant is a "specified employee" (within the meaning of Section 409A of the Code and as determined by the Committee), then if a six month delay is required to avoid the Section 409A additional tax the payment or benefit will be paid or provided to the Participant on the first day following the six (6) month anniversary of the Participant's termination of employment or, if earlier, upon his death.
8.16Clawback. Notwithstanding anything to the contrary contained herein, unless specifically provided otherwise in an Award Agreement:

8.16.1
The Committee may in its sole discretion cancel such Award if, during the three-year period prior to the date of cancellation, the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, materially violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise has engaged in fraud or conduct contributing to any financial restatements, as determined by the Committee.

8.16.2
Unless specifically provided otherwise in an Award agreement, if a Participant otherwise has engaged in or engages in any activity referred to in Section 8.16.1, the Committee may require the Participant to forfeit any gain or profit or other benefit realized on the Payout of such Award, and repay the gain or profit or other benefit to the Company.

8.16.3
Moreover, unless specifically provided in an Award Agreement, if a Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), or if the Company issues a material restatement of its financial statements due to material noncompliance with applicable securities laws, then with respect to the three-year period following receipt of such excess amount, or the three-year period following the last day of the period for which the financial statements are required to be materially restated, the Committee may require the Participant to repay to the Company all or a portion of any Payouts received under the Plan (provided, however, that absent fraud or misconduct by the Participant, such repayment obligation shall not be greater than the amount equal to the

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excess of the Payouts received under the Plan over the Payouts that should have been payable to the Participant pursuant to the foregoing provisions of this Section 8.16.3); provided, further, that unless the Participant engaged in conduct contributing to such excess payment or financial restatement, as applicable, the repayment obligation of the Participant shall not exceed the after-tax amount of such excess that was retained by the Participant.

8.16.4
Without limiting the generality of the foregoing, to the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Act), Awards shall be subject to clawback, forfeiture or similar requirement.

8.17Excess Parachute Payments. In the event that a Participant becomes entitled to payments or benefits under this Agreement and/or any other payments or benefits by reason of a "change of control" as defined in Section 280G of the Code and regulations thereunder (collectively, the "Payments"), and any such Payment would constitute an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code, or would otherwise be subject to the excise tax imposed under Section 4999 of the Code, or any similar federal or state law (an "Excise Tax"), as determined by an independent certified public accounting firm selected by the Company (the "Accounting Firm"), the amount of the Participant's Payments shall be limited to the largest amount payable, if any, that would not result in the imposition of any Excise Tax to the Participant, but only if, notwithstanding such limitation, the total Payments, net of all taxes imposed on the Participant with respect thereto, would be greater than if no Excise Tax were imposed.

8.17.1
If a reduction in the Payments is necessary, reduction shall occur in the following order: first, a reduction of cash payments not attributable to equity awards which vest on an accelerated basis; second, the cancellation of accelerated vesting of stock awards; third, the reduction of employee benefits; and fourth, a reduction in any other "parachute payments" (as defined in Section 280G of the Code). If acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Participant's stock awards, and the acceleration of the vesting of full shares shall be cancelled before the acceleration of the vesting of options.

8.17.2
All determinations required to be made under this Section 8.17 will be made by the Accounting Firm. Any determination by the Accounting Firm will be binding upon the Company and the Participant. The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by this Section 8.17 shall be borne by the Company.

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EXHIBIT A

INTENTIONALLY OMITTED

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APPENDIX 2:
FIRST AMENDMENT TO
iSTAR FINANCIAL INC.
2009 LONG-TERM INCENTIVE PLAN

FIRST AMENDMENT TO
iSTAR FINANCIAL INC.
2009 LONG-TERM INCENTIVE PLAN
The iStar Financial Inc. 2009 Long-Term Incentive Plan (the "Plan") is hereby amended, effective as of March 31, 2014 (the "Effective Date"), as follows:
1.Amendment to Section 10 of the Plan. Section 10 of the Plan is hereby amended by adding the following immediately prior to the end thereof:
"The maximum amount that can be paid to any individual Participant with respect to any Performance Period (or with respect to any single year within a Performance Period, if the Performance Period extends beyond a single year) pursuant to a Performance-Based Award denominated in cash (including annual cash bonuses) shall be $10,000,000."
2.Amendment to Exhibit A of the Plan. Exhibit A of the Plan is hereby restated in its entirety to read as follows:
"EXHIBIT A
PERFORMANCE CRITERIA
Performance-Based Awards intended to qualify as "performance-based" compensation under Section 162(m) of the Code, may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Criteria, in each case on specified date or over any period, up to 10 years, as determined by the Committee. Performance Criteria may (but need not) be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.
"Performance Criteria" means the following business criteria (or any combination thereof) with respect to one or more of the Company, any Participating Company or any division or operating unit thereof:
(i)     pre-tax income,
(ii)     after-tax income,
(iii)     net income (meaning net income as reflected in the Company's financial reports for the applicable period, on an aggregate, diluted and/or per share basis),
(iv)     operating income,
(v)     cash flow,
(vi)     earnings per share,
(vii)     return on equity,
(viii)     return on invested capital or assets,
(ix)     cash and/or funds available for distribution,
(x)     appreciation in the fair market value of the Common Stock,
(xi)     return on investment,
(xii)     shareholder return (meaning the per annum compounded rate of increase in the Fair Market Value of an investment in Shares on the first day of the Performance Period (assuming purchase of Shares at their Fair Market Value on such day) through the last day of the Performance Period, plus all dividends or distributions paid with respect to such Shares during the Performance Period, and assuming reinvestment in Shares of all such dividends and distributions, adjusted to give effect to Section 14 of the Plan).
(xiii)     net earnings growth,
(xiv)     stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period),
(xv)     related return ratios,
(xvi)     increase in revenues,
(xvii)     net earnings,

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(xviii)     changes (or the absence of changes) in the per share or aggregate market price of the Company's Common Stock,
(xix)     number of securities sold,
(xx)     earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in the Company's financial reports for the applicable period,
(xxi)     total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company's financial reports for the applicable period),
(xxii)     the Company's published ranking against its peer group of real estate investment trusts based on total shareholder return, and
(xxiii)     funds from operations.
Performance Goals may be absolute amounts or percentages of amounts, may be used on an adjusted basis, may be relative to the performance of other companies or of indexes or may be based upon absolute values or values determined on a per-share basis.
Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles ("GAAP") and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to shareholders.
To the extent permitted by Section 162(m) of the Code, unless the Committee provides otherwise at the time of establishing the Performance Goals, for each fiscal year of the Company, there shall be objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year; and, to the extent allowed under Section 162(m) of the Code, the Committee may make objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Criteria described above, to reflect any of the following events not otherwise described in clauses (A) through (E) above: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company's fiscal year."
3.Effect on the Plan. This Amendment shall not constitute a waiver, amendment or modification of any provision of the Plan not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Plan are and shall remain in full force and effect and are hereby ratified and confirmed.

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APPENDIX 3:
iSTAR FINANCIAL INC.
2009 LONG-TERM INCENTIVE PLAN

iSTAR FINANCIAL INC.
2009 LONG-TERM INCENTIVE PLAN
iStar Financial Inc., a Maryland corporation, wishes to attract officers, key employees, Directors, consultants and advisers to the Company and its Subsidiaries and induce officers, key employees, Directors, consultants and advisers to remain with the Company and its Subsidiaries, and encourage them to increase their efforts to make the Company’s business more successful whether directly or through its Subsidiaries and its affiliates. In furtherance thereof, the iStar Financial, Inc. 2009 Long-Term Incentive Plan is designed to provide equity-based and cash-based incentives to officers, key employees, Directors, consultants and advisers of the Company and its Subsidiaries and certain of its affiliates. Awards under the Plan may be made to selected officers, key employees, Directors, consultants and advisers of the Company and its Subsidiaries in the form of Options, Restricted Stock, Phantom Shares, Dividend Equivalent Rights, other forms of equity-based compensation, or cash-based compensation.

1.	DEFINITIONS.
Whenever used herein, the following terms shall have the meanings set forth below:
“Award,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Phantom Shares, Dividend Equivalent Rights and other Awards as contemplated herein.
“Award Agreement” means a written agreement in a form approved by the Committee to be entered into between the Company and the Participant as provided in Section 3. An Award Agreement may be, without limitation, an employment or other similar agreement containing provisions governing grants hereunder, if approved by the Committee for use under the Plan.
“Board” means the Board of Directors of the Company.
“Cause” means, unless otherwise provided in the Participant’s Award Agreement: (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or its affiliates; (iii) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company or its Subsidiaries, or any affiliate thereof; (iv) fraud, misappropriation or embezzlement of the Company’s funds or other assets or other acts deemed by the Committee in the good faith exercise of its sole discretion to be an act of dishonesty in respect to the Company; (v) material violation of any statutory or common law duty of loyalty to the Company; (vi) a material breach of the Participant’s employment agreement (if any) with the Company or its Subsidiaries or its affiliates (subject to any cure period therein provided); (vii) willfully and repeatedly refusing to perform or substantially disregarding the duties properly assigned to the Participant by the Company (other than as a result of Disability); (viii) any significant activities materially harmful to the reputation of the Company or its Subsidiaries or its affiliates; or (ix) repeated failure to devote substantially all of Participant’s business time and efforts to the Company if required by Participant’s employment agreement; provided, however, that, if at any particular time the Participant is subject to an effective employment agreement with the Company, then, in lieu of the foregoing definition, “Cause” shall at that time have such meaning as may be specified in such employment agreement.
“Change in Control” means the happening of any of the following:

(i)
the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of the Rule 13d-3 promulgated under the Exchange Act, of 51% or more of either (A) the then outstanding Shares, (collectively, the “Outstanding Shares”) or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Voting Securities”); excluding, however, the following: (1) any acquisition by the Company; (2) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or trust controlled by the Company or (3) any acquisition by any corporation or trust pursuant to a transaction which complies with clause (A), (B) or (C) of subsection (iii) of this definition;

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(ii)
individuals who, as of the Effective Date constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a Director of the Company subsequent to the Effective Date whose election or nomination for election by the Company’s shareholders was approved (other than in connection with a material transaction relating to the Company or its assets or the Shares or the Class B Shares of the Company) by the vote of at least a majority of the Directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a Director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consent by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(iii)
consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (A) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Shares and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 66 2/3% of, respectively, the outstanding shares of beneficial interest or common stock, and the combined voting power of the outstanding securities of such trust or corporation entitled to vote generally in the election of Directors or directors, as the case may be, of the trust or corporation resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Shares and the Outstanding Voting Securities as the case may be); (B) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any trust or corporation controlled by the Company, the trust or corporation resulting from such Corporate Transaction, and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 33 1/3% or more of the Outstanding Shares or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33 1/3% or more of, respectively, the outstanding shares of beneficial interest or common stock of the trust or corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such trust or corporation entitled to vote generally in the election of Directors or directors; or (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of Directors or directors of the trust or corporation resulting from such Corporate Transaction; or

(iv)	approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, no event or condition shall constitute a Change in Control to the extent that, if it were, a 20% tax would be imposed upon or with respect to any Award under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.
“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
“Committee” means the committee appointed by the Board under Section 3.
“Common Stock” means the Company’s common stock, par value $.001 per share, either currently existing or authorized hereafter.
“Company” means iStar Financial, Inc., a Maryland corporation.
“Director” means a non-employee director of the Company or its Subsidiaries.
“Disability” means, unless otherwise provided by the Committee in the Participant’s Award Agreement, a disability which renders the Participant incapable of performing all of his or her material duties for a period of at least 180 consecutive or non-consecutive days during any consecutive twelve-month period. Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, a 20% tax would be imposed upon or with respect to any Award under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a

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Disability to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.
“Dividend Equivalent Right” means a right awarded under Section 8 of the Plan to receive (or have credited) the equivalent value of dividends paid on Common Stock.
“Effective Date” means May 27, 2009.
“Eligible Person” means an officer, Director, key employee, consultant or adviser of the Company or its Subsidiaries or other person expected to provide significant services (of a type expressly approved by the Committee as covered services for these purposes) to the Company, its Subsidiaries or certain of its affiliates.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” per Share as of a particular date means the closing transaction price of a Share as reported in the New York Stock Exchange on the first business day immediately preceding the date as of which such value is being determined, or, if there shall be no reported transaction on such day, on the next preceding business day for which a transaction was reported; provided that if the Fair Market Value of a Share for any date cannot be determined as above provided, Fair Market Value of a Share shall be determined by the Committee by whatever means or method as to which the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate. Notwithstanding the foregoing, with respect to any “stock right” within the meaning of Section 409A of the Code, Fair Market Value shall not be less than the “fair market value” of the Shares determined in accordance with Treasury Regulation 1.409A-1(b)(iv).
“Grantee” means an Eligible Person granted Restricted Stock, Phantom Shares, Dividend Equivalent Rights or other Awards (other than an Option) as may be granted pursuant to Section 9.
“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422(b) of the Code.
“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.
“Option” means the right to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.
“Optionee” means an Eligible Person to whom an Option is granted, or the Successors of the Optionee, as the context so requires.
“Option Price” means the price per share of Common Stock, determined by the Board or the Committee, at which an Option may be exercised.
“Participant” means a Grantee or Optionee.
“Performance Goals” have the meaning set forth in Section 10.
“Performance Period” means any period designated by the Committee for which the Performance Criteria (as defined in Exhibit A) shall be calculated; provided however, that Performance Period shall be the five-year period commencing on the Effective Date unless otherwise designated by the Committee.
“Permanent and Total Disability” means the “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.
“Phantom Share” means a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value.
“Phantom Share Value,” per Phantom Share, means the Fair Market Value of a Share or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

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“Plan” means the Company’s 2009 Long-Term Incentive Plan, as set forth herein and as the same may from time to time be amended.
“Prior Plan” means the Company’s 1996 Long-Term Incentive Plan, as amended and restated as of April 7, 2005.
“REIT Requirements” means the requirements to qualify as a real estate investment trust under the Code and the rules and regulations promulgated thereunder.
“Restricted Stock” means an award of Shares that are subject to restrictions hereunder.
“Securities Act” means the Securities Act of 1933, as amended.
“Settlement Date” means the date determined under Section 7.4(c).
“Shares” means shares of Common Stock of the Company.
“Subsidiary” means any corporation (other than the Company) that is a “subsidiary corporation” with respect to the Company under Section 424(f) of the Code. In the event the Company becomes a subsidiary of another company, the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to any company that is a “parent corporation” with respect to the Company under Section 424(e) of the Code, any corporation, partnership or other entity at least 50% of the economic interest in the equity of which is owned by the Company or by another subsidiary.
“Successor of the Optionee” means the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.
“Termination of Service” means a Participant’s termination of employment or other service, as applicable, with the Company and its Subsidiaries. Unless otherwise provided in the Award Agreement, cessation of service as an officer, employee, Director or consultant, or other covered positions shall not be treated as a Termination of Service if the Participant continues without interruption to serve thereafter in another one (or more) of such other capacities, and Termination of Service shall be deemed to have occurred when service in the final covered capacity ceases. Notwithstanding the foregoing, with respect to any Award that is subject to Section 409A of the Code, Termination of Service shall be interpreted within the meaning of Section 409A of the Code and Treasury Regulation 1.409A-1(h).

2.	EFFECTIVE DATE AND TERMINATION OF PLAN.
The effective date of the Plan is May 27, 2009. The Plan shall not become effective unless and until it is approved by the requisite percentage of the holders of the Common Stock of the Company. The Plan shall terminate on, and no Award shall be granted hereunder on or after, the 10-year anniversary of the earlier of the approval of the Plan by (i) the Board or (ii) the shareholders of the Company; provided, however, that the Board may at any time prior to that date terminate the Plan.

3.	ADMINISTRATION OF PLAN.
(a)The Plan shall be administered by the Committee appointed by the Board. The Committee shall consist of at least two individuals each of whom shall be a “nonemployee director” as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission (“Rule 16b-3”) under the Exchange Act and shall, at such times as the Company is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards), qualify as “outside directors” for purposes of Section 162(m) of the Code. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. Notwithstanding the other foregoing provisions of this Section 3(a), any Award under the Plan to a person who is a member of the Committee shall be made and administered by the Board. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.
(b)Subject to the provisions of the Plan, the Committee shall in its discretion as reflected by the terms of the Award Agreements (i) authorize the granting of Awards to Eligible Persons; and (ii) determine the eligibility of Eligible Persons to receive an Award, as well as determine the number of Shares to be covered under any Award Agreement, considering

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the position and responsibilities of the Eligible Person, the nature and value to the Company of the Eligible Person’s present and potential contribution to the success of the Company whether directly or through its Subsidiaries and such other factors as the Committee may deem relevant. Notwithstanding the foregoing, to the extent permitted by applicable law, and other than with respect to Awards intended to qualify for relief from the limitations of Section 162(m) of the Code, Awards made to individuals covered by Section 16 of the Exchange Act, and Awards issued to the Chief Executive Officer of the Company, the Committee may delegate all are part of its authority and duties with respect to Awards issued under the Plan to the Chief Executive Officer.
(c)The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. In the event that any Award Agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of the Company or any affiliate thereof to purchase or repurchase Shares from a Participant or any other person, then, notwithstanding the provisions of the Award Agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under New York law. The Participant shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan and the Award Agreement.
4.SHARES AND UNITS SUBJECT TO THE PLAN.
4.1In General.
(a)Subject to adjustments as provided in Section 14, the total number of Shares subject to Awards granted under the Plan, in the aggregate, may not exceed 8,000,000. Notwithstanding the foregoing, an additional 500,000 Shares may be subject to Awards granted under the Plan; provided, that, such Shares shall only be made available to the extent any awards granted under the Prior Plan are forfeited or cancelled, or expire or are settled in cash, including the settlement of tax-withholding obligations using Shares. With respect to any Participant to whom Awards are intended to be exempt from the limitations set forth in Section 162(m) of the Code, the maximum number of Shares that may underlie Awards, other than Options, granted in any one year to any Eligible Person, shall not exceed 4,000,000. Shares distributed under the Plan may be treasury Shares or authorized but unissued Shares. Any Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options, Phantom Shares or other equity-based Awards but are later forfeited or for any other reason are not payable or otherwise not made available for payment under the Plan may again be made the subject of Awards under the Plan. Any Shares covered by an Award (or portion of an Award) granted under the Plan, which is forfeited or cancelled, expires or is settled in cash, including the settlement of tax-withholding obligations using Shares, shall be deemed not to have been issued for purposes of determining the maximum number of Shares available for delivery under the Plan. If any Option is exercised by delivery of Shares to the Company as full or partial payment for such exercise under this Plan, only the number of Shares issued net of the Shares delivered shall be deemed issued for purposes of determining the maximum number of Shares available for issuance under the Plan. This Section 4.1(a) shall apply to the Share limit imposed to conform to Section 422(b)(1) of the Code (and the regulations issued thereunder) only to the extent consistent with applicable regulations relating to Incentive Stock Options.
(b)Shares subject to Dividend Equivalent Rights, other than Dividend Equivalent Rights based directly on the dividends payable with respect to Shares subject to Options or the dividends payable on a number of Shares corresponding to the number of Phantom Shares awarded, shall be subject to the limitation of Section 4.1(a). Notwithstanding Section 4.1(a), except in the case of Awards intended to qualify for relief from the limitations of Section 162(m) of the Code, there shall be no limit on the number of Phantom Shares or Dividend Equivalent Rights to the extent they are paid out in cash that may be granted under the Plan. If any Phantom Shares, Dividend Equivalent Rights or other equity-based Awards under Section 9 are paid out in cash, then, notwithstanding the first sentence of Section 4.1(a) above (but subject to the second sentence thereof) the underlying Shares may again be made the subject of Awards under the Plan.
(c)Notwithstanding any provision hereunder, no Award hereunder shall be exercisable or eligible for settlement if, as a result of either the ability to exercise or settle, or the exercise or settlement of such Award, the Company would not satisfy the REIT Requirements in any respect.
4.2Options.
Subject to adjustments pursuant to Section 14, and subject to Section 4.1(a), Incentive Stock Options with respect to an aggregate of no more than 4,000,000 Shares may be granted under the Plan. Subject to adjustments pursuant to Section 14,

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and with respect to any Participant to whom Options are intended to be exempt from the limitations set forth in Section 162(m) of the Code, in no event may any Optionee receive Options for more than 4,000,000 Shares in any one year.

5.	PROVISIONS APPLICABLE TO STOCK OPTIONS.
5.1Grant of Option.
Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) determine and designate from time to time those Eligible Persons to whom Options are to be granted and the number of Shares to be optioned to each Eligible Person; (ii) determine whether to grant Options intended to be Incentive Stock Options, or to grant Non-Qualified Stock Options, or both (to the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option); provided that Incentive Stock Options may only be granted to employees; (iii) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; (iv) designate each Option as one intended to be an Incentive Stock Option or as a Non-Qualified Stock Option; and (v) determine or impose other conditions to the grant or exercise of Options under the Plan as it may deem appropriate.
5.2Option Price.
The Option Price shall be determined by the Committee on the date the Option is granted and reflected in the Award Agreement, as the same may be amended from time to time. Any particular Award Agreement may provide for different exercise prices for specified amounts of Shares subject to the Option. Unless otherwise permitted by the Committee, the Option Price with respect to each Option shall not be less than 100% of the Fair Market Value of a Share on the day the Option is granted.
5.3Period of Option and Vesting.
(a)Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the 10th anniversary of the date of grant or shall have such other term (which may be shorter, but not longer, in the case of Incentive Stock Options) as is set forth in the applicable Award Agreement (except that, in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners) who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant). The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.
(b)Each Option, to the extent that the Optionee has not had a Termination of Service and the Option has not otherwise lapsed, expired, terminated or been forfeited, shall first become exercisable according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant. Unless otherwise provided in the Award Agreement or herein, no Option (or portion thereof) shall ever be exercisable if the Optionee has a Termination of Service before the time at which such Option (or portion thereof) would otherwise have become exercisable, and any Option that would otherwise become exercisable after such Termination of Service shall not become exercisable and shall be forfeited upon such termination. Notwithstanding the foregoing provisions of this Section 5.3(b), Options exercisable pursuant to the schedule set forth by the Committee at the time of grant may be fully or more rapidly exercisable or otherwise vested at any time in the discretion of the Committee. Upon and after the death of an Optionee, such Optionee’s Options, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement after the Optionee’s death, may be exercised by the Successors of the Optionee.
5.4Exercisability Upon and After Termination of Optionee.
(a)Subject to provisions of the Award Agreement, if an Optionee has a Termination of Service other than by the Company or its Subsidiaries for Cause and other than by reason of death, or Disability, then no exercise of an Option may occur after the expiration of the three-month period to follow the termination, or if earlier, the expiration of the term of the Option as provided under Section 5.3(a). If the Optionee should die during the three-month period after a Termination of Service for any reason other than Disability or Cause, the Option (if and to the extent otherwise exercisable by the Optionee at the time of death) may be exercised until the earlier of (i) the date which is three months from the date of death of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3(a).
(b)Subject to provisions of the Award Agreement, in the event the Optionee has a Termination of Service on account of death or Disability, the Option (whether or not otherwise exercisable) may be exercised until the earlier of (i) one

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year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3(a). If the Optionee should die during the one-year period following a Termination of Service due to Disability, but while the Option is still in effect, the Option (if and to the extent otherwise exercisable by the Optionee at the time of death) may be exercised until the earlier of (i) the date which is one year from the date of death of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3(a).
(c)Notwithstanding any other provision hereof, unless otherwise provided in the Award Agreement, if the Optionee has a Termination of Service by the Company for Cause, then the Optionee’s Options, to the extent then unexercised, shall thereupon cease to be exercisable and shall be forfeited forthwith.
5.5Exercise of Options.
(a)Subject to vesting, restrictions on exercisability and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Option Price made, by an Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased.
(b)Without limiting the scope of the Committee’s discretion hereunder, the Committee may impose such other restrictions on the exercise of Incentive Stock Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.
(c)Notwithstanding any other provision of this Section 5, in the event of a Change in Control, Option shall become immediately exercisable for the full amount of Shares subject thereto and shall be exercisable until expiration of the term of such Option.
5.6Payment.
(a)The aggregate Option Price shall be paid in full upon the exercise of the Option. Payment must be made by one of the following methods:
(i)cash or a certified or bank cashier’s check;
(ii)shares of previously owned Common Stock, which have been previously owned for more than six months or which were purchased on the open market and for which the Optionee has good title, free and clear of all liens and encumbrances, having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price;
(iii)cash by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise;
(iv)a combination of (i) and (ii);
(v)subject to Section 12(e), the proceeds of a Company loan program or third-party sale program or a notice acceptable to the Committee given as consideration under such a program, in each case if permitted by the Committee in its discretion, if such a program has been established and the Optionee is eligible to participate therein;
(vi)if approved by the Committee in its discretion, through the written election of the Optionee to have Shares withheld by the Company from the Shares otherwise to be received, with such withheld Shares having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price; or
(vii)by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.
(b)Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation

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or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.
(c)No Option may be exercised with respect to any fractional Share. Any fractional Shares resulting from an Optionee’s exercise that is accepted by the Company shall be paid in cash.
5.7Stock Appreciation Rights.
The Committee, in its discretion, may also permit (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate) the Optionee to elect to exercise an Option by receiving a combination of Shares and cash, or, in the discretion of the Committee, either Shares or solely in cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to the excess of the Fair Market Value of the Shares with respect to which the Option is being exercised over the aggregate Option Price, as determined as of the day the Option is exercised.
5.8Exercise by Successors.
An Option may be exercised, and payment in full of the aggregate Option Price made, by the Successors of the Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Such notice shall state that the aggregate Option Price will be paid in full, or that the Option will be exercised as otherwise provided hereunder, in the discretion of the Company or the Committee, if and as applicable.
5.9Nontransferability of Option.
Each Option granted under the Plan shall be nontransferable by the Optionee except by will or the laws of descent and distribution of the state wherein the Optionee is domiciled at the time of his or her death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated U.S. federal income taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, and (iii) is otherwise appropriate and desirable.
5.10Deferral.
The Committee may establish a program (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate) under which Participants will have Phantom Shares subject to Section 7 credited upon their exercise of Options, rather than receiving Shares at that time.
5.11Certain Incentive Stock Option Provisions.
(a)The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Optionee may be awarded Incentive Stock Options which are first exercisable by the Optionee during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000.
(b)If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Company (or such affiliate) an amount equal to any withholding tax the Company (or affiliate) is required to pay as a result of the disqualifying disposition.
(c)The Option Price with respect to each Incentive Stock Option shall not be less than 100%, or 110% in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), of the Fair Market Value of a Share on the day the Option is granted. In the case of an individual described in Section 422(b)(6) of the Code who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant.
(d)Subject to provisions of the Award Agreement, if an Optionee has a Termination of Service other than by the Company or its Subsidiaries for Cause and other than by reason of death or Permanent and Total Disability, then no

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exercise of an Incentive Stock Option may occur after the expiration of the three-month period to follow the termination, or if earlier, the expiration of the term of the Incentive Stock Option as provided under Section 5.3(a); provided that, if the Optionee should die during the one-year period following a Termination of Service due to Permanent and Total Disability or if the Optionee should die during the three-month period following a Termination of Service for any reason other than Permanent and Total Disability or Cause, but while the Incentive Stock Option is still in effect, the Incentive Stock Option (if and to the extent otherwise exercisable by the Optionee at the time of death) may be exercised until the earlier of (i) the date which is three months from the date of death of the Optionee, or (ii) the date on which the term of the Incentive Stock Option expires in accordance with Section 5.3(a).
(e)Subject to provisions of the Award Agreement, in the event the Optionee has a Termination of Service on account of death or Permanent and Total Disability, the Incentive Stock Option (whether or not otherwise exercisable) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3(a).
(f)Notwithstanding any other provision hereof, unless otherwise provided in the Award Agreement, if the Optionee has a Termination of Service by the Company for Cause, then the Optionee’s Incentive Stock Options, to the extent then unexercised, shall thereupon cease to be exercisable and shall be forfeited forthwith.
6.PROVISIONS APPLICABLE TO RESTRICTED STOCK.
6.1Grant of Restricted Stock.
(a)In connection with the grant of Restricted Stock, whether or not Performance Goals (as provided for under Section 10) apply thereto, the Committee shall establish one or more vesting periods with respect to the shares of Restricted Stock granted, the length of which shall be determined in the discretion of the Committee. Subject to the provisions of this Section 6, the applicable Agreement and the other provisions of the Plan, restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period.
(b)Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Restricted Stock to Eligible Persons; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock and (iv) determine or impose other conditions, including any applicable Performance Goals, to the grant of Restricted Stock under the Plan as it may deem appropriate.
6.2Certificates.
(a)Unless otherwise provided by the Committee, each Grantee of Restricted Stock may be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan. Each such certificate shall be registered in the name of the Grantee. The certificates for Shares of Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE iSTAR FINANCIAL, INC. 2009 LONG-TERM INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND iSTAR FINANCIAL, INC. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF iSTAR FINANCIAL, INC. AT 1114 AVENUE OF THE AMERICAS, 27TH FLOOR, NEW YORK, NEW YORK 10036.
(b)The Committee may require that any stock certificates evidencing such Shares be held in custody by the Company until the restrictions hereunder shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Grantee may have delivered a stock power, endorsed in blank, relating to the stock covered by such Award. If and when such restrictions so lapse, the stock certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 6.3.

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6.3Restrictions and Conditions.
Unless otherwise provided by the Committee, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:
(i)Subject to the provisions of the Plan and the Award Agreements, during a period commencing with the date of such Award and ending on the date the period of forfeiture with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the Award Agreements and clauses (iii) and (iv) below, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Award Agreement. Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares shall only lapse as to whole Shares.
(ii)Except as provided in the foregoing clause (i), below in this clause (ii) or in Section 14, or as otherwise provided in the applicable Award Agreement, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any cash dividends; provided, however that cash dividends on such Shares shall, unless otherwise provided by the Committee, be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and forfeited if the underlying Shares are forfeited), and paid over to the Grantee (without interest) as soon as practicable after such period lapses (if not forfeited). Certificates for Shares (not subject to restrictions) shall be delivered to the Grantee or his or her designee promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Shares of Restricted Stock.
(iii)Except as otherwise provided in the applicable Award Agreement, and subject to clause (iv) below, if the Grantee has a Termination of Service for any reason other than death or Disability during the applicable period of forfeiture, then (A) all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and (B) the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount equal to the lesser of (x) the amount paid by the Grantee for such forfeited Restricted Stock as contemplated by Section 6.1, and (y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.
(iv)Subject to the provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of death or Disability, or in the event of a Change in Control (regardless of whether a termination follows thereafter), during the applicable period of forfeiture, then restrictions under the Plan will immediately lapse on all Restricted Stock granted to the applicable Grantee.
7.PROVISIONS APPLICABLE TO PHANTOM SHARES.
7.1Grant of Phantom Shares.
Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Phantom Shares to Eligible Persons and (ii) determine or impose other conditions to the grant of Phantom Shares under the Plan as it may deem appropriate.
7.2Term.
The Committee may provide in an Award Agreement that any particular Phantom Share shall expire at the end of a specified term.
7.3Vesting.
(a)Subject to the provisions of the Award Agreements and Section 7.3(b), Phantom Shares shall vest as provided in the applicable Award Agreement.
(b)Unless otherwise determined by the Committee at the time of grant, the Phantom Shares granted pursuant to the Plan shall be subject to the following vesting conditions:

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(i)Subject to the provisions of the Award Agreement and clause (ii) below, if the Grantee has a Termination of Service by the Company and its Subsidiaries for Cause, all of the Grantee’s Phantom Shares (whether or not such Phantom Shares are otherwise vested) shall thereupon, and with no further action, be forfeited and cease to be outstanding, and no payments shall be made with respect to such forfeited Phantom Shares.
(ii)Subject to the provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of death or Disability, or the Grantee has a Termination of Service by the Company and its Subsidiaries for any reason other than Cause, or in the event of a Change in Control (regardless of whether a termination follows thereafter), all outstanding Phantom Shares granted to such Grantee shall become immediately vested.
(iii)Other than as provided in this Section 7.3, in the event that a Grantee has a Termination of Service, any and all of the Grantee’s Phantom Shares which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding and the Participant’s vested Phantom Shares shall be settled as set forth in Section 7.4.
7.4Settlement of Phantom Shares.
(a)Each vested and outstanding Phantom Share shall be settled by the transfer to the Grantee of one Share; provided that, the Committee at the time of grant (or, in the appropriate case, as determined by the Committee, thereafter) may provide that a Phantom Share may be settled (i) in cash at the applicable Phantom Share Value, (ii) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee or (iii) in cash or by transfer of Shares as elected by the Company.
(b)Payment (whether of cash or Shares) in respect of Phantom Shares shall be made in a single sum; provided that, with respect to Phantom Shares of a Grantee which have a common Settlement Date, the Committee may permit the Grantee to elect in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) to receive installment payments over a period not to exceed 10 years. If the Grantee’s Phantom Shares are paid out in installment payments, such installment payments shall be treated as a series of separate payments for purposes of Section 409A of the Code.
(c)(i)    Unless otherwise provided in the applicable Award Agreement, the “Settlement Date” with respect to a Phantom Share is the first day of the month to follow the date on which the Phantom Share vests; provided that a Grantee may elect, in accordance with procedures to be established by the Committee, that such Settlement Date will be deferred as elected by the Grantee to the first day of the month to follow the Grantee’s Termination of Service, or such other time as may be peAppendix 3: iStar Financial Inc. 2009 Long-Term Incentive Planrmitted by the Committee. Notwithstanding the prior sentence, all initial elections to defer the Settlement Date shall be made in accordance with the requirements of Section 409A of the Code. In addition, unless otherwise determined by the Committee, any subsequent elections under this Section 7.4(c)(i) must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) not be effective for at least one year after they are made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions (and each affected distribution) for at least five years.
(ii)Notwithstanding Section 7.4(c)(i), the Committee may provide that distributions of Phantom Shares can be elected at any time in those cases in which the Phantom Share Value is determined by reference to Fair Market Value to the extent in excess of a base value, rather than by reference to unreduced Fair Market Value.
(iii)Notwithstanding the foregoing, the Settlement Date, if not earlier pursuant to this Section 7.4(c), is the date of the Grantee’s death.
(d)Notwithstanding the other provisions of this Section 7, in the event of a Change in Control, the Settlement Date shall be the date of such Change in Control and all amounts due with respect to Phantom Shares to a Grantee hereunder shall be paid as soon as practicable (but in no event more than 30 days) after such Change in Control, unless such Grantee elects otherwise in accordance with procedures established by the Committee.

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(e)Notwithstanding any other provision of the Plan, a Grantee may receive any amounts to be paid in installments as provided in Section 7.4(b) or deferred by the Grantee as provided in Section 7.4(c) in the event of an “Unforeseeable Emergency.” For these purposes, an “Unforeseeable Emergency,” as determined by the Committee in its sole discretion, is a severe financial hardship to the Grantee resulting from a sudden and unexpected illness or accident of the Grantee or “dependent,” as defined in Section 152(a) of the Code, of the Grantee, loss of the Grantee’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:
(i)through reimbursement or compensation by insurance or otherwise,
(ii)by liquidation of the Grantee’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or
(iii)by future cessation of the making of additional deferrals under Section 7.4 (b) and (c).
Without limitation, the need to send a Grantee’s child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency. Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.
7.5Other Phantom Share Provisions.
(a)Rights to payments with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.
(b)A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time. If no beneficiary designation is in effect at the time of a Grantee’s death, payments hereunder shall be made to the Grantee’s estate. If a Grantee with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 7.4(c) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee’s beneficiary or estate, as applicable.
(c)The Committee may establish a program (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate) under which distributions with respect to Phantom Shares may be deferred for periods in addition to those otherwise contemplated by the foregoing provisions of this Section 7. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.
(d)Notwithstanding any other provision of this Section 7, any fractional Phantom Share will be paid out in cash at the Phantom Share Value as of the Settlement Date.
(e)No Phantom Share shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company. Except as may be provided in accordance with Section 8, no provision of the Plan shall be interpreted to confer upon any Grantee any voting, dividend or derivative or other similar rights with respect to any Phantom Share.
7.6Claims Procedures.
(a)To the extent that the Plan is determined by the Committee to be subject to the Employee Retirement Income Security Act of 1974, as amended, the Grantee, or his or her beneficiary hereunder or authorized representative, may file a claim for payments with respect to Phantom Shares under the Plan by written communication to the Committee or its designee. A claim is not considered filed until such communication is actually received. Within 90 days (or, if special

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circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances should be provided within the initial 90-day period) after the filing of the claim, the Committee will either:
(i)approve the claim and take appropriate steps for satisfaction of the claim; or
(ii)if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him or her a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (D) a reference to this Section 7.6 as the provision setting forth the claims procedure under the Plan.
(b)The claimant may request a review of any denial of his or her claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim. Within 60 days (or, if special circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances should be provided within the initial 60-day period) after receipt of written application for review, the Committee will provide the claimant with its decision in writing, including, if the claimant’s claim is not approved, specific reasons for the decision and specific references to the Plan provisions on which the decision is based.
8.PROVISIONS APPLICABLE TO DIVIDEND EQUIVALENT RIGHTS.
8.1Grant of Dividend Equivalent Rights.
Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Award Agreements, authorize the granting of Dividend Equivalent Rights to Eligible Persons based on the regular cash dividends declared on Common Stock, to be credited as of the dividend payment dates, during the period between the date an Award is granted, and the date such Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee. With respect to Dividend Equivalent Rights granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code, such Dividend Equivalent Rights shall be payable regardless of whether such Option is exercised. If a Dividend Equivalent Right is granted in respect of another Award hereunder, then, unless otherwise stated in the Award Agreement, in no event shall the Dividend Equivalent Right be in effect for a period beyond the time during which the applicable portion of the underlying Award is in effect.
8.2Certain Terms.
(a)The term of a Dividend Equivalent Right shall be set by the Committee in its discretion.
(b)Unless otherwise determined by the Committee, except as contemplated by Section 8.4, a Dividend Equivalent Right is exercisable or payable only while the Participant is an Eligible Person.
(c)Payment of the amount determined in accordance with Section 8.1 shall be in cash, in Common Stock or a combination of the both, as determined by the Committee.
(d)The Committee may impose such employment-related conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its discretion.
8.3Other Types of Dividend Equivalent Rights.
The Committee may establish a program under which Dividend Equivalent Rights of a type whether or not described in the foregoing provisions of this Section 8 may be granted to Participants. For example, and without limitation, the Committee may grant a Dividend Equivalent Right in respect of each Share subject to an Option or with respect to a Phantom Share, which right would consist of the right (subject to Section 8.4) to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.

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8.4Deferral.
The Committee may establish a program (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) under which Participants (i) will have Phantom Shares credited, subject to the terms of Sections 7.4 and 7.5 as though directly applicable with respect thereto, upon the granting of Dividend Equivalent Rights, or (ii) will have payments with respect to Dividend Equivalent Rights deferred. In the case of the foregoing clause (ii), such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

9.	OTHER AWARDS.
The Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights. Other Awards shall also include cash payments (including the cash payment of Dividend Equivalent Rights) under the Plan having such terms and conditions as the Committee may determine. Such cash payments may be based on one or more criteria determined by the Committee which are unrelated to the value of Shares and which may be granted in tandem with, or independent of, other Awards under the Plan.

10.	PERFORMANCE GOALS.
The Committee, in its discretion, may, in the case of Awards (including, in particular, Awards other than Options) intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code (“Performance-Based Awards”), (i) establish one or more performance goals (“Performance Goals”) as a precondition to the issuance or vesting of Awards, and (ii) provide, in connection with the establishment of the Performance Goals, for predetermined Awards to those Participants (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied. The Performance Goals shall be based upon the criteria set forth in Exhibit A hereto which is hereby incorporated herein by reference as though set forth in full. The Performance Goals shall be established in a timely fashion such that they are considered preestablished for purposes of the rules governing performance-based compensation under Section 162(m) of the Code. Prior to the award or vesting, as applicable, of affected Awards hereunder, the Committee shall have certified that any applicable Performance Goals, and other material terms of the Award, have been satisfied. Performance Goals which do not satisfy the foregoing provisions of this Section 10 may be established by the Committee with respect to Awards not intended to qualify for an exception from the limitations imposed by Section 162(m) of the Code.

11.	TAX WITHHOLDING.
11.1In General.
The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding determined by the Committee to be required by law. Without limiting the generality of the foregoing, the Committee may, in its discretion, require the Participant to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option, (ii) the lapsing of any restrictions applicable to any Restricted Stock, (iii) the receipt of a distribution in respect of Phantom Shares or Dividend Equivalent Rights or (iv) any other applicable income-recognition event (for example, an election under Section 83(b) of the Code).
11.2Share Withholding.
(a)Upon exercise of an Option, the Optionee may, if approved by the Committee in its discretion, make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned whole Shares (which such holder has held for at least six months prior to the delivery of such Shares or which such holder purchased on the open market and for which such holder has good title, free and clear of all liens and encumbrances), in order to satisfy the liability for such withholding taxes. In the event that the Optionee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation

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in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.
(b)Upon lapsing of restrictions on Restricted Stock (or other income-recognition event), the Grantee may, if approved by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned whole Shares (not subject to restrictions hereunder) (which such holder has held for at least six months prior to the delivery of such Shares or which such holder purchased on the open market and for which such holder has good title, free and clear of all liens and encumbrances), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.
(c)Upon the making of a distribution in respect of Phantom Shares or Dividend Equivalent Rights, the Grantee may, if approved by the Committee in its discretion, make a written election to have amounts (which may include Shares) withheld by the Company from the distribution otherwise to be made, or to deliver previously owned whole Shares (not subject to restrictions hereunder) (which such holder has held for at least six months prior to the delivery of such Shares or which such holder purchased on the open market and for which such holder has good title, free and clear of all liens and encumbrances), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, any Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.
11.3Withholding Required.
Notwithstanding anything contained in the Plan or the Award Agreement to the contrary, the Participant’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares to the Participant and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Option, Restricted Stock, Phantom Shares or Dividend Equivalent Rights shall be forfeited upon the failure of the Participant to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option, (ii) the lapsing of restrictions on the Restricted Stock (or other income-recognition event) or (iii) distributions in respect of any Phantom Share or Dividend Equivalent Right.
An Award Agreement may provide that the Participant may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of previously owned whole Shares ) (which such Participant has held for at least six months prior to the delivery of such Shares or which such Participant purchased on the open market and for which such Participant has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay taxes arises in connection with an Award (the “Tax Date”), equal to the amount necessary to satisfy any such obligation (C) in the case of the exercise of an Option, a cash payment by a broker-dealer acceptable to the Company to whom the Participant has submitted an irrevocable notice of exercise or (D) any combination of (A) and (B), in each case to the extent set forth in the Award Agreement; provided however, that the Committee shall have the sole discretion to disapprove of an election pursuant to any of the foregoing clauses (B) through (D). An Award Agreement may provide for Shares to be delivered having a Fair Market Value in excess of the minimum amount required to be withheld, but not in excess of the amount determined by applying the Participant’s maximum marginal tax rate. Any fraction of a Share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Participant.

12.	REGULATIONS AND APPROVALS.
(a)The obligation of the Company to sell Shares with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.
(b)The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.
(c)Each grant of Options, Restricted Stock, Phantom Shares (or issuance of Shares in respect thereof) or Dividend Equivalent Rights (or issuance of Shares in respect thereof), or other Award under Section 9 (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing,

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registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Shares of Restricted Stock, Phantom Shares, Dividend Equivalent Rights, other Awards or other Shares, no payment shall be made, or Phantom Shares or Shares issued or grant of Restricted Stock or other Award made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.
(d)In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.
(e)Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Award Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.
13.INTERPRETATION AND AMENDMENTS; OTHER RULES.
The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may (i) determine the extent, if any, to which Options, Phantom Shares or Shares (whether or not Shares of Restricted Stock), Dividend Equivalent Rights, or other Awards shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee, except as provided in clause (ii) of the foregoing sentence, shall be final and binding upon all persons. Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter. Notwithstanding any provision in the Plan to the contrary, no Option or stock appreciation right (granted pursuant to Section 5.7) issued under the Plan may be amended to reduce the Option Price or the exercise price of such stock appreciation right below the Option Price or exercise price as of the date the Option or stock appreciation right was granted. In addition, no Option or stock appreciation right may be granted in exchange for, or in connection with, the cancellation or surrender of an Option, stock appreciation right or other Award having a lower exercise price. The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to an Award previously granted unless such amendments are required in order to comply with applicable laws; provided, however, that the Plan may not be amended without shareholder approval in any case in which amendment in the absence of shareholder approval would cause the Plan to fail to comply with any applicable legal requirement or applicable exchange or similar rule.

14.	CHANGES IN CAPITAL STRUCTURE.
(a)If (i) the Company or its Subsidiaries shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or its Subsidiaries, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards, then:
(x)    the maximum aggregate number and kind of Shares which may be made subject to Options and Dividend Equivalent Rights under the Plan, the maximum aggregate number and kind of Shares of Restricted Stock that may be granted under the Plan, the maximum aggregate number of Phantom Shares and other Awards which may be granted under the Plan may be appropriately adjusted by the Committee in its discretion; and

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(y)    the Committee shall take any such action as in its discretion shall be necessary to maintain each Optionees’ rights hereunder (including under their Award Agreements) so that they are substantially in their respective Options, Phantom Shares and Dividend Equivalent Rights substantially proportionate to the rights existing in such Options, Phantom Shares and Dividend Equivalent Rights prior to such event, including, without limitation, adjustments in (A) the number of Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under Section 9) granted, (B) the number and kind of shares or other property to be distributed in respect of Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under Section 9 as applicable), (C) the Option Price and Phantom Share Value, and (D) performance-based criteria established in connection with Awards (to the extent consistent with Section 162(m) of the Code, as applicable); provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 14(a) had the event related to the Company.
To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to all outstanding Awards, the number of Shares (or units) available under Section 4 shall be increased or decreased, as the case may be, proportionately, as may be determined by the Committee in its discretion.
(b)Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock shall be subject to the restrictions and requirements imposed by Section 6, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in Section 6.2(a).
(c)If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 6.3(a) may be required to deposit with the successor corporation the certificates, if any, for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 6.2(b), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 6.3(a), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 6.2(a).
(d)If a Change in Control shall occur, then the Committee, as constituted immediately before the Change in Control, may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control, provided that the Committee determines that such adjustments do not have an adverse economic impact on the Participant as determined at the time of the adjustments.
(e)The judgment of the Committee with respect to any matter referred to in this Section 14 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.
15.MISCELLANEOUS.
15.1No Rights to Employment or Other Service.
Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its shareholders to terminate the individual’s employment or other service at any time.
15.2No Fiduciary Relationship.
Nothing contained in the Plan (including without limitation Sections 7.5(c) and 8.4), and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or its Subsidiaries, or their officers or the Committee, on the one hand, and the Participant, the Company, its Subsidiaries or any other person or entity, on the other.
15.3Compliance With Section 409A Of The Code.
(a)Any Award Agreement issued under the Plan that is subject to Section 409A of the Code shall include such additional terms and conditions as may be required to satisfy the requirements thereof.

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(b)With respect to any Award issued under the Plan that is subject to Section 409A of the Code, and with respect to which a payment or distribution is to be made upon a Termination of Service, if the Grantee is determined by the Company to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code and any of the Company’s stock is publicly traded on an established securities market or otherwise, such payment or distribution may not be made before the date which is six months after the date of Termination of Service (to the extent required under Section 409A of the Code). Any payments or distributions delayed in accordance with the prior sentence shall be paid to the Grantee on the first day of the seventh month following the Grantee’s Termination of Service.
(c)Notwithstanding any other provision of the Plan, the Board and the Committee shall administer the Plan, and exercise authority and discretion under the Plan, to satisfy the requirements of Section 409A of the Code or any exemption thereto.
15.4No Fund Created.
Any and all payments hereunder to any Grantee under the Plan shall be made from the general funds of the Company (or, if applicable, a Participating Company), no special or separate fund shall be established or other segregation of assets made to assure such payments, and the Phantom Shares (including for purposes of this Section 15.4 any accounts established to facilitate the implementation of Section 7.4(c)) and any other similar devices issued hereunder to account for Plan obligations do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The obligations of the Company under the Plan are unsecured and constitute a mere promise by the Company to make benefit payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company, such right shall be no greater than the right of a general unsecured creditor of the Company. (If any affiliate of the Company is or is made responsible with respect to any Awards, the foregoing sentence shall apply with respect to such affiliate.) Without limiting the foregoing, Phantom Shares and any other similar devices issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan, and each Grantee’s right in the Phantom Shares and any such other devices is limited to the right to receive payment, if any, as may herein be provided.
15.5Notices.
All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 15.5.
15.6Exculpation and Indemnification.
The Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, except in circumstances involving bad faith.
15.7Captions.
The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.
15.8Governing Law.
THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

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EXHIBIT A
PERFORMANCE CRITERIA
Performance-Based Awards intended to qualify as “performance-based” compensation under Section 162(m) of the Code, may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Criteria, in each case on specified date or over any period, up to 10 years, as determined by the Committee. Performance Criteria may (but need not) be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.
“Performance Criteria” means the following business criteria (or any combination thereof) with respect to one or more of the Company, any Participating Company or any division or operating unit thereof:

(i)	pre-tax income,

(ii)	after-tax income,

(iii)	net income (meaning net income as reflected in the Company’s financial reports for the applicable period, on an aggregate, diluted and/or per share basis),

(iv)	operating income,

(v)	cash flow,

(vi)	earnings per share,

(vii)	return on equity,

(viii)	return on invested capital or assets,

(ix)	cash and/or funds available for distribution,

(x)	appreciation in the fair market value of the Common Stock,

(xi)	return on investment,

(xii)
shareholder return (meaning the per annum compounded rate of increase in the Fair Market Value of an investment in Shares on the first day of the Performance Period (assuming purchase of Shares at their Fair Market Value on such day) through the last day of the Performance Period, plus all dividends or distributions paid with respect to such Shares during the Performance Period, and assuming reinvestment in Shares of all such dividends and distributions, adjusted to give effect to Section 14 of the Plan).

(xiii)	net earnings growth,

(xiv)	stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period),

(xv)	related return ratios,

(xvi)	increase in revenues,

(xvii)	net earnings,

(xviii)	changes (or the absence of changes) in the per share or aggregate market price of the Company’s Common Stock,

(xix)	number of securities sold,

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(xx)
earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in the Company’s financial reports for the applicable period,

(xxi)
total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company’s financial reports for the applicable period),

(xxii)	the Company’s published ranking against its peer group of real estate investment trusts based on total shareholder return, and

(xxiii)	funds from operations.
Performance Goals may be absolute amounts or percentages of amounts, may be relative to the performance of other companies or of indexes or may be based upon absolute values or values determined on a per-share basis.
Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to shareholders.
To the extent permitted by Section 162(m) of the Code, unless the Committee provides otherwise at the time of establishing the Performance Goals, for each fiscal year of the Company, there shall be objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

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